NOMURA HOME EQUITY LOAN, INC.,
Depositor

NOMURA CREDIT & CAPITAL, INC.,
Sponsor

GMAC MORTGAGE, LLC,
a Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of October 1, 2006

NOMURA HOME EQUITY LOAN, INC.

ASSET-BACKED CERTIFICATES, SERIES 2006-AF1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.
ARTICLE II CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of GMACM, the Sponsor and the Master Servicer.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC I Regular Interests.
Section 2.07	Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the Class X Interest, the Class P Interest, and the Class IO Interest.
Section 2.08	Issuance of the Class R Certificates and the Class R-X Certificates.
Section 2.09	Establishment of Trust.
Section 2.10	Purpose and Powers of the Trust.
ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS
Section 3.01	GMACM to act as Servicer of the related Mortgage Loans.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of a Servicer To Be Held for Trustee.
Section 3.05	Maintenance of Hazard Insurance.
Section 3.06	Presentment of Claims and Collection of Proceeds.
Section 3.07	Maintenance of Insurance Policies.
Section 3.08	Reserved.
Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation.
Section 3.11	REO Property.
Section 3.12	Liquidation Reports.
Section 3.13	Annual Statement as to Compliance.
Section 3.14	Assessments of Compliance and Attestation Reports.
Section 3.15	Books and Records.
Section 3.16	The Trustee.
Section 3.17	REMIC-Related Covenants.
Section 3.18	Annual Sarbanes-Oxley Certification; Additional Information.
Section 3.19	Release of Mortgage Files.
Section 3.20	Documents, Records and Funds in Possession of the Servicers to be held for Trustee.
Section 3.21	Possession of Certain Insurance Policies and Documents.
Section 3.22	[Reserved].
Section 3.23	[Reserved].
Section 3.24	Optional Purchase of Certain Mortgage Loans.
Section 3.25	[Reserved].
Section 3.26	Collection of Mortgage Loan Payments; Custodial Accounts.
Section 3.27	Permitted Withdrawals From the Custodial Accounts.
Section 3.28	Reports to Master Servicer.
Section 3.29	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 3.30	[Reserved].
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Credit Risk Management Services and Reports; Reliability of Data.
Section 3.34	Intellectual Property and Confidentiality.
Section 3.35	Limitation Upon Liability of Credit Risk Manager; Indemnification.
Section 3.36	Resignation or Removal of Credit Risk Manager.
ARTICLE IV ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS
Section 4.01	The Master Servicer.
Section 4.02	Monitoring of Servicers.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.
ARTICLE V ADVANCES AND DISTRIBUTIONS
Section 5.01	Advances.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions.
Section 5.05	Allocation of Realized Losses.
Section 5.06	[Reserved].
Section 5.07	Monthly Statements to Certificateholders.
Section 5.08	REMIC Designations and REMIC Allocations.
Section 5.09	Prepayment Charges.
Section 5.10	Class P Certificate Account.
Section 5.11	Net WAC Reserve Fund.
Section 5.12	Supplemental Interest Trust.
Section 5.13	Tax Treatment of Swap Payments and Swap Termination Payments.
Section 5.14	Reports Filed with Securities and Exchange Commission.
ARTICLE VI THE CERTIFICATES
Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.
ARTICLE VII THE DEPOSITOR, THE RELATED SERVICER AND THE MASTER SERVICER
Section 7.01	Liabilities of the Depositor, the related Servicer and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor, the related Servicer or the Master Servicer.
Section 7.03	Indemnification of the Depositor and Servicing Function Participants.
Section 7.04	Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.
Section 7.05	The related Servicer Not to Resign.
Section 7.06	Termination of the Servicer Without Cause; Appointment of Special Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Servicer and the Master Servicer.
ARTICLE VIII DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER
Section 8.01	Events of Default.
Section 8.02	Master Servicer or Trustee to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.
ARTICLE IX CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR
Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.
Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.
ARTICLE X TERMINATION
Section 10.01	Termination Upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.
ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	GOVERNING LAW.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.
Section 11.10	Intention of the Parties and Interpretation.
Section 11.11	Early Termination of the Cap Contract.
Section 11.12	Early Termination of Swap Agreement.

EXHIBITS

Exhibit A-1	Form of Class A-[1][2][3][4] Certificates
Exhibit A-2	Form of Class M-[1][2][3] Certificates
Exhibit A-3	Form of Class P Certificates
Exhibit A-4	Form of Class R Certificates
Exhibit A-5	Form of Class X Certificates
Exhibit A-6	Form of Class R-X Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Form of Additional Disclosure Notification
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.6 Revised
Exhibit L	Relevant Servicing Criteria
Exhibit M	Form of Back-Up Certification
Exhibit N	Reporting Responsibility
Exhibit O	Assignment, Assumption and Recognition Agreement
Exhibit P	Cap Contract
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Standard File Layout - Delinquency Reporting
Exhibit X-3	Form of Schedule of Realized Losses/Gains
Exhibit Y	Interest Rate Swap Agreement

POOLING AND SERVICING AGREEMENT, dated as of October 1, 2006, among NOMURA HOME EQUITY LOAN, INC., a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Sponsor”), GMAC MORTGAGE, LLC, a Delaware limited liability company, as a servicer (a “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets as set forth in the definition of REMIC I (exclusive of the Cap Contract and the Net WAC Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
I	(2)	$267,258,655.80	October 25, 2036
I-1-A	(2)	$2,071,573.17	October 25, 2036
I-1-B	(2)	$2,071,573.17	October 25, 2036
I-2-A	(2)	$2,665,717.84	October 25, 2036
I-2-B	(2)	$2,665,717.84	October 25, 2036
I-3-A	(2)	$2,562,205.67	October 25, 2036
I-3-B	(2)	$2,562,205.67	October 25, 2036
I-4-A	(2)	$2,462,705.67	October 25, 2036
I-4-B	(2)	$2,462,705.67	October 25, 2036
I-5-A	(2)	$2,367,062.56	October 25, 2036
I-5-B	(2)	$2,367,062.56	October 25, 2036
I-6-A	(2)	$2,275,127.07	October 25, 2036
I-6-B	(2)	$2,275,127.07	October 25, 2036
I-7-A	(2)	$2,186,755.67	October 25, 2036
I-7-B	(2)	$2,186,755.67	October 25, 2036
I-8-A	(2)	$2,101,810.42	October 25, 2036
I-8-B	(2)	$2,101,810.42	October 25, 2036
I-9-A	(2)	$2,020,158.69	October 25, 2036
I-9-B	(2)	$2,020,158.69	October 25, 2036
I-10-A	(2)	$1,941,672.98	October 25, 2036
I-10-B	(2)	$1,941,672.98	October 25, 2036
I-11-A	(2)	$561,794.67	October 25, 2036
I-11-B	(2)	$561,794.67	October 25, 2036
I-12-A	(2)	$1,138,278.68	October 25, 2036
I-12-B	(2)	$1,138,278.68	October 25, 2036
I-13-A	(2)	$1,094,023.51	October 25, 2036
I-13-B	(2)	$1,094,023.51	October 25, 2036
I-14-A	(2)	$1,051,485.44	October 25, 2036
I-14-B	(2)	$1,051,485.44	October 25, 2036
I-15-A	(2)	$1,010,597.95	October 25, 2036
I-15-B	(2)	$1,010,597.95	October 25, 2036
I-16-A	(2)	$971,297.12	October 25, 2036
I-16-B	(2)	$971,297.12	October 25, 2036
I-17-A	(2)	$933,532.43	October 25, 2036
I-17-B	(2)	$933,532.43	October 25, 2036
I-18-A	(2)	$897,222.11	October 25, 2036
I-18-B	(2)	$897,222.11	October 25, 2036
I-19-A	(2)	$862,321.12	October 25, 2036
I-19-B	(2)	$862,321.12	October 25, 2036
I-20-A	(2)	$828,774.85	October 25, 2036
I-20-B	(2)	$828,774.85	October 25, 2036
I-21-A	(2)	$796,530.82	October 25, 2036
I-21-B	(2)	$796,530.82	October 25, 2036
I-22-A	(2)	$765,538.56	October 25, 2036
I-22-B	(2)	$765,538.56	October 25, 2036
I-23-A	(2)	$735,774.60	October 25, 2036
I-23-B	(2)	$735,774.60	October 25, 2036
I-24-A	(2)	$707,173.51	October 25, 2036
I-24-B	(2)	$707,173.51	October 25, 2036
I-25-A	(2)	$679,800.31	October 25, 2036
I-25-B	(2)	$679,800.31	October 25, 2036
I-26-A	(2)	$653,352.15	October 25, 2036
I-26-B	(2)	$653,352.15	October 25, 2036
I-27-A	(2)	$627,912.54	October 25, 2036
I-27-B	(2)	$627,912.54	October 25, 2036
I-28-A	(2)	$15,451,299.95	October 25, 2036
I-28-B	(2)	$15,451,299.95	October 25, 2036
P	(3)	$100.00	October 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.
(3)	The REMIC I Regular Interest LT-P will not be entitled to distributions of interest.

REMIC II

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of REMIC II Regular Interests that represents one or more of the “regular interests” in REMIC II created hereunder: The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Assumed Final Distribution Date(1)
LT-AA	$ 182,329,811.34	(2)	October 25, 2036
LT-A1	$ 744,075.00	(2)	October 25, 2036
LT-A2	$ 130,515.00	(2)	October 25, 2036
LT-A3	$ 306,355.00	(2)	October 25, 2036
LT-A4	$ 524,215.00	(2)	October 25, 2036
LT-M1	$ 75,350.00	(2)	October 25, 2036
LT-M2	$ 52,095.00	(2)	October 25, 2036
LT-M3	$ 26,975.00	(2)	October 25, 2036
LT-ZZ	$ 1,861,436.56	(2)	October 25, 2036
LT-IO	(4)	(2)	October 25, 2036
LT-P	$ 100.00	(3)	October 25, 2036
LT-SC	$ 10,484.30	(2)	October 25, 2036
LT-NSC	$ 26,725.87	(2)	October 25, 2036
LT-XX	$ 186,013,617.73	(2)	October 25, 2036

___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)	REMIC II Regular Interest LT-P will not be entitled to distributions of interest.
(4)	REMIC II Regular Interest LT-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC III

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Interest will represent the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates or REMIC III Regular Interests that represents one or more of the “regular interests” in REMIC III created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
Class A-1	$ 148,815,000.00	Class A-1 Pass-Through Rate	October 25, 2036
Class A-2	$ 26,103,000.00	Class A-2 Pass-Through Rate	October 25, 2036
Class A-3	$ 61,271,000.00	Class A-3 Pass-Through Rate	October 25, 2036
Class A-4	$ 104,843,000.00	Class A-4 Pass-Through Rate	October 25, 2036
Class M-1	$ 15,070,000.00	Class M-1 Pass-Through Rate	October 25, 2036
Class M-2	$ 10,419,000.00	Class M-2 Pass-Through Rate	October 25, 2036
Class M-3	$ 5,395,000.00	Class M-3 Pass-Through Rate	October 25, 2036
Class X Interest	$ 185,655.80	Class X Pass-Through Rate	October 25, 2036
Class P Interest	$ 100.00	N/A(3)	October 25, 2036
Class IO Interest	N/A(4)	N/A(5)
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
The Class X Interest will not accrue interest on its Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P and REMIC II Regular Interest LT-IO).

(3)	The Class P Interest will not be entitled to distributions in respect of interest.
(4)	For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO.
(5)
For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

REMIC IV

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class X Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The R-4 Interest will represent the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IV created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class X	$ 100	(2)	October 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class X Certificates.

(2)	The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

REMIC V

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The R-5 Interest will represent the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC V created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class P	$ 100	(2)	October 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.

(2)	The Class P Certificates will be entitled to 100% of amounts distributed on the Class P Interest.

REMIC VI

As provided herein, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC VI”. The R-6 interest will represent the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC VI created hereunder:

Class Designation	Initial Certificate Notional Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Swap-IO	(2)	(3)	October 25, 2036
___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest Swap-IO.

(2)	REMIC VI Regular Interest Swap-IO will have not a Certificate Notional Balance but will be entitled to 100% of amounts distributed on the Class IO Interest.
(3)	REMIC VI Regular Interest Swap-IO will be entitled to 100% of amounts distributed on the Class IO Interest.

In consideration of the mutual agreements herein contained, the Depositor, GMAC Mortgage, LLC, the Master Servicer, the Securities Administrator, the Sponsor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer.

Account: Either the Distribution Account or the Custodial Account.

Accrual Period: With respect to the Certificates (other than the Class A-4 Certificates), the calendar month immediately preceding such Distribution Date. With respect to the Class A-4 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Certificates (other than the Class A-4 Certificates) will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class A-4 Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

Additional Disclosure Notification: Has the meaning set forth in Section 5.14 of this Agreement.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 5.14(a) of this Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 5.14(d) of this Agreement.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by related Servicer or by the Master Servicer pursuant to Section 5.01 or pursuant to the Servicing Agreement.

Advance Facility: As defined in Section 5.01(b)(i).

Advance Facility Notice: As defined in Section 5.01(b)(ii).

Advance Financing Person: As defined in Section 5.01(b)(i).

Advance Reimbursement Amount: As defined in Section 5.01(b)(ii).

Aggregate Loan Balance: With respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Allocated Realized Loss Amount: With respect to Distribution Date and any Class of Mezzanine Certificates is an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Distribution Date.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the related Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans after the last day of the related Prepayment Period.

Annual Statement of Compliance: As defined in Section 3.13.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean the Assignment, Assumption and Recognition Agreement, dated as of November 9, 2006, among the Sponsor, the Depositor and Wells Fargo Bank, N.A., as servicer, pursuant to which the Servicing Agreement was assigned to the Depositor, a copy of which is attached hereto as Exhibit O.

Assumed Final Distribution Date: The Distribution Date in October 2036.

Authorized Servicer Representative: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by such Servicer on the Closing Date, as such list may from time to time be amended.

Available Distribution Amount: The sum of the Interest Remittance Amount and Principal Funds, exclusive of amounts pursuant to Section 5.09.

Balloon Mortgage Loan: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

Balloon Payment: A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

Bankruptcy Code: Title 11 of the United States Code.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York, the State of Delaware, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Securities Administrator or the Trustee is located or the States in which a Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Cap Contract: Shall mean the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class A-4 Certificates attached hereto as Exhibit P.

Cap Credit Support Annex: The credit support annex, dated as of November 9, 2006, between the Trustee and the Cap Provider, which is annexed to and forms part of the Cap Contract.

Cap Provider: Nomura Global Financial Products Inc., or any successor thereto.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-6.

Certificate Notional Balance: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest LT-P) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class X Certificates is equal to $372,101,755.80.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any class of Publicly Offered Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus, in the case of the Mezzanine Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of such Mezzanine Certificate pursuant to Section 5.05(e) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04, and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses, if any. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: Has the meaning set forth in Section 3.18 of this Agreement.

Certifying Person: Has the meaning set forth in Section 3.18 of this Agreement.

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-1 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-1 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the First Optional Termination Date, 6.032% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.532% per annum, in each case, subject to a cap equal to the applicable Net WAC Pass-Through Rate for such Distribution Date.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-2 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-2 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the First Optional Termination Date, 5.796% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.296% per annum, in each case, subject to a cap equal to the applicable Net WAC Pass-Through Rate for such Distribution Date.

Class A-3 Certificate: Any Certificate designated as a “Class A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-3 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-3 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the First Optional Termination Date, 5.745% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.245% per annum, in each case, subject to a cap equal to the applicable Net WAC Pass-Through Rate for such Distribution Date.

Class A-4 Certificate: Any Certificate designated as a “Class A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-4 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class A-4 Pass-Through Rate: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the First Optional Termination Date, One-Month LIBOR plus 0.33% per annum and (ii) with respect to each Distribution Date which occurs thereafter, One-Month LIBOR plus 0.66% per annum, in each case, subject to a cap equal to the applicable Net WAC Pass-Through Rate for such Distribution Date.

Class IO Distribution Amount: As defined in Section 5.12(e) hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.12(e) hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-1 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the First Optional Termination Date, 6.436% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.936% per annum, in each case subject to a cap equal to the Net WAC Pass-Through Rate for such Distribution Date.

Class M-1 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount; and

•
the amount by which (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the Aggregate Loan Balance as of such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-2 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the First Optional Termination Date, 6.634% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.134% per annum, in each case subject to a cap equal to the Net WAC Pass-Through Rate for such Distribution Date.

Class M-2 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

•
the amount by which (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.00% and (ii) the Aggregate Loan Balance as of such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class M-3 Pass-Through Rate: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the First Optional Termination Date, 7.200% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 7.700% per annum, in each case subject to a cap equal to the Net WAC Pass-Through Rate for such Distribution Date.

Class M-3 Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider and distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•
the amount by which (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.90% and (ii) the Aggregate Loan Balance as of such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class P Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.09.

Class R Certificate: Any Certificate designated a “Class R Certificate” on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, evidencing the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

Class R-X Certificate: The Class R-X Certificate executed by the Securities Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the ownership of the Class R-3 Interest, the Class R-4 Interest, Class R-5 Interest and Class R-6 Interest.

Class R-1 Interest: The uncertificated residual interest in REMIC I.

Class R-2 Interest: The uncertificated residual interest in REMIC II.

Class R-3 Interest: The uncertificated residual interest in REMIC III.

Class R-4 Interest: The uncertificated residual interest in REMIC IV.

Class R-5 Interest: The uncertificated residual interest in REMIC V.

Class R-6 Interest: The uncertificated residual interest in REMIC VI.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates herein and evidencing (i) a REMIC Regular Interest in REMIC IV, (ii) the obligation to pay Net WAC Rate Carryover Amounts and (iii) the obligation to pay any Class IO Distribution Amount.

Class X Distribution Amount: With respect to any Distribution Date, the sum of (i) the Excess Cap Payment, (ii) the Interest Distribution Amount for the Class X Certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for such Distribution Date remaining after payments pursuant to paragraphs (1) though (6) of clause Third of Section 5.04(a); provided, however that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Certificates has been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class X Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (I) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X Interest, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-AA;

(B)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A1, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A1;

(C)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2;

(D)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A3, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A3;

(E)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A4, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A4;

(F)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1;

(G)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2;

(H)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3; and

(I)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ.

The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

Cleanup Call: As defined in Section 10.01.

Closing Date: November 9, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Commission: Shall mean the United States Securities and Exchange Commission.

Compensating Interest: With respect to any Distribution Date and (i) GMACM, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by GMACM for such Distribution Date and (b) one-half of the aggregate Servicing Fee due GMACM on the Mortgage Loans serviced by GMACM for such Distribution Date, (ii) Wells Fargo, an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by Wells Fargo for such Distribution Date and (b) the aggregate Servicing Fee due Wells Fargo on the Mortgage Loans serviced by Wells Fargo for such Distribution Date or (iii) the Master Servicer, any Prepayment Interest Shortfall required to be funded by the related Servicer pursuant to clause (i) or (ii), as applicable of this definition and not funded by such Servicer, up to the aggregate Master Servicing Fee (exclusive of the portion of such fee payable to the Credit Risk Manager) due to the Master Servicer for such Distribution Date.

Controlling Person: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case maybe, at which, at any particular time its corporate business in connection with this agreement shall be administered, which office at the date of the execution of this instrument is located at (ii) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Nomura Home Equity Loan, Inc., 2006-AF1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicers, and (ii) with respect to the office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Client Manager (NHEL 2006-AF1), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services-Client Manager (NHEL 2006-AF1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-Client Manager (NHEL 2006-AF1)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicers and the Trustee.

Corresponding Certificate: With respect to:

(i)	REMIC II Regular Interest LT-A1, the Class A-1 Certificates;
(ii)	REMIC II Regular Interest LT-A2, the Class A-2 Certificates;
(iii)	REMIC II Regular Interest LT-A3, the Class A-3 Certificates;
(iv)	REMIC II Regular Interest LT-A4, the Class A-4 Certificates;
(v)	REMIC II Regular Interest LT-M1, the Class M-1 Certificates;
(vi)	REMIC II Regular Interest LT-M2, the Class M-2 Certificates;
(vii)	REMIC II Regular Interest LT-M3, the Class M-3 Certificates;
(viii)	REMIC II Regular Interest LT-P and the Class P Interest, the Class P Certificates.

With respect to REMIC II Regular Interest LTSC, the Class A-4 Certificates. With respect to REMIC II Regular Interest LT-NSC, each Regular Certificate (other than a Class A-4 Certificate).

Credit Enhancement Percentage: With respect to any Distribution Date and any Class of Publicly Offered Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Publicly Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Publicly Offered Certificates then entitled to distributions of principal on such Distribution Date.

Credit Risk Manager: Wells Fargo Bank, N.A., and its successors and assigns.

Custodial Accounts: The accounts established and maintained by the Servicers with respect to receipts on the Mortgage Loans and related REO Properties in accordance with Section 3.26(b) and the Servicing Agreement.

Custodial Agreement: The Custodial Agreement dated as of October 1, 2006 among the Custodian, the Servicers and the Trustee.

Custodian: Wells Fargo Bank, N.A., a national banking association, or any successor thereto appointed pursuant to the Custodial Agreement.

Cut-off Date: October 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party: As defined in the Swap Agreement.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Home Equity Loan, Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the fifteenth (15th) day of the month of such Distribution Date or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 for the benefit of the Certificateholders, designated “Wells Fargo Bank, N.A., in trust for registered holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-AF1”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing in November 2006.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Estimated Swap Termination Payment: As defined in the Swap Agreement.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class X, Class P, Class R and Class R-X Certificates.

Escrow Account: Shall mean the account or accounts maintained by GMACM pursuant to Section 3.29. Each Escrow Account shall be an Eligible Account.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exchange Act: Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Expense Fee Rate: The sum of the Servicing Fee Rate and the Master Servicing Fee Rate attributable to the Mortgage Loans.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

First Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and the fair market value of any property acquired by the Trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the Aggregate Loan Balance as of the Cut-off Date.

Fitch: Fitch Ratings.

Form 8-K Disclosure Information: Has the meaning set forth in Section 5.14(b) of this Agreement.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

GMACM: GMAC Mortgage, LLC, and any successor thereto appointed under this Agreement in connection with the servicing and administration of the GMACM Mortgage Loans.

GMACM Mortgage Loans: Those Mortgage Loans serviced by GMACM pursuant to the terms and provisions of this Agreement and identified as such on the Mortgage Loan Schedule.

Indemnified Persons: The Trustee, the Master Servicer, any Servicer (including any successor to any Servicer), the Securities Administrator, the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of one percent (1%) or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, a Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be.

When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section 3.01 hereof or pursuant to the Servicing Agreement, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: With respect to any Class of Certificates (other than the Class X, Class P, Class R and Class R-X Certificates) and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Distribution Amount: With respect to any Class of Certificates (other than the Class P Certificates and Class R Certificates) and any Distribution Date, an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Certificate Notional Balance) of such Certificate immediately prior to such Distribution Date less such Certificate’s share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated to such Certificate pursuant to Section 1.02. The Interest Distribution Amount with respect to each Class of Certificates (other than the Class A-4 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Interest Distribution Amount with respect to the Class A-4 Certificates is calculated on an actual/360 basis. No Interest Distribution Amount will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance (or Certificate Notional Balance) of such Certificate has been reduced to zero.

Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Master Servicing Fee, the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the related Servicers or the Master Servicer pursuant to this Agreement or the Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Sponsor pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement, the Servicing Agreement or the Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

ISDA Master Agreement: The ISDA Master Agreement dated as of November 9, 2006, as amended and supplemented from time to time, between the Swap Provider and the Trustee, as trustee on behalf of the Supplemental Interest Trust.

Last Scheduled Distribution Date: The Distribution Date in October 2036.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by each REMIC shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified in the related Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Principal: The principal portion of Liquidation Proceeds received on a Mortgage Loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that Mortgage Loan, during the calendar month preceding the month of the Distribution Date.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Majority Class X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class X Certificates.

Marker Rate: With respect to the Class X Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ, with the per annum rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC II Regular Interest LT-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC II Pass-Through Rate and the related cap with respect to REMIC II Regular Interest LT-A4 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Default: One or more of the events described in Section 8.01(b).

Master Servicing Compensation: The Master Servicing Fee plus all income and gain realized from any investment of funds in the Distribution Account.

Master Servicing Fee: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. The Master Servicing Fee includes the fees of the Credit Risk Manager.

Master Servicing Fee Rate: 0.0175% per annum.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Mezzanine Certificates: The Class M-1, Class M-2 and Class M-3 Certificates.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Servicing Requirements: With respect to a successor to GMACM appointed pursuant to Section 7.06(a) hereunder:

(i) the proposed successor Servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor Servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s; and

(ii) the proposed successor Servicer has a net worth of at least $25,000,000.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.07.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian on behalf of the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of November 9, 2006, between the Sponsor, as seller and the Depositor, as purchaser, a form of which is attached hereto as Exhibit C.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicers to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  the Mortgage Rate in effect as of the Cut-off Date;

(iii)  the Servicing Fee Rate;

(iv)  the Net Mortgage Rate in effect as of the Cut-off Date;

(v)  the maturity date;

(vi)  the original principal balance;

(vii)  the Cut-off Date Principal Balance;

(viii)  the original term;

(ix)  the remaining term;

(x)  the property type;

(xi)  the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xii)  with respect to each MOM Loan, the related MIN;

(xiii)  the Custodian;

(xiv)  a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; and

(xv)  the Servicer.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: Means Interest Shortfalls net of payments by the Servicers or Master Servicer in respect of Compensating Interest.

Net Liquidation Proceeds: With respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related Servicer and advances and expenses incurred by the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

Net Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of Senior Interest Distribution Amounts payable to the Senior Certificates and the Interest Distribution Amounts payable to the Mezzanine Certificates on that Distribution Date, (B) the Principal Distribution Amount for such Distribution Date and (C) any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider on such Distribution Date.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated.

Net WAC Pass-Through Rate: With respect to each Distribution Date and the Offered Certificates (other than the Class A-4 Certificates), a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs. For federal income tax purposes, with respect to any Distribution Date, the equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-NSC, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

With respect to each Distribution Date and the Class A-4 Certificates, a per annum rate equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period over (b) the sum of (i) the product of (x) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such distribution date and (y) 12 and (ii) the product of (x) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the trust on such Distribution Date, divided by the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date and (y) 12. The Net WAC Pass-Through Rate applicable to the Class A-4 Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For federal income tax purposes, with respect to any Distribution Date, the equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC II Pass-Through Rate on REMIC II Regular Interest LT-SC, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

Net WAC Rate Carryover Amount: With respect to each Class of Publicly Offered Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such Class on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with accrued interest on such amount for the related Accrual Period at the applicable Net WAC Pass-Through Rate.

Net WAC Reserve Fund: Shall mean the segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.11 hereof.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: With respect to any Mortgage Loan, any portion of an Advance or Servicing Advance previously made or proposed to be made by the related Servicer pursuant to this Agreement or the Servicing Agreement, as applicable or the Master Servicer or Trustee as Successor Servicer, that, in the good faith judgment of the related Servicer or the Master Servicer or Trustee as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: For each Distribution Date shall be equal to the lesser of (a) the Aggregate Loan Balance of the Mortgage Loans on the Business Day immediately preceding such Distribution Date and (b) the Swap Notional Amount for such Distribution Date as set forth in the Swap Agreement.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A-4 Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 5.320% per annum.

One-Year LIBOR: The per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Sponsor, the Master Servicer, the Depositor or a Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Sponsor, the Master Servicer Depositor and such Servicer, (ii) not have any direct financial interest in the Sponsor, the Depositor, the Master Servicer or such Servicer or in any affiliate of any of them, and (iii) not be connected with the Sponsor, the Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property, as described in Section 10.01.

Optional Termination Date: The first Distribution Date on which the Master Servicer may purchase, at its option, the Mortgage Loans and REO Properties, as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

OTS Method: The method used by OTS to calculate delinquencies.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Funds on such Distribution Date).

Overcollateralization Increase Amount: With respect to any Distribution Date, the lesser of (i) Net Monthly Excess Cashflow (after taking into account payments made under paragraphs (1) and (2) of clause Third under Section 5.04(a) and (ii) the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to each Class of Certificates, the applicable Pass-Through Rate for each such Class as set forth in the Preliminary Statement, except with respect to the Class X Certificates, 100% of the interest distributable to the Class X Interest, expressed as a per annum rate.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency that rates such securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vii)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(viii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)  units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G or AAAm, if rated by Moody’s, rated Aaa, Aa1 or Aa2, and if rated by Fitch, F1, F2 or F3;

(x)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xi)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount) as shown on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit R (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicers, the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Mortgage Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Stated Principal Balance of the related Mortgage Loan; and

(vi)	the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee, (b) the Master Servicing Fee (exclusive of the portion of such fee payable to the Credit Risk Manager) and (c) the fee payable to any provider of lender-paid mortgage insurance, if any.

Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by (i) by GMACM, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which such Distribution Date occurs and (ii) Wells Fargo, the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) Principal Funds for such Distribution Date and (ii) any Overcollateralization Increase Amount for such Distribution Date minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Publicly Offered Certificates.

Principal Funds: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or prior to the related Remittance Date or, with respect to the Trustee (in its capacity as Successor Servicer) on the Distribution Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Sponsor pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the related Servicer to the Distribution Account pursuant to the Servicing Agreement and (g) all Subsequent Recoveries minus (ii) all amounts required to be reimbursed by the Trust Fund pursuant to Section 3.32 or as otherwise set forth in this Agreement or the Custodial Agreement to the extent not reimbursed from the Interest Remittance Amount.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.24 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicers in accordance with the terms of the related Mortgage Note.

Private Certificate: Each of the Class X, Class P, Class R and Class R-X Certificates.

Prospectus Supplement: The Prospectus Supplement dated November 8, 2006 relating to the offering of the Publicly Offered Certificates.

Publicly Offered Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class M-3 Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02, 2.03 or 3.24 hereof and as confirmed by an Officer’s Certificate from the Sponsor to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) thirty (30) days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Master Servicing Fee, Servicing Advances and Advances payable to the related Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicers pursuant to this Agreement and the Servicing Agreement. To the extent a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to the Certificates (other than the Class A-4 Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class A-4 Certificates and any Distribution Date, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs..

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the Certificate Principal Balance of the Class A-4 Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A-4 Certificates for such Accrual Period.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Servicer.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such party.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date, (iii) the Net WAC Reserve Fund, (iv) the Cap Contract, (v) the Swap Agreement and (vi) the Supplemental Interest Trust.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC II Regular Interests and the Holders of the Class R (as holders of the Class R-II Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

REMIC II Marker Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-P, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 0.50% of aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-M3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ.

REMIC II Regular Interests: REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-ZZ, REMIC II Regular Interest LT-P, REMIC II Regular Interest LT-1SC, REMIC II Regular Interest LT-NSC, REMIC II Regular Interest LT-XX and REMIC II Regular Interest LT-IO.

REMIC II Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-A4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-A4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-IO: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-IO shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, subject to the terms and conditions hereof.

REMIC II Regular Interest LT-M1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-M3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-M3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-NSC: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-NSC shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-SC: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-SC shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on R REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-M3 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC II SC Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest LT-SC, REMIC II Regular Interest LT-NSC and REMIC II Regular Interest LT-XX.

REMIC II Required Overcollateralization Amount: 0.50% of the Required Overcollateralization Amount.

REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC III Certificate: Any Regular Certificate, other than a Class X Certificate or Class P Certificate, or Class R Certificate.

REMIC III Certificateholder: The Holder of any REMIC III Certificate.

REMIC III Regular Interest: Any of the Class X Interest, Class P Interest, Class IO Interest, and any “regular interest” in REMIC III the ownership of which is represented by a Senior Certificate or Subordinate Certificate.

REMIC IV: The segregated pool of assets consisting of all the Class X Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificate (in respect of the Class R-IV Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Holders of the Class R-X Certificate (in respect of the Class R-V Interest), pursuant to Section 2.07 hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC VI: The segregated pool of assets consisting of all of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC VI Regular Interest IO and the Holders of the Class R-X Certificate (in respect of the Class R-VI Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC VI Regular Interest IO: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a Regular Interest in REMIC VI for purposes of the REMIC Provisions.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, Regular Certificate, Class IO Interest or REMIC VI Regular Interest IO.

Remittance Date: With respect to GMACM, shall mean the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately preceding Business Day. With respect to Wells Fargo, as set forth in the Servicing Agreement.

REO Property: A Mortgaged Property acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) be secured by a first lien on the related Mortgaged Property; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement; and (ix) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate.

Reportable Event: Has the meaning set forth in Section 5.14(b) of this Agreement.

Reporting Servicer: Shall mean any Servicer, the Master Servicer, the Securities Administrator, the Custodian under the Custodial Agreement, and any Servicing Function Participant engaged by such parties.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, 1.55% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (i) 3.10% of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) and (ii) 0.35% of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Publicly Offered Certificates to zero, the Required Overcollateralization Amount shall be zero.

Residual Certificates: The Class R Certificates and the Class R-X Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Responsible Party: The party indicated on Exhibit N as the entity primarily responsible for reporting the information set forth therein to the Securities Administrator pursuant to Section 5.14.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Certificates: The Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.

Senior Interest Distribution Amount: With respect to any Distribution Date and any Class of Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such Class and the Interest Carry Forward Amount, if any, for such Distribution Date for such Class.

Senior Principal Distribution Amount: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution to the Supplemental Interest Trust in respect of amounts owed to the Swap Provider; and

•
the amount by which (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the Aggregate Loan Balance as of such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.35% of the Aggregate Loan Balance as of the Cut-off Date.

Servicer: Shall mean either GMACM or Wells Fargo or any successor thereto appointed hereunder or under the Servicing Agreement in connection with the servicing and administration of the related Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by a Servicer in respect of any waived Prepayment Charges pursuant to the Servicing Agreement.

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by a Servicer of its servicing obligations hereunder or under the Servicing Agreement, as applicable, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of May 1, 2006, between the Sponsor and Wells Fargo (as modified pursuant to the Assignment Agreement).

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate: The fee rate for each Mortgage Loan as set forth in the Mortgage Loan Schedule.

Servicing Function Participant: Means any Subservicer or Subcontractor of each Servicer, the Master Servicer and the Securities Administrator, the Custodian, respectively. For purposes of Section 5.14(d), such term also shall include each Servicer, the Master Servicer, the Securities Administrator and the Custodian, without regard to any threshold reference therein.

Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and the servicing of the related Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Sponsor: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Startup Day: The Startup Day for REMIC I and REMIC II formed hereunder shall be the Closing Date. The Startup Day for REMIC III, REMIC IV and REMIC V shall be November 9, 2006.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement or pursuant to the Servicing Agreement with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (x) the Distribution Date in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 19.70%.

Subcontractor: Shall mean any vendor, subcontractor or other Person who is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer (or a Subservicer of a Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator and each subcontractor is determined by the Person engaging the subcontractor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Subsequent Recoveries: Shall mean all amounts in respect of principal received by a Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

Subservicer: Shall mean any Person who is identified in Item 1122(d) of Regulation AB that services the related Mortgage Loans on behalf of a Servicer or is engaged by the Master Servicer, the Securities Administrator or the Custodian and is responsible for the performance (whether directly or through subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by such Person under this Agreement, the Servicing Agreement or any subservicing agreement.

Subservicing Agreement: Any agreement entered into between a Servicer and a Subservicer with respect to the subservicing of any Mortgage Loan subject to Section 3.03 of this Agreement or the Servicing Agreement by such Subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: Any successor to a Servicer appointed pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement after the occurrence of a Servicer Default or upon the resignation of a Servicer pursuant to this Agreement or pursuant to the Servicing Agreement.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.12 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

Supplemental Interest Trust Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as supplemental interest trust trustee for the benefit of the Certificateholders under the Interest Rate Swap Agreement, and any successor thereto.

Swap Agreement: The interest rate swap agreement, dated November 9, 2006, between the Supplemental Interest Trust Trustee and the Swap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit Y.

Swap Collateral Account: Shall mean the segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.15 hereof.

Swap Credit Support Annex: The credit support annex, dated as of November 9, 2006, between the Supplemental Interest Trust Trustee and the Swap Provider, which is annexed to and forms part of the Swap Agreement.

Swap Early Termination Payment: Any termination payment made in connection with the early termination of the Swap Agreement calculated in accordance with the Swap Agreement.

Swap LIBOR: LIBOR as determined pursuant to the Swap Agreement.

Swap Notional Amount: For each calculation period as defined in the Swap Agreement, the amount set forth below:

Distribution Date	Swap Scheduled Notional Amount ($)
October 2007	104,843,000.00
November 2007	104,843,000.00
December 2007	104,843,000.00
January 2008	104,843,000.00
February 2008	104,843,000.00
March 2008	104,843,000.00
April 2008	104,843,000.00
May 2008	104,843,000.00
June 2008	104,843,000.00
July 2008	104,843,000.00
August 2008	104,843,000.00
September 2008	104,843,000.00
October 2008	104,843,000.00
November 2008	104,843,000.00
December 2008	104,843,000.00
January 2009	104,843,000.00
February 2009	100,699,853.66
March 2009	95,368,417.99
April 2009	90,244,006.65
May 2009	85,318,595.31
June 2009	80,584,470.20
July 2009	76,034,216.07
August 2009	71,660,704.74
September 2009	67,457,083.90
October 2009	63,416,766.53
November 2009	59,533,420.58
December 2009	59,533,420.58
January 2010	59,533,420.58
February 2010	59,533,420.58
March 2010	59,533,420.58
April 2010	59,533,420.58
May 2010	59,533,420.58
June 2010	58,409,831.24
July 2010	56,133,273.89
August 2010	53,945,226.87
September 2010	51,842,256.00
October 2010	49,821,060.10
November 2010	47,878,465.86
December 2010	46,011,400.99
January 2011	44,216,956.77
February 2011	42,492,314.54
March 2011	40,834,764.84
April 2011	39,241,703.20
May 2011	37,710,626.09
June 2011	36,239,076.90
July 2011	34,824,729.88
August 2011	33,465,129.27
September 2011	32,158,424.97
October 2011	30,902,599.90

Swap Provider: The swap provider under the Swap Agreement. Initially, the Swap Provider shall be Swiss Re Financial Products Corporation.

Swap Provider Trigger Event: A Swap Provider Trigger Event shall have occurred if any of an Event of Default (under the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party, a Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party or an Additional Termination Event (under the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party has occurred.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Transaction Party: Shall mean the Depositor, the Sponsor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Custodian, the Cap Provider and the Swap Provider.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Mortgage Loans delinquent sixty (60) days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or any REO Property) by (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 32.41% of the Credit Enhancement Percentage of the Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
November 2009 to October 2010	0.90%*
November 2010 to October 2011	1.60%*
November 2011 to October 2012	2.25%*
November 2012 to October 2013	2.65%*
November 2013 and thereafter	2.70%

*The percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Fund: Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI, the Net WAC Reserve Fund and the Cap Contract. For the avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

Uncertificated Notional Amount: With respect to the Class X Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P) for such Distribution Date.

With respect to REMIC II Regular Interest LT-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1 - 27	I-1-A through I-28-A
28	I-2-A through I-28-A
29	I-3-A through I-28-A
30	I-4-A through I-28-A
31	I-5-A through I-28-A
32	I-6-A through I-28-A
33	I-7-A through I-28-A
34	I-8-A through I-28-A
35	I-9-A through I-28-A
36	I-10-A through I-28-A
37 - 43	I-11-A through I-28-A
44	I-12-A through I-28-A
45	I-13-A through I-28-A
46	I-14-A through I-28-A
47	I-15-A through I-28-A
48	I-16-A through I-28-A
49	I-17-A through I-28-A
50	I-18-A through I-28-A
51	I-19-A through I-28-A
52	I-20-A through I-28-A
53	I-21-A through I-28-A
28	I-22-A through I-28-A
55	I-23-A through I-28-A
56	I-24-A through I-28-A
57	I-25-A through I-28-A
58	I-26-A through I-28-A
59	I-27-A and I-28-A
60	I-28-A
thereafter	$0.00

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest I, a per annum rate equal to the weighted average Net Mortgage Rate. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Net Mortgage Rate multiplied by 2, subject to a maximum rate of 10.30%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate over (ii) 10.30% and (y) 0.00%.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-ZZ and REMIC II Regular Interest LT-XX, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interest I, the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest for each such Distribution Date, (x) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1 - 27	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
28	I-2-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-3-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-4-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-5-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-6-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
33	I-7-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
34	I-8-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
35	I-9-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
36	I-10-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
37 - 43	I-11-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-12-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
45	I-13-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
46	I-14-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
47	I-15-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
48	I-16-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
49	I-17-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
50	I-18-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
51	I-19-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
52	I-20-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
53	I-21-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-22-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
55	I-23-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
56	I-24-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
57	I-25-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
58	I-26-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
59	I-27-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
60	I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC II Regular Interest LT-SC, a per annum rate (but not less than zero) equal to the weighted average of (x) with respect to the REMIC I Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC I Pass-Through Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to the REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1-12	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
13 - 27	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
28	I-2-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-3-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-4-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-5-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-6-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
33	I-7-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
34	I-8-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
35	I-9-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
36	I-10-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
37 - 43	I-11-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-12-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
45	I-13-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
46	I-14-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
47	I-15-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
48	I-16-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
49	I-17-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
50	I-18-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
51	I-19-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
52	I-20-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
53	I-21-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-22-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
55	I-23-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
56	I-24-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
57	I-25-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
58	I-26-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
59	I-27-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
60	I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate

Uncertificated REMIC Regular Interest: The REMIC I Regular Interests and the REMIC II Regular Interests.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 98% to the Certificates (other than the Class X, Class P and the Residual Certificates) and (ii) 1% to each of the Class X Certificates and Class P Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

Wells Fargo: Wells Fargo Bank, N.A., and any successor thereto appointed under the Servicing Agreement in connection with the servicing and administration of the Wells Fargo Mortgage Loans.

Wells Fargo Mortgage Loans: Those Mortgage Loans serviced by Wells Fargo pursuant to the terms and provisions of the Servicing Agreement and identified as such on the Mortgage Loan Schedule.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Distribution Amount for the Senior Certificates, Mezzanine Certificates and Class X Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Mortgage Loans for any Distribution Date shall first reduce the Interest Distribution Amount payable to the Class M-3 Certificates, second, reduce the Interest Distribution Amount payable to the Class M-2 Certificates, third, reduce the Interest Distribution Amount payable to the Class M-1 Certificates, and fourth, reduce the Interest Distribution Amount payable to the Senior Certificates, on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Certificate Notional Balance, as applicable of each such Certificate and (2) the aggregate amount of any Realized Losses on the Mortgage Loans allocated to the Mezzanine Certificates and Net WAC Rate Carryover Amount paid to the Senior Certificates and the Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class X Certificates based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Certificate Notional Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date:

The REMIC II Marker Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC I Regular Interest LT-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

The REMIC II SC Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the Uncertificated Accrued Interest payable to REMIC II Regular Interest LT-SC, REMIC II Regular Interest LT-NSC and REMIC II Regular Interest LT-XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

The Sponsor hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Sponsor in and to the assets in the Trust Fund.

The Sponsor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreement and the Assignment Agreement (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), the rights of the Depositor under the Cap Contract, the right to any payments made by the Cap Provider under the Cap Contract, the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor and the Servicers on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicers and the Sponsor certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. No Servicer shall be responsible for any custodial fees or other costs incurred in obtaining such documents and the Depositor shall cause each Servicer to be reimbursed for any such costs such Servicer may incur in connection with performing its obligations under this Agreement or the Servicing Agreement, as applicable.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust Fund understand and agree that it is not intended that any mortgage loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

(b)  In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Sponsor fails to correct or cure the defect or deliver such opinion within such period, the Sponsor will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)  No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee’s behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Sponsor shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Sponsor may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Trustee of the defect and if the Sponsor is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Sponsor shall, subject to Section 2.03, within ninety (90) days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)  In the event that a Mortgage Loan is purchased by the Sponsor in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Sponsor shall remit the applicable Purchase Price to the applicable Servicer for deposit in the related Custodial Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon receipt of notice of the deposit of the Purchase Price in the Custodial Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Custodial Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Sponsor to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Sponsor shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

(e)  The Sponsor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of GMACM, the Sponsor and the Master Servicer.

(a)  GMACM hereby represents and warrants to, and covenants with, the Sponsor, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to a GMACM Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the GMACM Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  It has the full corporate power and authority to service each GMACM Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by it, the servicing of the GMACM Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the GMACM Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  GMACM has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii)  GMACM is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the GMACM Mortgage Loans that are registered with MERS.

(ix)  GMACM will not waive any Prepayment Charge with respect to a GMACM Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of GMACM set forth in Section 2.03(a)(ix), as applicable above is breached by GMACM, GMACM will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by GMACM or receipt of notice by GMACM of such breach. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, GMACM shall have no liability for a waiver of any Prepayment Charge in the event that GMACM’s determination to make such a waiver was made by GMACM in reliance on information properly received by GMACM from any Person in accordance with the terms of this Agreement.

(b)  The Sponsor hereby represents and warrants to and covenants with, the Depositor, the Master Servicer, GMACM, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Sponsor in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  The Sponsor has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Sponsor the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Sponsor, the sale of the Mortgage Loans by the Sponsor under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Sponsor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Sponsor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Sponsor is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Sponsor; and the Sponsor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Sponsor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  The Sponsor is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of the Sponsor’s knowledge, threatened, against the Sponsor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Sponsor to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Sponsor has obtained the same.

(vii)  The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)  No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)  No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS® Version 5.7 Revised (attached hereto as Exhibit K) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(c)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) of this Agreement and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Sponsor hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) of this Agreement and Section 8 of the Mortgage Loan Purchase Agreement, that within ninety (90) days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Sponsor shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the related Servicer to amend the Mortgage Loan Schedule, the Sponsor shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor’s knowledge, if it is discovered by any of the Depositor, the Sponsor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Sponsor’s lack of knowledge with respect to the substance of such representation or warranty, the Sponsor shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, the Sponsor shall deliver to the Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The related Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the related Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Sponsor the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Sponsor’s direction such instruments of transfer or assignment as have been prepared by the Sponsor, in each case without recourse, as shall be necessary to vest in the Sponsor, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the related Servicer for deposit in the related Custodial Account by the Sponsor delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Sponsor shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the related Servicer for deposit in the related Custodial Account, on or before the Determination Date immediately following the date on which the Sponsor was required to repurchase such Mortgage Loan. The Purchase Price shall be remitted by the related Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the related Custodial Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the related Servicer (which shall be delivered no more than two (2) Business Days following such deposit) to the Trustee certifying that the Purchase Price has been deposited in the related Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Sponsor, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Sponsor, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Sponsor to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sponsor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Sponsor respecting such breach available to each Certificateholder, the Depositor or the Trustee.

(d)  The Master Servicer hereby represents, warrants and covenants with the Sponsor, the Depositor, GMACM and the Trustee as follows, as of the Closing Date:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(e)  The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with the Sponsor, the Master Servicer, the Securities Administrator, GMACM and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Sponsor delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of any REMIC executed hereunder or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor or the Sponsor that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Sponsor, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06  Issuance of the REMIC I Regular Interests.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-1 Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-1 Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-1 Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-1 Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.07  Conveyance of the REMIC I Regular Interests; Issuance and Conveyance of the Class X Interest, the Class P Interest, and the Class IO Interest.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-2 Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-2 Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-2 Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement. The Class R-2 Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R-3 Interest and REMIC III (as holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3 Interest and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Holder of the Class R-3 Interest and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-3 Interest and the Regular Certificates (other than the Class X and Class P Certificates), the Class X Interest, the Class P Interest and the Class IO Interest, respectively, and all ownership interests evidenced or constituted by the Class R-3 Interest and the Regular Certificates (other than the Class X and Class P Certificates), the Class X Interest, the Class P Interest and the Class IO Interest, shall be as set forth in this Agreement. The Class R-3 Interest, the Regular Certificates (other than the Class X and Class P Certificates), the Class X Interest, the Class P Interest and the Class IO Interest shall constitute the entire beneficial ownership interest in REMIC III.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class X Interest for the benefit of the Class R-1V Interest and REMIC IV (as holder of the Class X Interest). The Trustee acknowledges receipt of the Class X Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-1V Interest and REMIC IV (as holder of the Class X Interest). The rights of the Holder of the Class R-1V Interest and REMIC IV (as holder of the Class X Interest) to receive distributions from the proceeds of REMIC IV in respect of the Class R-1V Interest, the Class X Certificates, and all ownership interests evidenced or constituted by the Class R-1V Interest and the Class X Certificates, shall be as set forth in this Agreement. The Class R-1V Interest and the Class X Certificates shall constitute the entire beneficial ownership interest in REMIC IV.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class P Interest for the benefit of the Class R-5 Interest and REMIC V (as holder of the Class P Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-5 Interest and REMIC V (as holder of the Class P Interest). The rights of the Holder of the Class R-5 Interest and REMIC V (as holder of the Class P Interest) to receive distributions from the proceeds of REMIC V in respect of the Class R-5 Interest, the Class P Certificates, and all ownership interests evidenced or constituted by the Class R-5 Interest and the Class P Certificates, shall be as set forth in this Agreement. The Class R-5 Interest and the Class P Certificates shall constitute the entire beneficial ownership interest in REMIC V.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest). The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest). The rights of the Holder of the Class R-6 Interest and REMIC VI (as holder of the Class IO Interest) to receive distributions from the proceeds of REMIC VI in respect of the Class R-6 Interest, the REMIC VI Regular Interest IO Certificates, and all ownership interests evidenced or constituted by the Class R-6 Interest and the REMIC VI Regular Interest IO Certificates, shall be as set forth in this Agreement. The Class R-6 Interest and the REMIC VI Regular Interest IO Certificates shall constitute the entire beneficial ownership interest in REMIC VI.

Section 2.08  Issuance of the Class R Certificates and the Class R-X Certificates.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

The Trustee acknowledges the assignment to it of the Class X Interest, the Class P Interest and the Class IO Interest and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations.

Section 2.09  Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

Section 2.10  Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01  GMACM to act as Servicer of the related Mortgage Loans.

The obligations of GMACM hereunder to service and administer the Mortgage Loans shall be limited to the GMAC Mortgage Loans, and with respect to the duties and obligations of GMACM, references herein to the related Mortgage Loans shall be limited to the GMACM Mortgage Loans (and the related proceeds thereof and related REO Properties) and references to the related Servicer or such Servicer in connection with the performance of the servicing obligations specified in this Agreement and all obligations arising hereunder by the related Servicer in connection with the servicing of the related Mortgage Loans shall be deemed to be references to GMACM or any successor thereto responsible for the servicing and administration of the GMACM Mortgage Loans pursuant to the terms of this Agreement. The Wells Fargo Mortgage Loans will be serviced and administered by Wells Fargo pursuant to the terms and provisions of the Servicing Agreement and Wells Fargo, as a Servicer, shall have no obligation to adhere to the provisions of this Agreement in connection with the servicing and administration of the Wells Fargo Mortgage Loans. In addition, GMACM will have no responsibility to service or administer the Wells Fargo Mortgage Loans or have any other obligation or liability with respect to the Wells Fargo Mortgage Loans or the Servicing Agreement.

The related Servicer shall service and administer the related Mortgage Loans on behalf of the Trust Fund and in the best interest of and for the benefit of the Certificateholders (as determined by such Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the related Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and of the same type as such Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located (including, compliance with all applicable federal, state and local laws).

To the extent consistent with the foregoing, the related Servicer shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the Mortgage Loans and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the related Servicer an intention to refinance the related Mortgage Loan and (y) the related Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the related Servicer or (iii) the related Servicer reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then the related Servicer is required to pay the amount of such waived Prepayment Charge (the “Servicer Prepayment Charge Payment Amount”), for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Custodial Account within ninety (90) days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and (ii)(B) above; provided, however, that the related Servicer shall not waive more than five percent (5%) of the Prepayment Charges (by number of Prepayment Charges) set forth on the Mortgage Loan Schedule in accordance with clauses (i) and (ii)(B) above. Notwithstanding any other provisions of this Agreement, any payments made by the related Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

Notwithstanding anything to the contrary contained in this Agreement, if the related Servicer waives a Prepayment Charge in breach of the foregoing paragraph, such Servicer will pay the amount of such waived Prepayment Charge, from its own funds without any right of reimbursement, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account within ninety (90) days of the earlier of discovery by the related Servicer or receipt of notice by the related Servicer of such breach. Furthermore, notwithstanding any other provisions of this Agreement, any payments made by the related Servicer in respect of any waived Prepayment Charges pursuant to this paragraph shall be deemed to be paid outside of the Trust Fund.

Subject only to the above-described applicable servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the respective Mortgage Loans, the related Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan serviced by such Servicer.

Without limiting the generality of the foregoing, the related Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the related Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The related Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the related Servicer to service and administer the related Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the related Servicer. In addition, the Trustee shall execute, at the written request of a Servicer, and furnish to it any special or limited powers of attorney agreeable to the Trustee and its counsel applicable to all locations in which the Mortgaged Properties are located and other documents necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties hereunder or under the Servicing Agreement, provided such limited powers of attorney or other documents shall be prepared by the related Servicer and submitted to the Trustee for review prior to execution. Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the willful malfeasance of a Servicer, or for the wrongful or negligent actions taken by a Servicer, while such Servicer is acting pursuant to the powers granted to it in this paragraph.

In accordance with the standards of the first paragraph of this Section 3.01, the related Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the related Mortgage Loans in order to preserve the lien on the related Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.27, and further as provided in Section 3.32. All costs incurred by a Servicer, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, no Servicer shall be required to exercise such rights with respect to a Mortgage Loan serviced by such Servicer if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the related Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, such Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters into such an agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, no Servicer shall be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that such Servicer reasonably believes it is restricted by law from preventing.

(b)  Subject to the related Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, (a) the Mortgage Rate, (b) the amount of the Scheduled Payment, (c) the related Index, Gross Margin, Periodic Rate Cap, Adjustment Date, Maximum Interest Rate or Minimum Mortgage Interest Rate, and (d) any other term affecting the amount or timing of payment on the related Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with the servicing standard set forth in Section 3.01. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

Section 3.03  Subservicers.

The related Servicer shall perform all of its servicing responsibilities hereunder or may cause a Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of a Subservicer shall not release such Servicer from any of its obligations hereunder with respect to the related Mortgage Loans. Any subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the related Servicer shall cause any Subservicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 3.13, 3.14 and 3.18 hereof), to the same extent as if such Subservicer were the related Servicer. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. The related Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subservicer utilized by such Servicer, specifying (i) the identity of each such Subservicer, (ii) which (if any) of such Subservicer is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subservicer identified pursuant to clause (ii) of this subsection; provided, however, that no Servicer shall be required to provide the information in clause (i) or (ii) of this subsection until such time that the applicable assessment of compliance is due in accordance with Section 3.14 of this Agreement. The related Servicer shall be responsible for obtaining from each Subservicer engaged by it and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes-Oxley related certification as and when required to be delivered. The related Servicer shall pay all fees of each of its Subservicers from its own funds.

Notwithstanding the foregoing, with respect to the related Mortgage Loans, the related Servicer shall be entitled to outsource one or more separate servicing functions to any person that does not meet the eligibility requirements for a Subservicer (each such person, a “Subcontractor”), so long as such outsourcing does not constitute the delegation of such Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Subcontractor. The related Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subcontractor utilized by such Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subservicer and Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this subsection. In such event, the use by a Servicer of any such Subcontractor shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Subcontractor as fully as if such acts and omissions were those of the related Servicer, and the related Servicer shall pay all fees and expenses of the Subcontractor from the related Servicer’s own funds.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the related Servicer shall cause any such Subcontractor used by it for the benefit of the Master Servicer, the Trustee and the Depositor to comply with the provisions of Sections 3.13, 3.14 and 3.18 of this Agreement to the same extent as if such Subcontractor were such Servicer. The related Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer, the Trustee and any Depositor any compliance statement, assessment of compliance, attestation report and Sarbanes-Oxley related certification required to be delivered by such Subcontractor under Section 3.13, 3.14 and 3.18, in each case as and when required to be delivered.

At the cost and expense of the related Servicer, without any right of reimbursement from the related Custodial Account, such Servicer shall be entitled to terminate the rights and responsibilities of a Subservicer or Subcontractor and arrange for any servicing responsibilities to be performed by a successor Subservicer or Subcontractor; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the related Servicer, at its option, from electing to service the related Mortgage Loans itself. In the event that the related Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, such Servicer shall at its own cost and expense terminate the rights and responsibilities of each Subservicer and Subcontractor with respect to the related Mortgage Loans effective as of the date of such Servicer’s termination. The related Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each Subservicer and Subcontractor from such Servicer’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, no Servicer shall be relieved of its obligations hereunder with respect to the related Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. The related Servicer shall be entitled to enter into an agreement with a Subservicer or Subcontractor, as applicable, for indemnification of such Servicer by the Subservicer or Subcontractor, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or Subcontractor shall be deemed to be between such Subservicer or Subcontractor and the related Servicer alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such Subservicer or Subcontractor including any obligation, duty or liability of Master Servicer or the Trustee to pay such Subservicer’s or Subcontractor’s fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the related Servicer shall be deemed to have received a payment on a Mortgage Loan when a Subservicer or Subcontractor engaged by such Servicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of a Servicer To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the related Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Securities Administrator for any funds received by such Servicer or that otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans serviced by such Servicer, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The related Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Custodial Account, the Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the related Servicer under this Agreement.

Section 3.05  Maintenance of Hazard Insurance.

(a)  The related Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The related Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. The related Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by the related Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Section 3.27. Any cost incurred by the related Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to related Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the related Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the related Servicer shall obtain and maintain a blanket policy with an insurer acceptable to Fannie Mae or Freddie Mac, or having a General Policy Rating of B:VI or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans serviced by such Servicer, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the related Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Custodial Account maintained by such Servicer from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the related Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The related Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The related Servicer shall provide the Master Servicer, upon request, with copies of such insurance policies and fidelity bond (or waiver thereof). The related Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The related Servicer shall be deemed to have complied with this provision if one of its Affiliates has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty (30) days’ prior written notice to the Master Servicer. The related Servicer shall also cause its Subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.06  Presentment of Claims and Collection of Proceeds.

The related Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the applicable Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the related Servicer in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the related Custodial Account, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07  Maintenance of Insurance Policies.

The related Servicer shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. The related Servicer shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. The related Servicer shall not cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

Section 3.08  Reserved.

Section 3.09  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  The related Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the related Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the related Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Custodial Account). If a Mortgage Loan becomes 180 days delinquent and the related Servicer, in its reasonable good faith judgment, determines that the recovery of principal with respect to such Mortgage Loan will not materially be in excess of the cost of foreclosure or other liquidation of the Mortgage Loan, then the related Servicer will be deemed to have made a Final Recovery Determination with respect to such Mortgage Loan and the related Servicer may charge off such Mortgage Loan at any time thereafter. If the related Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The related Servicer will give notice of any such charge-off to the Securities Administrator. The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.27. If the related Servicer has knowledge that a Mortgaged Property that such Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to such Servicer, such Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the related Certificateholders (or the Trustee’s nominee on behalf of the related Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the related Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of such Servicer and the related Certificateholders for the period prior to the sale of such REO Property. The related Servicer shall prepare for and deliver to the Securities Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Custodial Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee and the Securities Administrator shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee, the Securities Administrator or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the related Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the related Servicer as provided above, shall be deposited in the related Custodial Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the related Servicer as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.27 or this Section 3.09; second, to reimburse the related Servicer for any unreimbursed Advances, pursuant to Section 3.27 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

(b)  On each Determination Date, the related Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any Mortgage Loan for the related Prepayment Period and report the same to the Master Servicer pursuant to Section 3.28.

(c)  The related Servicer hereby covenants to the parties hereto that it has no intent to foreclose on any Mortgage Loan serviced by such Servicer based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent the related Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the related Servicer’s discretion so warrant such action.

Section 3.10  Servicing Compensation.

As compensation for its activities hereunder, the related Servicer shall be entitled to retain or withdraw from the related Custodial Account out of each payment of interest on each Mortgage Loan serviced by such Servicer included in the Trust Fund an amount equal to the Servicing Fee. In addition, the related Servicer shall be entitled to recover any unpaid Servicing Fees payable to it out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds related to the Mortgage Loans to the extent permitted by Section 3.27.

Additional servicing compensation with respect to Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by the related Servicer, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the related Custodial Account shall be retained by such Servicer to the extent not required to be deposited in such Custodial Account pursuant to Section 3.26. The related Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07 and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.11  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The related Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the related Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)  The related Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the related Custodial Account.

(c)  The related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the related Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the related Servicer and the Trustee with respect to such Mortgaged Property.

Section 3.13  Annual Statement as to Compliance.

(a)  The related Servicer, the Master Servicer and the Securities Administrator shall deliver or otherwise make available (and shall cause each Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such Servicing Function Participant’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant (other than the related Servicer, the Master Servicer or the Securities Administrator), in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the related Servicer to comply timely with this Section 3.13 shall be deemed a Servicer Default as to such Servicer, without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same. The Master Servicer or the Trustee, as applicable, shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the related Servicer to comply timely with this Section 3.13 shall be deemed a Servicer Default as provided for in Section 8.01(a)(ix). The Master Servicer shall notify the Trustee and the Trustee may, terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

(c)  The Master Servicer shall include all annual statements of compliance received by it from the related Servicer and any Servicing Function Participant with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 3.13.

(d)  Copies of any Master Servicer annual statements of compliance required to be delivered hereunder shall be provided to any Certificateholder upon request at the Master Servicer’s expense.

(e)  In the event the related Servicer, the Master Servicer, the Securities Administrator or any other Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of such other Servicing Function Participant, as the case may be, such party shall provide or cause such other Servicing Function Participant to provide an Officer’s Certificate pursuant to this Section 3.13 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Section 3.14  Assessments of Compliance and Attestation Reports.

(a)  By March 15 of each year, commencing in March 2007, the related Servicer, the Master Servicer and the Securities Administrator, each at its own expense and pursuant to Item 1122(a) of Regulation AB, shall furnish or otherwise make available, and shall cause any Servicing Function Participant engaged by it to furnish, which in each case shall not be an expense of the Trust Fund, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria for the period consisting of the prior calendar year.

(b)  No later than the end of each calendar year, the related Servicer and the Master Servicer shall forward to the Securities Administrator and the Depositor, the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant; provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same entity. When the related Servicer and the Master Servicer (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to paragraph (c) below) of each Servicing Function Participant engaged by it.

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the related Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit L and on any similar exhibit set forth in the Servicing Agreement in respect of Wachovia, and notify the Depositor of any exceptions.

In the event a Servicing Function Participant is terminated, assigns its rights and obligations under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, or cause a Servicing Function Participant engaged by it to provide, a report on assessment of compliance pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

The Master Servicer shall include such annual report on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)  By March 15 of each year, commencing in March 2007, the related Servicer, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by such party to cause, which in each case shall not be an expense of the trust, a registered public accounting firm (which may also render other services to such Servicing Function Participants) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer and Securities Administrator to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such report from a Servicing Function Participant, the Securities Administrator shall confirm that each assessment submitted pursuant to paragraph (a) above is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall include each such attestation with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

In the event any Servicing Function Participant is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.14 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be.

(d)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, failure of the related Servicer to comply timely with this Section 3.14 shall be deemed a Servicer Default as to such Servicer, automatically, without notice and without any cure period, and the Master Servicer shall notify the Trustee and the Trustee may, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating the related Servicer for the same. The Trustee shall so terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(ii) After the Trust Fund ceases to be subject to Exchange Act reporting requirements, failure of the related Servicer to comply timely with this Section 3.14 shall be deemed a Servicer Default as provided for in Section 8.01(a)(ix). The Trustee may terminate the defaulting Servicer by delivery of notice thereof via first class mail, facsimile or electronic mail.

Section 3.15  Books and Records.

The related Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans serviced by such Servicer which shall be appropriately identified in such Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the related Servicer shall maintain in its possession, available for inspection by the Trustee and the Master Servicer and shall deliver to the Trustee or the Master Servicer upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the related Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the related Servicer complies with the requirements of Accepted Servicing Practices.

The related Servicer shall maintain with respect to each Mortgage Loan serviced by such Servicer and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee and the Master Servicer the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Section 3.16  The Trustee.

The Trustee shall furnish the Servicers with any powers of attorney and other documents prepared and submitted by the Servicers to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable each Servicer to service and administer the related Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by a Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicers or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18  Annual Sarbanes-Oxley Certification; Additional Information.

(a)  The related Servicer, the Master Servicer and the Securities Administrator shall and shall cause any Servicing Function Participant engaged by such party to, provide to the Certifying Person, by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall prepare a Sarbanes-Oxley Certification and sign the same on behalf of the Trust Fund serving as the “Certifying Person”. Such officer of the Certifying Person can be contacted by e-mail at or by facsimile at (410) 715-2380. In the event the related Servicer, the Master Servicer or the Securities Administrator, or any Servicing Function Participant engaged by such party, is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if each is the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to execute any Sarbanes-Oxley Certification in the event that it does not receive a Back-Up Certification from any party required to deliver such Back-Up Certification pursuant to this Section or the Custodial Agreement; provided, however, in the event the Master Servicer shall not be required to execute a Sarbanes-Oxley Certification pursuant to clause (ii), the Master Servicer shall prepare such Sarbanes-Oxley Certification and deliver it to the Depositor for execution.

(b)  The related Servicer shall provide (or shall cause each Subservicer or Subcontractor to provide) to the Master Servicer, the Securities Administrator and the Depositor prompt notice and a description of the occurrence of any of the following:

(i)  any Servicer Default with respect to such Servicer under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of such Servicer, such Servicer’s engagement of any Subservicer to perform or assist in the performance of any of such Servicer’s obligations under this Agreement, any material litigation or governmental proceedings involving such Servicer (or any of its Subservicers or Subcontractors, as applicable), and any affiliation or other significant relationship between such Servicer (or any of its Subservicers or Subcontractors, as applicable) and other Transaction Parties.

(ii)  As a condition to the succession to the related Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which such Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to such Servicer or any Subservicer, such Servicer shall provide to the Sponsor, Depositor, Master Servicer and Securities Administrator at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice and all information reasonably requested to the Sponsor, Depositor, Master Servicer and Securities Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Sponsor, Depositor, Master Servicer and Securities Administrator in order to comply with the reporting obligations under Item 6.02 of Form 8-K.

(iii)  If the related Servicer or any Servicing Function Participant engaged by such Servicer has knowledge of the occurrence of any of the events described in this clause (iii), then no later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of any Trust Fund that includes any of the Mortgage Loans serviced by such Servicer or any Subservicer, such Servicer shall provide (or cause such Subservicer to provide) to the Master Servicer and Securities Administrator notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A)  any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B)  material breaches of pool asset representations or warranties or transaction covenants of such Servicer (Item 1121(a)(12) of Regulation AB); and

(C)  information regarding any material pool asset changes (such as, additions, substitutions or repurchases).

(c)  The related Servicer shall provide to the Master Servicer and the Securities Administrator such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by such Servicer pursuant to this Agreement, and such other information related to such Servicer or any Servicing Function Participant engaged by such Servicer or its performance hereunder or other applicable agreement.

Section 3.19  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, such Servicer will (or if such Servicer does not, the Master Servicer may) promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by an Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Custodial Account pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the related Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to the related Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the related Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Custodial Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the related Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of the related Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by an Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from an Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the related Servicer. Such request for release shall obligate the related Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of an Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer.

Section 3.20  Documents, Records and Funds in Possession of the Servicers to be held for Trustee.

(a)  The related Servicer (to the extent required by this Agreement or the Servicing Agreement, as applicable) shall transmit to the Trustee or the Custodian such documents and instruments coming into the possession of such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the related Servicer in respect of any Mortgage Loan serviced by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the right of such Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement, as applicable.

Section 3.21  Possession of Certain Insurance Policies and Documents.

The related Servicer shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time that comes into the possession of such Servicer, as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

Section 3.22  [Reserved].

Section 3.23  [Reserved].

Section 3.24  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan or REO Property from the Trust Fund at a price equal to the Purchase Price. The Purchase Price shall be remitted to the related Servicer for deposit in the related Custodial Account and remitted by the related Servicer to the Securities Administrator on the related Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the related Custodial Account.

In addition, the Sponsor shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the first Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Purchase Price.

If at any time the Sponsor remits to the related Servicer a payment for deposit in the related Custodial Account covering the amount of the Purchase Price for such a Mortgage Loan and the related Servicer delivers an Officer’s Certificate to the Trustee (which shall be delivered no later than two (2) Business Days following such deposit) certifying that the Purchase Price has been deposited in the related Custodial Account, the Trustee shall execute the assignment of such Mortgage Loan at the request of the Sponsor without recourse to the Sponsor which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Sponsor will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the related Certificateholders with respect thereto. The Sponsor shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

If the Sponsor is required to repurchase a Mortgage Loan pursuant to this Section 3.24, the related Servicer shall continue to service such Mortgage Loan unless the Sponsor shall repurchase the servicing rights thereon on terms mutually agreed to by the Sponsor and the related Servicer. Notwithstanding the foregoing, the Master Servicer shall have no obligation to master service any Mortgage Loan that has been so repurchased.

Section 3.25  [Reserved].

Section 3.26  Collection of Mortgage Loan Payments; Custodial Accounts.

(a)  The related Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the related Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the related Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a Mortgage Loan serviced by such Servicer for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the Certificateholders. In the event of any such arrangement, the related Servicer shall make Advances on the Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The related Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the related Servicer delivers to the Trustee and the Securities Administrator a REMIC Opinion, the related Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, and (B) amend any Mortgage Note for a Mortgage Loan to extend the maturity thereof.

(b)  The related Servicer shall establish and maintain a segregated Custodial Account (which shall at all times be an Eligible Account) with a depository institution and shall be in the name of such Servicer in trust for registered holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-AF1. On behalf of the Trust Fund, the related Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after such Servicer’s receipt thereof, and shall thereafter deposit in the related Custodial Account, in no event more than two Business Days after the related Servicer’s receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the related Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the related Mortgage Loans;

(ii)  all payments on account of interest on the related Mortgage Loans net of the Servicing Fee permitted under Section 3.10;

(iii)  all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the related Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Properties or released to the Mortgagor in accordance with the related Servicer’s normal servicing procedures;

(iv)  any amount required to be deposited by the related Servicer pursuant to Section 3.26(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the related Servicer pursuant to Section 3.05;

(vi)  any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

(vii)  any Prepayment Charges collected by the related Servicer in connection with the Principal Prepayment of any of the related Mortgage Loans and any Servicer Prepayment Charge Payment Amounts;

(viii)  the Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor pursuant to Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price and the Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor pursuant to Section 3.24; and

(ix)  any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the related Servicer into the related Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the related Servicer. In the event that the related Servicer shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 3.27, it may at any time withdraw or direct the institution maintaining the related Custodial Account, to withdraw such amount from the related Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the related Custodial Account, that describes the amounts deposited in error in such Custodial Account. The related Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in a Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.27.

(c)  The institution that maintains any Custodial Account, or other authorized entity shall invest the funds in such Custodial Account, in the manner directed by the related Servicer, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in a Custodial Account in respect of any such investments shall be deposited by the related Servicer into such Custodial Account immediately as realized, out of its own funds.

(d)  The related Servicer shall give at least thirty (30) days’ advance notice to the Trustee, the Securities Administrator, the Master Servicer, the Sponsor, each Rating Agency and the Depositor of any proposed change of location of the related Custodial Account prior to any change thereof.

Section 3.27  Permitted Withdrawals From the Custodial Accounts.

(a)  The related Servicer may from time to time make withdrawals from the related Custodial Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the related Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)  to reimburse the related Servicer or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a related Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the related Servicer or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 3.27(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the related Custodial Account relating to the Mortgage Loans that were not included in the Available Distribution Amount for the preceding Distribution Date;

(iii)  to reimburse itself or an Advance Financing Person for any Nonrecoverable Advances;

(iv)  to reimburse itself from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)  to pay itself any unpaid Servicing Fees and to reimburse itself or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that the related Servicer’s or such Advance Financing Person’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)  to pay to the Sponsor or the Depositor with respect to each related Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

(vii)  to pay any expenses reimbursable pursuant to Section 7.04;

(viii)  to withdraw any amount deposited in the related Custodial Account and not required to be deposited therein; and

(ix)  to clear and terminate the related Custodial Account upon termination of this Agreement pursuant to Section 10.01 hereof.

In addition, no later than noon Eastern time on the Remittance Date, the related Servicer shall withdraw from the related Custodial Account maintained by such Servicer and remit to the Securities Administrator (a) all amounts deposited in such Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from such Custodial Account pursuant to this Section 3.27(a)), plus (b) all Advances, if any, which the related Servicer is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in such Custodial Account in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Securities Administrator after the Business Day on which such payment was due, the Securities Administrator shall send written notice thereof to the related Servicer. The related Servicer shall pay to the Securities Administrator interest on any such late payment by such Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the related Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the related Servicer of any such interest, or the failure of the Securities Administrator to notify the related Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Servicer Default by the related Servicer.

The related Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the related Custodial Account pursuant to subclause (iii), the related Servicer shall deliver to the Master Servicer an Officer’s Certificate of an Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)  Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by the related Servicer as permitted in Section 3.27(a)(ii) in reimbursement of Advances previously made by such Servicer shall be appropriately reflected in such Servicer’s records and replaced by such Servicer by deposit in the related Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust Fund on such Remittance Date; provided, however that if the rating of such Servicer (including any Successor Servicer) is less than “BBB”, such Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The amount at any time credited to the related Custodial Account may be invested by such Servicer in Permitted Investments.

Section 3.28  Reports to Master Servicer.

Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day), the related Servicer shall furnish to the Master Servicer (i) (a) monthly loan data in a mutually agreed-upon format containing all of the information set forth in Exhibit X-1, (b) default loan data in the format set forth in Exhibit X-2 hereto (or in such other format mutually agreed-upon between such Servicer and the Master Servicer) and (c) information regarding realized losses and gains in the format set forth in Exhibit X-3 hereto (or in such other format mutually agreed between such Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above. Not later than two (2) business Days after the Determination Date of each calendar month, GMACM shall furnish to the Master Servicer a monthly report containing such information regarding Principal Prepayments of Mortgage Loans during the applicable Prepayment Period in a format as mutually agreed to between GMACM and the Master Servicer.

Section 3.29  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

To the extent required by the Mortgage Note related to a Mortgage Loan, the related Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit, promptly upon receipt, and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the related Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the related Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 3.30  [Reserved].

Section 3.31  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders a Distribution Account as a segregated non-interest bearing trust account or accounts. The Securities Administrator will deposit in the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)  All payments and recoveries in respect of principal on the related Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the related Servicer from the related Custodial Account and remitted by the related Servicer to the Securities Administrator;

(ii)  Any Advance and any Compensating Interest Payments;

(iii)  Any Prepayment Charges collected by the related Servicer in connection with the Principal Prepayment of any of the related Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)  Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the related Custodial Account;

(v)  The Purchase Price with respect to any related Mortgage Loans purchased by the Sponsor or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase Price with respect to any related Mortgage Loans purchased by the Depositor pursuant to Section 3.24, and all proceeds of any related Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)  Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)  Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Account.

(c)  The amount at any time credited to the Distribution Account may be invested by the Securities Administrator in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date as directed by the Master Servicer, unless the investment is managed by the Securities Administrator or an affiliate of the Securities Administrator, in which case such Permitted Investments may mature on the Distribution Date. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in the Distribution Account immediately as realized.

Section 3.32  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement for the following purposes:

(i)  to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)  to reimburse the related Servicer (or any successor thereto) for any Advance or Servicing Advance of its own funds, the right of the related Servicer (or any successor thereto) to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)  to reimburse the Master Servicer or the related Servicer (or any successor thereto) from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the related Servicer (or any successor thereto) in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)  to reimburse the related Servicer (or any successor thereto) from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the related Servicer (or any successor thereto) from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)  to reimburse the related Servicer (or any successor thereto) for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)  to reimburse the related Servicer (or any successor thereto) for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)  [reserved];

(viii)  to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)  to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(x)  to reimburse or pay the related Servicer any such amounts as are due thereto under this Agreement or the Servicing Agreement and have not been retained by or paid to the related Servicer, to the extent provided herein or therein;

(xi)  to reimburse the Trustee or the Master Servicer for expenses incurred in the transfer of servicing responsibilities of a terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

(xii)  to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)  to reimburse the Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

(xiv)  to remove amounts deposited in error; and

(xv)  to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)  The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through (v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Account under Section 3.31.

(c)  On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount, to the extent of funds on deposit in the Distribution Account to the holders of the Certificates in accordance with Section 5.04.

Section 3.33  Credit Risk Management Services and Reports; Reliability of Data.

(a)  The Depositor hereby appoints Wells Fargo Bank, National Association as Credit Risk Manager. The Credit Risk Manager shall perform certain services related to servicer review and oversight, monitoring and reporting of various Mortgage Loans and the Servicer’s performance, preparation of Mortgage Loan and REO Property payment, delinquency and loss information, reconciliation of Prepayment Charge collections by such Servicer and monitoring information related to insurance claims and foreclosures. If the Credit Risk Manager is not also acting as the Master Servicer, the related Service shall furnish to the Credit Risk Manager all reports required to be provided in Section 3.28 on the eighteenth (18th) calendar day of each month (or if such day is not a Business Day, the immediately following Business Day), which reports shall be provided in electronic format, and Wells Fargo shall furnish to the Credit Risk Manager all reports required to provided in Section 5.02 of the Servicing Agreement as provided therein. No later than the end of each calendar month, the Credit Risk Manager shall prepare and make available certain reports containing various performance, payment, delinquency and loss information and information related to insurance claims and foreclosures. Such reports shall be made available through the facilities of Wells Fargo’s corporate trust services website, currently located at www.CTSLink.com, and shall be in a format and contain such content as is mutually agreed upon by the Sponsor and the Credit Risk Manager. None of the Trustee, the Securities Administrator or the Master Servicer shall have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(b)  The Transaction Parties acknowledge and agree that the reports that are compiled and prepared by the Credit Risk Manager are based on information provided to the Credit Risk Manager by the Servicer, the Master Servicer and from various unaffiliated third parties, including other Persons involved in the servicing and administration of the related Mortgage Loans or related REO Properties. The Credit Risk Manager makes no representation or warranty as to the accuracy or completeness of any such information or data, and the Credit Risk Manager shall not be responsible for any misstatements, omissions, errors, or inaccuracies in any such reports or information resulting from any misstatements, omissions, errors, or inaccuracies in any information or data provided by third parties.

Section 3.34  Intellectual Property and Confidentiality.

The Transaction Parties acknowledge and agree that the Credit Risk Manager’s services hereunder involve the use of various data, information, templates, processes, ideas, inventions, technology, software, algorithms, mathematical models, analytical tools, evaluative processes, parameters, measurements, methods, know-how, techniques, business practices, functionalities, ideas and concepts developed or utilized by the Credit Risk Manager or its affiliates in connection with the Credit Risk Manager’s performance of the credit risk management services and various other services (collectively, “Wells Fargo Intellectual Property”), and that all such Wells Fargo Intellectual Property is the sole and exclusive property of the Credit Risk Manager and its affiliates and that no license for use of such Wells Fargo Intellectual Property is granted hereby or can be implied by the terms of this Agreement or the activities of the parties hereunder. The Transaction Parties covenant and agree to preserve the confidentiality of such Wells Fargo Intellectual Property, and further covenant and agree that neither the Transaction Parties nor any of their affiliates, directors, officers, employees, agents or representatives, including their outside counsel, auditors and advisors, respectively, shall use (or otherwise appropriate in any respect) any such Wells Fargo Intellectual Property or disclose, publicize, transfer, or otherwise compromise the value of any such Wells Fargo Intellectual Property.

Section 3.35  Limitation Upon Liability of Credit Risk Manager; Indemnification.

Neither the Credit Risk Manager nor any of the directors, officers, employees, or agents of the Credit Risk Manager shall be under any liability to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement in reliance upon information provided by the Servicer, the Master Servicer or any Transaction Party or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager against any breach of representations or warranties made herein, failure to perform its obligations hereunder, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Credit Risk Manager in the performance of duties hereunder or by reason of a breach of its obligations and duties under this Agreement. The Credit Risk Manager and any officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to the terms of this Agreement, the Credit Risk Manager shall be under no obligation to appear in, prosecute, or defend any legal action which, in its opinion, may involve it in any expense or liability; provided, however, that the Credit Risk Manager may with the consent of the applicable Transaction Party, and at such Transaction Party’s expense, undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights, duties, and the interests of the parties hereto.

The Credit Risk Manager shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on its part that may be sustained in connection with, arising out of, or relating to this Agreement or any action taken or not taken by it under this Agreement unless such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Credit Risk Manager or such other Person solely as a result of (i) the breach by the Credit Risk Manager of its obligations hereunder, which breach would subject the Credit Risk Manager to liability pursuant to the first paragraph of this Section or (ii) the breach by a Transaction Party of its obligations under this Agreement, in which case the related Transaction Party shall indemnify the Credit Risk Manager. Notwithstanding the foregoing, neither the Trust Fund nor the Transaction Parties shall indemnify the Credit Risk Manager for ordinary costs and expenses otherwise incurred by the Credit Risk Manager in the performance of the Credit Risk Manager’s duties under this Agreement. The foregoing indemnification shall survive the termination of this agreement or the termination, removal or substitution of any party to this Agreement.

Section 3.36  Resignation or Removal of Credit Risk Manager.

The Credit Risk Manager may resign upon thirty (30) days’ prior written notice to the Trustee. The Credit Risk Manager may be removed as Credit Risk Manager hereunder upon any material breach by the Credit Risk Manager in the performance of its duties hereunder following written notice of such breach provided by the Trustee at the direction of Certificateholders holding not less than a 66-2/3% of the Voting Rights and the Credit Risk Manager’s failure to cure such breach within a reasonable period following such notice.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01  The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement or the Servicing Agreement, as applicable. The Master Servicer shall independently and separately monitor the servicing activities of the Servicers with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.07 and any other information and statements required to be provided by the Securities Administrator hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Distribution Account.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or a Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the related Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the related Servicer.

The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by the related Servicer or the Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

Section 4.02  Monitoring of Servicers.

The Master Servicer shall be responsible for monitoring the compliance by the Servicers with their respective duties under this Agreement and the Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of such Servicer with regard to such Servicer’s compliance with the terms of this Agreement or the Servicing Agreement, as applicable. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with this Agreement or the Servicing Agreement, as applicable, or that a notice should be sent pursuant to this Agreement or the Servicing Agreement, as applicable with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor and the Trustee thereof and the Master Servicer (or, in the case of Wells Fargo, the Trustee) shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicers under this Agreement and the Servicing Agreement, and the Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee) shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement or the Servicing Agreement, as applicable, subject to this Section, Article VIII and the Servicing Agreement, terminate the rights and obligations of such Servicer hereunder or under the Servicing Agreement, as applicable, in accordance with the provisions of Article VIII or the Servicing Agreement, as applicable. The Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee) shall act as servicer of the Mortgage Loans or enter in to a new servicing agreement with a successor servicer selected by the Master Servicer (or, if Wells Fargo is the defaulting Servicer, the Trustee); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer, the Trustee or such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Trustee, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses related to the termination of a Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee if Wells Fargo is the defaulting Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of defaulting Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the related Mortgage Loans in accordance with this Agreement or the Servicing Agreement, as applicable) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement and the Servicing Agreement.

If the Master Servicer or the Trustee acts as a Successor Servicer, it shall not assume liability for the representations and warranties of the terminated Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit a Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney (in form acceptable to Trustee) empowering the Master Servicer, or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the related Servicer and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with this Agreement and the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the Servicing Agreement, as applicable.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement. The Master Servicer, to the extent required by Article III or the Servicing Agreement, as applicable, shall cause each Servicer to, provide access to information and documentation regarding the related Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the related Servicer under this Agreement or the Servicing Agreement, as applicable.

Section 4.07  Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the related Servicer under this Agreement or the Servicing Agreement, as applicable to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement or the Servicing Agreement, as applicable and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement or the Servicing Agreement, as applicable) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.08  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce each Servicer’s obligations to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09  Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit a Servicer (to the extent such action is prohibited under this Agreement or the Servicing Agreement, as applicable) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or the related Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the related Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. The Master Servicer shall not, and (to the extent within its control) shall not permit the related Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable.

The Master Servicer agrees to cause the related Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.31 of this Agreement or pursuant to the Servicing Agreement, as applicable, any amounts collected by the related Master Servicer or the related Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the related Servicer otherwise have fulfilled its obligations under this Agreement or the Servicing Agreement, as applicable, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11  Realization Upon Defaulted Loans.

The Master Servicer shall cause each Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the Servicing Agreement, as applicable.

Section 4.12  Compensation for the Master Servicer.

Subject to Section 4.14 of this Agreement, as compensation for its services hereunder, the Master Servicer shall be entitled to retain or withdraw from the Distribution Account out of each payment of interest on each mortgage Loan included in the Trust Fund an amount equal to the Master Servicing Fee and shall be entitled to receive all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.14.

Section 4.13  REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall cause the related Servicer to sell, and the related Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement or the Servicing Agreement, as applicable. Further, the Master Servicer shall cause each Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the related Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause each Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall cause each Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Custodial Account.

The Master Servicer and the related Servicer upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14  Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the related Servicer under this Agreement or the Servicing Agreement, as applicable with respect to Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer for the related Distribution Date, and not so paid by such Servicer and (ii) the Master Servicing Fee (exclusive of the portion of such fee payable to the Credit Risk Manager) for such Distribution Date without reimbursement therefor.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01  Advances.

(a)  Each Servicer shall make an Advance with respect to any Mortgage Loan serviced by such Servicer and deposit such Advance in the Distribution Account, (1) with respect to GMACM, no later than noon Eastern time on the Remittance Date, and (2) with respect to Wells Fargo (except in the case of a successor servicer to Wells Fargo), on the Remittance Date, in immediately available funds. A Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If a Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, such Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Master Servicer an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of such Advance from its own funds, a Servicer may (i) cause to be made an appropriate entry in its records relating to the related Custodial Account that any Amounts Held for Future Distribution has been used by the related Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the related Custodial Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the related Servicer by deposit in the Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Securities Administrator on such Remittance Date; provided, however that if the rating of the related Servicer (including any Successor Servicer) is less than “BBB”, the related Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

Each Servicer shall be entitled to be reimbursed from the related Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.27 or pursuant to the Servicing Agreement, as applicable. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

Subject to and in accordance with the provisions of Article VIII hereof, in the event that a Servicer fails to make such Advance, then the Master Servicer, as successor to such Servicer or, if Wells Fargo is the defaulting Servicer, the Trustee, as successor to such Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

(b)  (i) GMACM is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 5.01(b)(v) below, under which (1) GMACM assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by GMACM pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, the Master Servicer, the Certificateholders or any other party shall be required before GMACM may enter into an Advance Facility nor shall the Trustee, the Securities Administrator, the Master Servicer or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to GMACM. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) GMACM (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any GMACM Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(ii)  If GMACM enters into an Advance Facility GMACM and the related Advance Financing Person shall deliver to the Master Servicer and the Securities Administrator at the address set forth in Section 11.05 hereof no later than the Remittance Date immediately following the effective date of such Advance Facility a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person ( “GMACM’s Assignee”) that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the Custodial Account pursuant to Section 3.27 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which GMACM would be permitted to reimburse itself in accordance with Section 3.27 hereof, assuming GMACM had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.27 hereof to the extent permitted under Section 5.01(b)(v) below.

(iii)  Notwithstanding the existence of an Advance Facility, GMACM, on behalf of the Advance Financing Person and the GMACM’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.27 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Master Servicer and the Securities Administrator in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, GMACM shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and GMACM’s Assignee shall immediately have the right to receive from the related Custodial Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) GMACM and/or the GMACM’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the related Custodial Account pursuant to Section 3.27 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 3.31 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which GMACM or the GMACM’s Assignee, as applicable, shall be entitled pursuant to Section 3.27 hereof. An Advance Facility may be terminated by the joint written direction of GMACM and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. None of the Depositor, Master Servicer, the Securities Administrator or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, Master Servicer, the Securities Administrator or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the GMACM’s Assignee. GMACM shall indemnify the Master Servicer, the Securities Administrator, Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of gross negligence, recklessness or willful misconduct on the part of the Master Servicer, the Securities Administrator, Depositor, the Trustee or any successor Servicer, as the case may be. GMACM shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by GMACM, and the successor Servicer shall not be liable for any errors in such information.

(iv)  An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as GMACM.

(v)  As between GMACM and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the GMACM’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than GMACM or its related Advance Financing Person in error, then the GMACM’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, GMACM shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by GMACM to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or the GMACM’s Assignee.

(vi)  For purposes of any Officer’s Certificate of GMACM delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by GMACM. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, GMACM shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by GMACM.

(vii)  Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Master Servicer, the Securities Administrator, the Trustee, the Depositor GMACM without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by GMACM. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to GMACM payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and none of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund are, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) GMACM will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) none of the Master Servicer, the Securities Administrator or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between GMACM and any Advance Financing Person.

Section 5.02  Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the related Servicer shall, to the extent of one-half of the Servicing Fee with respect to GMACM or to the extent of the Servicing Fee with respect to Wells Fargo (as set forth in the Servicing Agreement) for such Distribution Date, deposit into the related Custodial Account, as a reduction of and to the extent of, one-half of the Servicing Fee with respect to GMACM or to the extent of the Servicing Fee with respect to Wells Fargo for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the related Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Sponsor, the Trust Fund, the Master Servicer or the Certificateholders.

Section 5.03  REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC I Regular Interests in accordance with Section 5.08 hereof.

Section 5.04  Distributions.

(a)  On each Distribution Date, the Available Distribution Amount for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of funds on deposit in the Distribution Account, in the following order of priority:

First, in the following order of priority:

1.
commencing on the Distribution Date in October 2007, to the Supplemental Interest Trust from the Interest Remittance Amount, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is a Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

2.
from the Interest Remittance Amount remaining after distribution to the Supplemental Interest Trust pursuant to clause (1) above, to the Holders of the Senior Certificates on a pro rata basis based on the entitlement of each such Class, the related Senior Interest Distribution Amount for each such Class and such Distribution Date;

3.
to the extent of the Interest Remittance Amount remaining after distribution to the Supplemental Interest Trust pursuant to clause (1) above and to the Senior Certificates pursuant to clause (2) above, to the Holders of the Class M-1 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

4.
to the extent of the Interest Remittance Amount remaining after distribution to the Supplemental Interest Trust pursuant to clause (1) above, to the Senior Certificates pursuant to clause (2) above and to the Class M-1 Certificates pursuant to clause (3) above, to the Holders of the Class M-2 Certificates, the Interest Distribution Amount for such Class for such Distribution Date; and

5.
to the extent of the Interest Remittance Amount remaining after distribution to the Supplemental Interest Trust pursuant to clause (1) above, to the Senior Certificates pursuant to clause (2) above, to the Class M-1 Certificates pursuant to clause (3) above and to the Class M-2 Certificates pursuant to clause (4) above, to the Holders of the Class M-3 Certificates, the Interest Distribution Amount for such Class for such Distribution Date.

Second, to pay principal on the Certificates, to the extent of the Principal Distribution Amount for each Distribution Date, in the following amount and order of priority:

(1) commencing on the Distribution Date in October 2007, to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is a Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

(2) from the Principal Distribution Amount remaining after distributions pursuant to clause (1) above, the Senior Principal Distribution Amount for such Distribution Date, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

(3) to the Class M-1 Certificates, in an amount equal to the Class M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

(4) to the Class M-2 Certificates, in an amount equal to the Class M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

(5) to the Class M-3 Certificates, in an amount equal to the Class M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero, the Senior Principal Distribution Amount for that Distribution Date will be allocated among the Senior Certificates concurrently and on a pro rata basis, based on the Certificate Principal Balance of each such Class.

Third, after the payment of interest and principal to the Certificates as described in clauses First and Second above, any Net Monthly Excess Cashflow for such Distribution Date will be distributed as follows:

(1) to the Holders of the Class M-1, Class M-2 and Class M-3 Certificates, in that order, an amount equal to the Allocated Realized Loss Amount allocable to each such Class;

(2) to the Holders of the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the related Interest Carry Forward Amount allocable to each such Class on such Distribution Date;

(3) to the Holders of the Offered Certificates in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, payable to such Holders as part of the Principal Distribution Amount;

(4) to the Net WAC Rate Reserve Fund, an amount equal to (i) with respect to the Publicly Offered Certificates other than the Class A-4 Certificates, the sum of the Net WAC Rate Carryover Amounts, if any, with respect to those Certificates and (ii) with respect to the Class A-4 Certificates, the amount by which the sum of the related Net WAC Rate Carryover Amount exceeds the amount received by the Securities Administrator with respect to the Interest Rate Swap Agreement and the Cap Agreement in respect of Net WAC Rate Carryover Amounts since the prior Distribution Date;

(5) to the Supplemental Interest Trust and then from the Supplemental Interest Trust to the Swap Provider, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is a Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(6) to the Holders of the Class X Certificates the Class X Distribution Amount; and

(7) to the Holders of the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, distributions pursuant to paragraphs (1) through (4) above on any Distribution Date will be made after giving effect to payments under the Swap Agreement pursuant to Section 5.04(d) and from amounts received under the Cap Contract.

On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses First and Second above and after the distribution of the Net Monthly Excess Cashflow as described in clause Third above, will withdraw from the Net WAC Reserve Fund the amounts on deposit therein and distribute such amounts to the Senior Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, based on the entitlement of each such Class, the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Swap Agreement and the Cap Contract with respect to the Class A-4 Certificates) for such Distribution Date for each such Class; second, to the Class M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and fourth, to the Class M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from such Distribution Account and distributed by the Securities Administrator to the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date in November 2011, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from amounts on deposit in a separate reserve account established and maintained by the Securities Administrator for the exclusive benefit of the Class P Certificateholders.

(b)  Subject to Section 10.02 hereof respecting the final distribution on a Class of Publicly Offered Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Publicly Offered Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by First Class Mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Publicly Offered Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(c)  Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Remittance Amount, and to the extent of any such remaining amounts due, from Principal Remittance Amount, prior to any distributions to the Holders of the Certificates. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Trust Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment due as a result of the occurrence of a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Senior Certificates and Mezzanine Certificates and shall be paid as set forth in paragraph (5) of clause Third under Section 5.04(a)

(d)  On each Distribution Date, the Securities Administrator shall distribute from the amounts received from the Swap Provider in respect of any Net Swap Trust Payment then on deposit in the Supplemental Interest Trust in the following order of priority:

(1) to the Holders of the Class or Classes of Senior Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore (but in no event to build) the Required Overcollateralization Amount prior to the distribution of Net Monthly Excess Cashflow pursuant to paragraph (3) of clause Third of Section 5.04(a);

(2) to the Senior Certificates, the Senior Interest Distribution Amount for such Distribution Date and any Senior Interest Distribution Amount remaining unpaid after giving effect to distributions of such amounts as described in clause First of Section 5.04(a).

(3) to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, the Interest Distribution Amount for such Distribution Date and any Interest Carry Forward Amounts for each such class and such Distribution Date, after giving effect to distributions of such amounts as described in clause First of Section 5.04(a), but prior to the distribution of Net Monthly Excess Cashflow pursuant to paragraph (2) of clause Third of Section 5.04(a);

(4) to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount with respect to such Certificates for such Distribution Date prior to the distribution of Net Monthly Excess Cashflow pursuant to paragraph (1) of clause Third of Section 5.04(a);

(5) to Class A-4 Certificates, any Net WAC Rate Carryover Amounts, prior to the distribution of Net Monthly Excess Cashflow pursuant to paragraph (4) of clause Third of Section 5.04(a) and from amounts paid pursuant to the Cap Agreement; and

(6) to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under paragraph (6) above) be made other than to the extent of losses and Net WAC Rate Carryover Amounts.

Amounts payable by the trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the Holders of the Certificates. On or before each Distribution Date, such amounts will be distributed by the Trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i) first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date, and

(ii) second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

Section 5.05  Allocation of Realized Losses.

(a)  On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based solely on the reports delivered by the Servicers pursuant to this Agreement and the Servicing Agreement.

(b)  The interest portion of Realized Losses shall be allocated to the Certificates as described in Section 1.02 hereof.

(c)  The principal portion of all Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.05(d) shall be allocated on each Distribution Date as follows: first, in reduction of Net Swap Payments paid by the Swap Provider under the Swap Agreement and available for this purpose, second in reduction of the Net Monthly Excess Cashflow, if any; third, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and sixth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Mezzanine Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Mezzanine Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Mezzanine Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to the Class X Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.04(a) clause Third. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Senior Certificates or Class P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)  With respect to the REMIC I Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-28-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

The REMIC II Market Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-M1 and REMIC II Regular Interest LT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1 has been reduced to zero.

The REMIC II SC Allocation Percentage of all Realized Losses on the Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of REMIC II Regular Interest LT-SC and REMIC II Regular Interest LT-NSC equal to 0.01% of the Certificate Principal Balance of the related Corresponding Certificates second, any remaining Realized Losses shall be allocated to REMIC II Regular Interest LT-XX.

(e)  Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the Servicers under this Agreement or the Servicing Agreement, that any Subsequent Recoveries have been collected by such Servicer with respect to a Mortgage Loan, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Mezzanine Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Mezzanine Certificates pursuant to this Section 5.05. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Mezzanine Certificates, beginning with the Class of Mezzanine Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.05. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Mezzanine Certificate of such Class in accordance with its respective Percentage Interest.

Section 5.06  [Reserved].

Section 5.07  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates and the Depositor via its website a statement setting forth the following information for the Certificates:

(i)  the Interest Accrual Period and general Distribution Dates for each Class of Certificates;

(ii)  the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(iii)  the total cash flows received and the general sources thereof;

(iv)  the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the amount of Prepayment Charges distributed to the Class P Certificates and (D) the Overcollateralization Increase Amount;

(v)  the amount distributed to Holders of each Class on such Distribution Date allocable to interest;

(vi)  the Certificate Principal Balance or Certificate Notional Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(vii)  the aggregate amount of P&I Advances included in the distributions on the Distribution Date;

(viii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(ix)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by a Servicer pursuant to Section 3.27 of this Agreement or the Servicing Agreement or the Master Servicer pursuant to Section 4.14 of this Agreement;

(x)  the cumulative amount of Realized Losses for the Mortgage Loans to date and, in addition, if the Certificate Principal Balance of any Class of Certificates have been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

(xi)  the Overcollateralization Amount, the Credit Enhancement Percentage, any Overcollateralization Increase Amount and any Overcollateralization Reduction Amount for such Distribution Date;

(xii)  the amount of any Prepayment Charges remitted by the Servicers;

(xiii)  the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xiv)  the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(xv)  the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period; the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(xvi)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xvii)  the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(xviii)  the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are sixty (60) days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans as of the last day of such Distribution Date;

(xix)  the aggregate Servicing Fee received by the Servicers and the aggregate Master Servicing Fee received by the Master Servicer during the related Due Period;

(xx)  the amount, if any, of other fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(xxi)  the amount of any Net WAC Rate Carryover Amounts and the amount in the Net WAC Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxii)  whether the Stepdown Date has occurred and whether any Trigger Event is in effect;

(xxiii)  amounts payable in respect of the Cap Contract; and

(xxiv)  amounts payable in respect of the Swap Agreement.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer, the Cap Provider and the Swap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.07 to each Rating Agency.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.07 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)  The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)  The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)  The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)  The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)  The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)  The amount and timing of any non-interest expenses of a REMIC; and

(vii)  Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

Section 5.08  REMIC Designations and REMIC Allocations.

(a)  The Securities Administrator shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

(b)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-I Interest, as the case may be:

(i)  to Holders of each of REMIC I Regular Interest I and REMIC I Regular Interest I-1-A through I-28-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC I Regular Interest I, then to REMIC I Regular Interests I-1-A through I-28-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero; and

(iii)  to the Holders of REMIC I Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date in November 2011 until $100 has been distributed pursuant to this clause.

(c)  On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-II Interest, as the case may be:

(i)  first, to the Holder of REMIC II Regular Interest LT-IO in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3 and REMIC II Regular Interest LT-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT-ZZ shall be reduced and deferred when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-M3, in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ shall be increased by such amount;

(ii)  second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)  98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in November 2011 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause;

(B)  2.00% of such remainder, first, to the Holders REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2, REMIC II Regular Interest LT-A3, REMIC II Regular Interest LT-A4, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2 and REMIC II Regular Interest LT-M3, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest LT-ZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C)  any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC II Regular Interest LT-AA and REMIC II Regular Interest LT-P, in that order and (ii) REMIC II Regular Interest LT-ZZ, respectively; provided that REMIC II Regular Interest LT-P shall not be reduced until the Distribution Date in November 2011, at which point such amount shall be distributed to REMIC II Regular Interest LT-P, until $100 has been distributed pursuant to this clause.

(iii)  third, to the Holders of REMIC II Regular Interest LT-SC, REMIC II Regular Interest LT-NSC and REMIC II Regular Interest LT-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(iv)  fourth, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II SC Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (iii) above, such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Principal Balance of REMIC II Regular Interest LT-SC and REMIC II Regular Interest LT-NSC equal to 0.01% of the aggregate Certificate Principal Balance of the related Corresponding Certificates; second, any remaining principal to REMIC II Regular Interest LT-XX.

Section 5.09  Prepayment Charges.

(a)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

(b)  The Master Servicer shall not be obligated to recalculate or verify Prepayment Charges collected by the related Servicer and remitted to the Master Servicer for deposit in the Distribution Account for distribution to the related Certificateholders.

Section 5.10  Class P Certificate Account.

The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “Wells Fargo Bank, N.A., for the benefit of Nomura Home Equity Loan, Inc., Home Equity Loan Trust 2006-AF1 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the Distribution Date in November 2011, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.11  Net WAC Reserve Fund.

(a)  The Securities Administrator shall establish a Net WAC Reserve Fund on behalf of the holders of the Publicly Offered Certificates. The Net WAC Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled “Net WAC Reserve Fund, Wells Fargo Bank, National Association for the benefit of holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-AF1, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class M-3”. Any payments received by the Securities Administrator under the Cap Contract shall be deposited into the Net WAC Reserve Fund for the benefit of the Class A-1 Certificates. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund $1,000. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraph (4) of clause Third of Section 5.04(a) into the Net WAC Reserve Fund and the Securities Administrator has been directed by the Class X Certificateholder to distribute such amounts to the Holders of the Publicly Offered Certificates in the amounts and priorities set forth in clause Third of Section 5.04(a).

(b)  The Net WAC Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust Fund shall be the nominal owner of the Net WAC Reserve Fund. The Class X Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 5.04(a). Amounts in the Net WAC Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class X Certificateholder, not as a distribution in respect of any interest in any REMIC (pursuant to Section 5.08). All amounts earned on amounts on deposit in the Net WAC Reserve Fund shall be taxable to the Majority Class X Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

(c)  For federal tax return and information reporting, the value of the right of the holder of the Class A-4 Certificates to receive payments from the Net WAC Reserve Fund shall be $400,000 and the amount allocated to the right of the holders of the Publicly Offered Certificates (other than the Class A-4 Certificates) to receive payments from the Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be zero.

Section 5.12  Supplemental Interest Trust.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Senior Certificates and Mezzanine Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to clauses First, Second and Third of Section 5.04(a) of this Agreement. On each Distribution Date, the Securities Administrator shall distribute any such amounts to the Swap Provider pursuant to the Swap Agreement as set forth in Section 5.04(d). For the avoidance of doubt, any upfront fee (an “Upfront Fee”) paid by the Swap Provider on the Closing Date shall not be an asset of the Supplemental Interest Trust. The Securities Administrator shall remit any such Upfront Fee to the Sponsor on the first Distribution Date.

(c)  On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider. On each Distribution Date, the Securities Administrator shall distribute from the Supplemental Interest Trust an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement, and make the distributions required under Section 5.04(d) of this Agreement.

(d)  The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class X Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the holder of the Majority Class X Certificateholder, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the Majority Class X Certificateholder, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class X Certificates.

(e)  For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to clauses First, Second and Third of Section 5.04(a) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

The Securities Administrator shall treat the Holders of the Senior Certificates and Mezzanine Certificates as having entered into a notional principal contract with respect to the Holders of the Class X Certificates. Pursuant to each such notional principal contract, all Holders of the Senior Certificates and Mezzanine Certificates shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class X Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Senior Certificates and Mezzanine Certificates in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Senior Certificates and Mezzanine Certificates of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC III Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Senior Certificate and Mezzanine Certificate shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  The Sponsor shall provide to the Securities Administrator the value of the right of the holders of the Senior Certificates and Mezzanine Certificates to receive payments from the Supplemental Interest Trust for federal tax return and information reporting not later than the December 31, 2006.

(g)  Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Depositor is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Securities Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of this Agreement.

(h)  In the event that the Swap Provider fails to perform any of its obligations under the Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event (each as defined in the Swap Agreement) occurs with respect to the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall immediately after receiving written notice of such Event of Default, Termination Event or Additional Termination Event, but no later than the next Business Day following notice of such failure or breach, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, in accordance with the Swap Agreement.

(i)  In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust Trustee shall, as soon as practicable, but no later than two (2) business days after the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Section 5.13  Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Senior Certificate or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carry-Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Senior Certificate and Mezzanine Certificate as follows: each Senior Certificate and Mezzanine Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Senior Certificate and Mezzanine Certificate.

The REMIC Regular Interest corresponding to a Senior Certificate and Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class X Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to a Senior Certificate and Mezzanine Certificate may exceed the actual amount of distributions on the Senior Certificate and Mezzanine Certificate.

Section 5.14  Reports Filed with Securities and Exchange Commission.

(a)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported to the Depositor and the Securities Administrator by the entity indicated on Exhibit N and approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit H hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)  After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two (2) calendar days after receipt of such copy, but no later than the twelfth (12th) calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.14(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.14(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)  (i)For so long as the Trust Fund is subject to Exchange Act reporting requirements, within four (4) Business Days after the occurrence of an event set forth on Exhibit N hereto or such other event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, and subject to receipt of such information by the Securities Administrator from the entity indicated on Exhibit N as the Responsible Party for providing that information, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third (3rd) Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.14(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that it has filed. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.14(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)  (i)On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.14(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)For so long as the trust is subject to Exchange Act reporting requirements, within ninety (90) days after the end of each calendar year or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), (it being understood that the fiscal year for the trust ends on December 31 of each year) commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicing Function Participant (other than the Custodian), as described under Section 3.13, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Servicing Function Participant’s report on assessment of compliance with servicing criteria described under Section 3.14 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Servicing Function Participant, as described under Section 3.14 and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.14 or the Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K as set forth on Exhibit N under Form 10-K (“Additional Form 10-K Disclosure”) shall be reported to the Depositor and the Securities Administrator by the parties set forth on Exhibit N, and shall be approved by the Depositor pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)  As set forth on Exhibit N hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) each Transaction Party shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)  After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.14(c)(ii). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K to be filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 5.14(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 5.14(d), Section 3.13, Section 3.14 and Section 3.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e)  The Master Servicer, the Depositor, the Custodian, the Sponsor and Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such party’s obligations under this Section 5.14 or such party’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 11.01, this Section 5.14 may be amended without the consent of the Certificateholders.

Any notice required to be delivered by the Securities Administrator to the Depositor pursuant to this Sections 3.13, 3.14, 3.18 or 5.14 shall be delivered by the Securities Administrator by facsimile and electronic mail to Juliet Buck, Esq. at (646) 587-9817 and jbuck@us.nomura.com, with a copy to John Graham at (646) 587-9592 and jgraham@us.nomura.com and a copy to N. Dante LaRocca at (646) 587-9804 and dlarocca@us.nomura.com.

Section 5.15  Swap Collateral Account.

The Securities Administrator is hereby directed to perform the obligations of the Custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”).

On or before the Closing Date, the Swap Custodian shall establish a Swap Collateral Account. The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Class A Certificates and Mezzanine Certificates on the Closing Date. The Swap Collateral Account shall be an Eligible Account and shall be entitled “Supplemental Interest Trust Posted Collateral Account, Wells Fargo Bank, National Association for the benefit of holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-AF1”.

The Swap Custodian shall credit to Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Swap Agreement and applicable law. The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be invested at the direction of the Depositor in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. If no investment direction is received or provided, the Securities Administrator shall invest the funds in the Wells Fargo Advantage Prime Investment Money Market Fund. All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be taxable to the Swap Provider.

Upon the occurrence of an Event of Default, a Termination Event, or an Additional Termination Event (each as defined in the Swap Agreement), amounts in the Swap Collateral Account shall be withdrawn by the Swap Custodian and applied to the payment of any termination payment due to Party B (as defined in the Swap Agreement) in accordance with the Swap Credit Support Annex. Any excess amounts held in such Swap Collateral Account after payment of all amounts owing to Party B under the Swap Agreement shall be withdrawn from the Swap Collateral Account and paid to the Swap Provider in accordance with the Swap Credit Support Annex.

Section 5.16  Cap Collateral Account.

The Securities Administrator is hereby directed to perform the obligations of the Custodian as defined under the Cap Credit Support Annex (the “Cap Custodian”).

On or before the Closing Date, the Cap Custodian shall establish a Cap Collateral Account. The Cap Collateral Account shall be held in the name of the Cap Custodian in trust for the benefit of the Class A-4 Certificates on the Closing Date. The Swap Collateral Account shall be an Eligible Account and shall be entitled “Cap Posted Collateral Account, Wells Fargo Bank, National Association for the benefit of holders of Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-AF1, Class A-4”.

The Cap Custodian shall credit to Cap Collateral Account all collateral (whether in the form of cash or securities) posted by the Cap Provider to secure the obligations of the Cap Provider in accordance with the terms of the Cap Contract. Except for investment earnings, the Cap Provider shall not have any legal, equitable or beneficial interest in the Cap Collateral Account other than in accordance with this Agreement, the Cap contract and applicable law. The Cap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Cap Collateral Account in accordance with Cap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Cap Credit Support Annex shall be invested at the direction of the Depositor in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. If no investment direction is received or provided, the Securities Administrator shall invest the funds in the Wells Fargo Advantage Prime Investment Money Market Fund. All amounts earned on amounts on deposit in the Cap Collateral Account (whether cash collateral or securities) shall be taxable to the Cap Provider.

Upon the occurrence of an Event of Default, a Termination Event, or an Additional Termination Event (each as defined in the Cap Contract), amounts in the Cap Collateral Account shall be withdrawn by the Cap Custodian and applied to the payment of any termination payment due to Party B (as defined in the Cap Contract) in accordance with the Cap Credit Support Annex. Any excess amounts held in such Cap Collateral Account after payment of all amounts owing to Party B under the Cap Contract shall be withdrawn from the Cap Collateral Account and paid to the Cap Provider in accordance with the Cap Credit Support Annex.

ARTICLE VI

THE CERTIFICATES

Section 6.01  The Certificates.

(a)  The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance	Pass-Through Rate
A-1	$ 25,000	$1	$ 148,815,000	Class A-1 Pass-Through Rate
A-2	$ 25,000	$1	$ 26,103,000	Class A-2 Pass-Through Rate
A-3	$ 25,000	$1	$ 61,799,000	Class A-3 Pass-Through Rate
A-4	$ 25,000	$1	$ 104,843,000	Class A-4 Pass-Through Rate
M-1	$ 25,000	$1	$ 15,077,000	Class M-1 Pass-Through Rate
M-2	$ 25,000	$1	$ 10,424,000	Class M-2 Pass-Through Rate
M-3	$ 25,000	$1	$ 5,211,000	Class M-3 Pass-Through Rate
P	$ 1	$1	$ 100.00	N/A
X	$ 1	$1	$	Class X Pass-Through Rate
R	N/A	N/A	N/A	N/A
R-X	N/A	N/A	N/A	N/A

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)  The Class X Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the related Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Securities Administrator shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Mezzanine Certificate acquired after termination of the Supplemental Interest Trust or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of Senior Certificate or Mezzanine Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of PTCE 95-60, 91-38, 96-23, 90-1 or 84-14.

(c)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit D) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit E) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)  The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)  an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC to cease to qualify as a REMIC and will not cause any REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)  No transfer of the Class X Certificates shall be made unless the transferee of such Certificates provides to the Securities Administrator the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)), as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class X Certificate, the Securities Administrator shall provide a copy of such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall provide to the Swap Provider a copy of any such tax certification form received from the Securities Administrator.

(e)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to the Residual Certificate, the holder thereof may exchange, in the manner described above, such Residual Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest, respectively, in each case that was evidenced by the Residual Certificate being exchanged.

(g)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)  The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Sponsor.

(i)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.

The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Depositor, the Servicers, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09  Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE DEPOSITOR, THE RELATED SERVICER AND THE MASTER SERVICER

Section 7.01  Liabilities of the Depositor, the related Servicer and the Master Servicer.

Each of the Depositor, the related Servicer and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02  Merger or Consolidation of the Depositor, the related Servicer or the Master Servicer.

(a)  Each of the Depositor and the related Servicer will keep in full force and effect its rights and franchises as a corporation (or other entity resulting from merger, conversion or consolidation to the extent permitted under this Section 7.02) under the laws of the state of its incorporation or formation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  The Depositor, the related Servicer or the Master Servicer may be merged, converted, or consolidated, and any Person resulting from any merger, conversion, or consolidation to which the Depositor, such Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the related Servicer or the Master Servicer shall be the successor of the Depositor, such Servicer or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that any Successor Servicer shall have represented that it meets the eligibility criteria set forth in Section 8.02.

Section 7.03  Indemnification of the Depositor and Servicing Function Participants.

(a)  The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation of and the termination of this Agreement.

(b)  The related Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to such Servicer’s gross negligence in the performance of its duties under this Agreement or failure to service the related Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of such Servicer contained herein. The related Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim, but failure to so notify the related Servicer shall not limit its obligations hereunder. The related Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

(c)  Each Servicing Function Participant shall indemnify and hold harmless the related Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor and their respective directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement, Back-up Certification or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or material omission in any information, data or materials required to be contained in (i) any compliance certificate delivered by the such party pursuant to Section 3.13 of this Agreement, (ii) any assessment or attestation delivered by such party pursuant to Section 3.14 of this Agreement, (iii) any back-up certification (in the form of Exhibit M) delivered by such party pursuant to Section 3.18 of this Agreement or (iv) any disclosure materials delivered by such party pursuant to Section 5.14 or (c) the negligence, bad faith or willful misconduct of such party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the related Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor as a result of any claims, losses, damages or liabilities incurred by Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Sponsor on the one hand and such party on the other. This indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement.

Section 7.04  Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, the related Servicer and Others.

Subject to the obligation of the Depositor and the related Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)  Neither the Depositor, the Securities Administrator, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Securities Administrator and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Securities Administrator, the Master Servicer, the related Servicer, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the related Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Custodial Agreement or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the related Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian’s failure to perform its duties hereunder, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the related Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or (iii) with respect to Custodian, any such loss, liability or expense incurred by reason of the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)  The Depositor the Securities Administrator or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.32. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)  The Trustee shall not be liable for any acts or omissions of any Servicer, the Depositor or the Custodian.

Section 7.05  The related Servicer Not to Resign.

(a)  The related Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by the related Servicer. Any determination permitting the resignation of the related Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. No appointment of a successor to the related Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed in writing to assume the obligations of the related Servicer hereunder. The related Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer. No such resignation shall become effective until a successor servicer or the Master Servicer shall have assumed the related Servicer’s responsibilities and obligations hereunder. The related Servicer shall notify the Master Servicer and the Rating Agencies of its resignation.

(b)  Except as expressly provided herein, the related Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by such Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the related Servicer from designating a Subservicer as payee of any indemnification amount payable to the related Servicer hereunder; provided, however, that as provided in Section 3.03, no Subservicer or Subcontractor shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer or Subcontractor as an indemnitee under this Agreement.

Section 7.06  Termination of the related Servicer Without Cause; Appointment of Special Servicer.

(a)  For so long as the Sponsor retains ownership of the servicing rights with respect to any of the Mortgage Loans, the Sponsor may, at its option, terminate the servicing responsibilities of the related Servicer hereunder with respect to such Mortgage Loans without cause. No such termination shall become effective unless and until a successor to such Servicer shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor servicer meets the eligibility criteria contained in Section 8.02, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have been notified in writing of such appointment and such successor servicer meets the Minimum Servicing Requirements, (iv) such successor has agreed to assume the obligations of the related Servicer hereunder to the extent of the related Mortgage Loans and (v) all amounts reimbursable to the related Servicer pursuant to the terms of this Agreement shall have been paid to the related Servicer by the successor appointed pursuant to the terms of this Section 7.06 or by the Sponsor including without limitation, all unreimbursed Advances and Servicing Advances made by the related Servicer and all out-of-pocket expenses of the related Servicer incurred in connection with the transfer of servicing to such successor. The Sponsor shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee and the Master Servicer.

The rights of the Sponsor to terminate the related Servicer pursuant to this Section 7.06(a) will cease to exist if the Sponsor sells or otherwise divests itself of its ownership of the servicing rights with respect to the Mortgage Loans; provided, however, that this Section 7.06(a) will be operative at any time the Sponsor retains or comes into possession of such servicing rights.

(b)  In addition, the Sponsor may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans. The Sponsor and the related Servicer shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any Subservicing Agreement shall contain terms and provisions not inconsistent with this Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by the related Servicer with respect to each such Mortgage Loan and will be remitted to such special servicer by the related Servicer.

Section 7.07  Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08  Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09  Rights of the Depositor in Respect of the related Servicer and the Master Servicer.

Each of the Master Servicer and the related Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer or Subcontractor shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the related Servicer (and any such Subservicer or Subcontractor) in respect of the related Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the related Servicer (and those of any such Subservicer or Subcontractor) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the related Servicer and any Subservicers. Upon request, each of the Master Servicer and the related Servicer shall furnish to the Depositor and the Trustee its (and any such Subservicer’s or Subcontractor’s) most recent financial statements and such other information relating to the Master Servicer’s or the related Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Subservicer or Subcontractor possesses). To the extent the Depositor and the Trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the related Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the related Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the related Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the related Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.09 shall require the related Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The related Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the related Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the related Servicer under this Agreement or exercise the rights of the Master Servicer or the related Servicer under this Agreement; provided that neither the Master Servicer nor the related Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the related Servicer and is not obligated to supervise the performance of the Master Servicer or the related Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01  Events of Default.

(a)  In case one or more of the following events of default by a Servicer (each, a “Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure by such Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days; or

(ii)  failure on the part of a Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement (other than those described in (viii) and (ix) below), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Master Servicer or to such Servicer and the Master Servicer by the holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  such Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

(v)  such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  such Servicer attempts to assign its right to servicing compensation hereunder (other than any payment by such Servicer to the Sponsor of any portion of the Servicing Fee payable to such Servicer as provided in a separate side letter between the Sponsor and such Servicer) or such Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

(vii)  such Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects such Servicer’s ability to perform its obligations hereunder; or

(viii)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by such Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.14, which default shall not be subject to notice or a cure period; or

(ix)  after the Trust Fund ceases to be subject to Exchange Act reporting requirements, any failure by such Servicer to duly perform, within the required time period, its obligation to provide the annual statements of compliance and attestation reports described in Sections 3.13 and 3.14 hereof, which failure continues unremedied for a period of ten (10) Business Days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Servicer by the Master Servicer; or

(x)  any failure by such Servicer (or any successor thereto) to provide, within the required time period set forth in Section 3.28 hereof, any required reports or data pertaining to the related Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Servicer (or any successor thereto) by the Master Servicer; or

(xi)  with respect to Wells Fargo only, an event of default by Wells Fargo under the Servicing Agreement then, and in each and every such case, so long as a Servicer Default with respect to GMACM or any successor shall not have been remedied, the Master Servicer, by notice in writing to the related Servicer shall with respect to a payment default by such Servicer pursuant to Section 8.01(i) of this Agreement and, upon the occurrence and continuance of any other Servicer Default with respect to GMACM or any successor, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 of this Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same with respect to a default by such Servicer. In connection with the occurrence of a Servicer Default by Wells Fargo which shall not have been remedied, the Master Servicer shall notify the Trustee and the Trustee, by notice in writing to such Servicer, shall with respect to a payment default by such Servicer pursuant to the Servicing Agreement, and upon the occurrence and continuance of any other Servicer Default by such Servicer, may, and at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under the Servicing Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate the rights and obligations of such Servicer under the Servicing Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating such Servicer for the same with respect to a default by such Servicer. On or after the receipt by such Servicer of such written notice, all authority and power of the defaulting Servicer under this Agreement or the Servicing Agreement, as applicable, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer or the Trustee, as applicable. Upon written request from the Master Servicer or the Trustee, as applicable, the defaulting Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s (or its Custodian’s) possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at such Servicer’s sole expense. The defaulting Servicer shall cooperate with the Master Servicer or the Trustee, as applicable in effecting the termination of such Servicer’s responsibilities and rights hereunder or under the Servicing Agreement, as applicable, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the related Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement or the Servicing Agreement, as applicable, on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04 of this Agreement or the benefits under the Servicing Agreement, as applicable, notwithstanding any such termination, with respect to events occurring prior to such termination). Neither Master Servicer nor the Trustee shall have knowledge of a Servicer Default unless a Responsible Officer of the Master Servicer or the Trustee, as applicable, has actual knowledge or unless written notice of any Servicer Default is received by the Master Servicer or the Trustee, as applicable, at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(b)  In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)  any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights; or

(ii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v)  so long as the Trust Fund is subject to Exchange Act reporting requirements, failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.13, 3.14, 3.18 or 5.14.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. Furthermore, neither the Trustee nor any other successor master servicer shall be liable for any acts or omissions of the terminated Master Servicer.

Section 8.02  Master Servicer or Trustee to Act; Appointment of Successor.

On and after the time a Servicer receives a notice of termination pursuant to Section 8.01 of this Agreement or pursuant to the Servicing Agreement, the Master Servicer or the Trustee, as applicable, shall become the successor to such Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the terminated Servicer by the terms and provisions hereof or the Servicing Agreement, as applicable, and applicable law including the obligation to make Advances pursuant to Article V hereof or the Servicing Agreement, as applicable, except as otherwise provided herein or therein; provided, however, that the Master Servicer’s or the Trustee’s obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90-day transition period and the Master Servicer or the Trustee, as applicable, will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer or the Trustee, as applicable, shall be entitled to all fees, costs and expenses relating to the related Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder or under the Servicing Agreement, as applicable, provided, however, that neither the Master Servicer nor the Trustee shall be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 of this Agreement or pursuant to the Servicing Agreement or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Master Servicer or the Trustee, as applicable, may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI of this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer hereunder or under the Servicing Agreement. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of the related Mortgage Loans under this Agreement or under the Servicing Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of such Servicer under Section 8.01 of this Agreement or under the Servicing Agreement, as applicable), with like effect as if originally named as a party to this Agreement or under the Servicing Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Master Servicer assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Master Servicer or the Trustee, as applicable, shall not resign as servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder or under this Servicing Agreement, the Master Servicer or the Trustee, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer hereunder or under this Servicing Agreement. The Master Servicer or the Trustee, as applicable and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the terminated Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Master Servicer or the Trustee, as applicable, in connection with the termination of the terminated Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer, the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Master Servicer or the Trustee, as applicable, from the Distribution Account pursuant to Section 3.32. Any successor to the terminated Servicer as successor servicer under this Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to Section 3.05 of this Agreement or pursuant to the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or Master Servicing Fee or for any differential in the amount of the Servicing Fee or Master Servicing Fee paid herunder and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

Section 8.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within sixty (60) days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04  Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3% of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by a Servicer or the Master Servicer in the performance of its obligations hereunder or under the Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator.

(a)  The Trustee, prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default, and after the curing or waiver of all Servicer Defaults with respect to Wells Fargo and all Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Default with respect to Wells Fargo or a Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

(c)  The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default and after the curing or waiver of all such Servicer Defaults with respect to Wells Fargo and all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Default with respect to Wells Fargo or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default, Servicer Default with respect to Wells Fargo or Master Servicer Default;

(v)  The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)  None of the Sponsor, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02  Certain Matters Affecting the Trustee and Securities Administrator.

(a)  Except as otherwise provided in Section 9.01:

(i)  The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Sponsor, the Depositor or the Servicers, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Servicer Default with respect to Wells Fargo or a Master Servicer Default hereunder and after the curing or waiver of all Servicer Defaults with respect to Wells Fargo or all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than twenty-five percent (25%) of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)  Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)  The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)  The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)  The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the related Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property; and

(b)  The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations thereunder on behalf of Party B (as defined therein) and shall do so solely in its capacity as Supplemental Interest Trust Trustee and not in its individual capacity. The Supplemental Interest Trust Trustee shall have no responsibility for the contents of the Swap Agreement, including, without limitation, the representations and warranties contained therein.

The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement for Party B (as defined therein) and to perform the obligations of Party B thereunder on the Closing Date and thereafter on behalf of the Holders of the Certificates. The Sponsor, the Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Supplemental Interest Trust Trustee shall execute and deliver the Swap Agreement for Party B (as defined therein) and to perform the obligations of Party B thereunder and shall do so solely in its capacity as Supplemental Interest Trust Trustee and not in its individual capacity. The Supplemental Interest Trust Trustee hereby directs the Securities Administrator and the Securities Administrator is hereby empowered under this Agreement to act on behalf of the Supplemental Interest Trust Trustee. Any funds payable by the Securities Administrator in connection with its obligations on behalf of the Supplement Interest Trust Trustee and the Supplemental Interest Trust under the Swap Agreement shall be paid from funds of the Supplemental Interest Trust in accordance with the terms and provisions of the Swap Agreement. Notwithstanding anything to the contrary contained herein or in the Swap Agreement, neither the Securities Administrator nor the Supplemental Interest Trust Trustee shall be required to make any payments from its own funds to the counterparty under the Swap Agreement.

The Trustee is hereby directed to execute and deliver the Cap Contract for Party B (as defined therein) and to perform the obligations of Party B thereunder on the Closing Date and thereafter on behalf of the Holders of the Certificates. The Sponsor, the Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Trustee shall execute and deliver the Cap Contract for Party B (as defined therein) and to perform the obligations of Party B thereunder and shall do so solely in its capacity as Trustee and not in its individual capacity. The Trustee shall have no responsibility for the contents of the Cap Agreement including, without lmitation, the representations and warranties contained therein. The Trustee hereby directs the Securities Administrator and the Securities Administrator is hereby empowered under this Agreement to act on behalf of the Trustee. Any funds payable by the Securities Administrator under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Securities Administrator shall be required to make any payments to the Cap Counterparty under the Cap Contract unless otherwise set forth in the Cap Contract.

None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodians or the Trustee shall be responsible for the acts or omissions of the others or the Swap Provider or the Cap Counterparty, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

Section 9.03  Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency (other than as specifically set forth in Section 9.12) of the Cap Contract, the Swap Agreement, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Section 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05  Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Cap Contract, the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the related Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from any REMIC therefor.

Section 9.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A-1" by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least fifty-one percent (51%) of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Any Person appointed as successor trustee pursuant to this Section 9.07 shall also be required to serve as successor supplemental interest trust trustee hereunder and under the Swap Agreement.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.08  Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the successor trustee or successor securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or successor securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator or shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any REMIC or any property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of any REMIC and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to any REMIC or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11  Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12  Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, GMACM and the Depositor as applicable, as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any REMIC after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-3 Certificates, second, to the Class M-2 Certificates, third, to the Class M-1 Certificates, and fourth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01  Termination Upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) upon the earlier of (a) the Master Servicer’s exercise of its optional right to purchase the Mortgage Loans and related REO Properties (the “Cleanup Call”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Cleanup Call or shall be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicers or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right, (v) any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the Cleanup Call and (vi) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodian payable pursuant to this Agreement or the Custodial Agreement.

The right to exercise the Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Mortgage Loans at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call.

In connection with any Cleanup Call, four Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 10.02, the Securities Administrator shall, no later than 4:00 pm New York City time on such day, request in writing (in accordance with the applicable provision of the Swap Agreement) and by phone from the Swap Provider the amount of the Estimated Swap Termination Payment. The Swap Provider shall, no later than 2:00 pm on the following Business Day, notify in writing (which may be done in electronic format) the Securities Administrator of the amount of the Estimated Swap Termination Payment; the Securities Administrator shall promptly on the same day notify the Terminator of the amount of the Estimated Swap Termination Payment.

Two Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 10.02), (i) the Terminator shall, no later than 1:00 pm New York City time on such day, deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price (other than the Swap Termination Payment) and the Estimated Swap Termination Payment, and (ii) if the Securities Administrator shall have determined that the aggregate Stated Principal Balance of all of the Mortgage Loans as of the related Determination Date is not more than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and that all other requirements of the optional termination have been met, including without limitation, the deposit required pursuant to the immediately preceding clause (i) as well as the requirements specified in Section 10.03, then the Securities Administrator shall, on the same Business Day, provide written notice to the Depositor, the Master Servicer, the Servicer, the Supplemental Interest Trust Trustee, the Trustee and the Swap Provider confirming (in accordance with the applicable provisions of the Swap Agreement) (a) its receipt of the Termination Price (other than the Swap Termination Payment) and the Estimated Swap Termination Payment and (b) that all other requirements of the optional termination have been met. Upon the Securities Administrator’s providing the notice described in the preceding sentence, the optional termination shall become irrevocable, the notice to Certificateholders of such optional termination provided pursuant to the Section 10.02 shall become unrescindable, the Swap Provider shall determine the Swap Termination Payment in accordance with the Swap Agreement, and the Swap Provider shall provide to the Securities Administrator written notice of the amount of the Swap Termination Payment not later than one Business Day prior to the final Distribution Date specified in the notice required pursuant to Section 10.02.

In connection with any optional termination, only an amount equal to the Termination Price less any Swap Termination Payment shall be made available for distribution to the Regular Certificates. Any Estimated Swap Termination Payment deposited into the Distribution Account by the Terminator shall be withdrawn by the Securities Administrator from the Distribution Account on the related final Distribution Date and distributed as follows: (i) to the Supplemental Interest Trust for payment to the Swap Provider in accordance with Section 5.13, an amount equal to the Swap Termination Payment calculated pursuant to the Swap Agreement, provided that in no event shall the amount distributed to the Swap Provider in respect of the Swap Termination Payment exceed the Estimated Swap Termination Payment, and (ii) to the Terminator an amount equal to the excess, if any, of the Estimated Swap Termination Payment over the Swap Termination Payment. The Swap Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

Section 10.02  Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least ten (10) days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the related Termination Price to the Securities Administrator on behalf of the Trust Fund on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Cleanup Call, specifying the Distribution Date on which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03  Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Cleanup Call pursuant to the terms of this Agreement or (ii) the final payment on or other liquidation of the last Mortgage Loan or REO Property in REMIC I pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)
The Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for each REMIC pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)
During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC I for cash; and

(3)
At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.

This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Accounts maintained by the related Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; provided further that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel nor any letter from the Rating Agencies stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates shall be required if such amendment is to effect a transfer of servicing pursuant to Section 7.06(a) to a Successor Servicer satisfying the Minimum Servicing Requirements.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against any REMIC at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any REMIC to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to enter into any amendment that affects its rights, duties or immunities under this Agreement or otherwise.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Sponsor or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN.

Section 11.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Sponsor to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sponsor to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sponsor or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Sponsor or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05  Notices.

The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;

(2)	The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(3)	The resignation or termination of a Servicer, the Master Servicer or the Trustee and the appointment of any successor; and

(4)	The final payment to Certificateholders.

In addition, the Securities Administrator shall, upon request, promptly furnish to each Rating Agency copies of the following:

(5)	Each Annual Statement of Compliance described in Section 3.13 of this Agreement; and

(6)	Each Assessment of Compliance and Attestation Report described in Section 3.14.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Home Equity Loan, Inc.., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1; (ii) in the case of the Sponsor, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1 or such other address as may be hereafter furnished to the other parties hereto by the Sponsor in writing; (iii) in the case of GMACM, GMAC Mortgage, LLC, 500 Enterprise Road Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Custodian, Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, California 92614, (vi) in the case of the Securities Administrator, its Corporate Trust Office; (vii) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NHEL 2006-AF1) and (viii) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Sponsor or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Sponsor or the Depositor.

Section 11.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty-five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.10  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.13, 3.14, 3.18 and 5.14 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Notwithstanding the foregoing, the related Servicer shall be under no obligation to provide any information in addition to that required by Sections 3.13, 3.14, 3.18 and 5.14 of this Agreement as of the Closing Date that the Depositor deems required under Regulation AB if (i) such Servicer does not believe that such additional information is required under Regulation AB and (ii) such Servicer is not providing such additional information for its own securitizations, unless the Depositor pays all reasonable costs incurred by such Servicer in connection with the preparation and delivery of such additional information and such Servicer is given reasonable time to establish the necessary systems and procedures to produce such additional information.

Section 11.11  Early Termination of the Cap Contract.

In the event that the Cap Contract is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Cap Contract which was cancelled or otherwise terminated, providing interest rate protection which is equal to the then-existing protection provided by the Cap Contract, which was cancelled or otherwise terminated provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment. If the Trustee is unable to locate a qualified successor Cap Provider, any early termination payment will be remitted to the Net WAC Reserve Fund for the benefit of the Class A-4 Certificates for distribution by the Securities Administrator to the Class A-4 Certificates in accordance with paragraph (4) of clause Third of Section 5.04(a).

Section 11.12  Early Termination of Swap Agreement.

In the event that the Swap Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Sponsor shall, to the extent a replacement contract is available, direct the Trustee to execute a replacement contract comparable to the Swap Agreement, providing interest rate protection which is equal to the then-existing protection provided by the Swap Agreement, provided, however, that the cost of any such replacement contract providing the same interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment.

IN WITNESS WHEREOF, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, GMACM and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA HOME EQUITY LOAN, INC.,
as Depositor
By: /s/ John P. Graham
Name: John P. Graham
Title: Managing Director
NOMURA CREDIT & CAPITAL, INC.,
as Sponsor
By: /s/ Timothy P.F. Crowley
Name: Timothy P.F. Crowley
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator
By: /s/ Carla S. Walker
Name: Carla S. Walker
Title: Vice President
HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee
By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President
GMAC MORTGAGE, LLC,
as a Servicer
By: /s/ Wesley B. Howland
Name: Wesely B. Howland
Title: Vice President

With respect to Sections 3.33, 3.34, 3.35 and 3.36
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Credit Risk Manager
By: /s/ Carla S. Walker
Name: Carla S. Walker
Title: Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ___ day of November 2006, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Home Equity Loan, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ____ day of November 2006 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY	)

On this ____ day of November 2006, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of November 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of November 2006, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____________________________
Notary Public
[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A-[1][2][3][4] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE POOLING & SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Initial Pass-Through Rate: [____%][Variable]

Class A-[1][2][3][4] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of the Class A-[1][2][3][4] Certificates as of the Cut-off Date: $

Trustee: HSBC Bank USA, National Association

First Distribution Date: November 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: October 25, 2036	CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC.,
HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class A-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during [FOR CLASS A-[1][2][3] CERTIFICATES][the calendar month immediately preceding the calendar month in which such Distribution Date occurs] [FOR CLASS A-4 CERTIFICATES][the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or with respect to the first Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs] on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to [FOR CLASS A-[1][2][3] CERTIFICATES][the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i) [______]% per annum and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date] [FOR CLASS A-4 CERTIFICATES][the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the First Optional Termination Date, [___]% or (B) after the First Optional Termination Date, [___]% and (ii) the Net WAC Pass-Through Rate.] The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the applicable Record Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in October 2036 which is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries on the Mortgage Loans and other assets included in the Trust Fund [FOR CLASS A-4 ONLY: (including the Cap Agreement)] and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS M-[1][2][3] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [[,/AND] THE CLASS M-1 CERTIFICATES] [[,/AND] [THE CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE POOLING & SERVICING AGREEMENT.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN. ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(b) OF THE AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __	Pass-Through Rate: ___%

Class M-[1][2][3]Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of this Class M-[1][2][3] Certificate as of the Cut-off Date: $_______________

Trustee: HSBC Bank USA, National Association

First Distribution Date: November 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: October 25, 2036	CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month preceding to the calendar month in which such Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the Initial Pass-Through Rate set forth on the face hereof for the First Distribution Date and, for each Distribution Date thereafter, the lesser of (i)(a) with respect to any Distribution Date which occurs on or prior to the First Optional Termination Date, [____]% per annum and (b) with respect to each Distribution Date which occurs thereafter, [____]% per annum and (ii) the Net WAC Pass-Through Rate for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries on the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee. Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS UNDER THE SECURITIES ACT, PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. __	Percentage Interest: ____

Class X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date:

Trustee: HSBC Bank USA, National Association

First Distribution Date: November 25, 2006
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: October 25, 2036	CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month preceding the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Class X Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without such registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. ___	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of the Class P Certificates as of the Cut-off Date: $100

First Distribution Date: November 25, 2006	Initial Certificate Principal Balance of the Certificate as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: October 25, 2036
CUSIP: [__________________]

Certificate No. ___	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006	Aggregate Initial Certificate Principal Balance of the Class P Certificates as of the Cut-off Date: $100

First Distribution Date: November 25, 2006	Initial Certificate Principal Balance of the Certificate as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: October 25, 2036
CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, on the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan. Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without such registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.__

Class R	Percentage Interest: ____

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006

First Distribution Date: November 25, 2006

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: October 25, 2036
CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, on the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries on the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.__

Class R-X	Percentage Interest: ____

Date of Pooling and Servicing Agreement and Cut-off Date: October 1, 2006

First Distribution Date: November 25, 2006

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

Assumed Final Distribution Date: October 25, 2036
CUSIP: [__________________]

NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST SERIES 2006-AF1 ASSET-BACKED CERTIFICATE
SERIES 2006-AF1

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed-rate mortgage loans sold by NOMURA HOME EQUITY LOAN, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Home Equity Loan, Inc. (“NHEL”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NHEL or the Trustee or any of their affiliates or any other person. None of NHEL, the Trustee, the Securities Administrator or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed-rate mortgage loans secured by attached, detached or semidetached one- to four-family residences, units in planned unit developments, individual condominium units, condo-tels and townhouses (collectively, the “Mortgage Loans”) sold by NHEL. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Sponsor”) to NHEL. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NHEL, as depositor (the “Depositor”), the Sponsor, HSBC Bank USA, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, on the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, on the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month of the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the foregoing, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. This Certificate is limited in right of payment to certain collections and recoveries on the Mortgage Loans and other assets included in the Trust Fund and the Supplemental Interest Trust, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, and (ii) the optional repurchase by the Master Servicer of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made by the Master Servicer only on or after the Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise the Cleanup Call to the extent that the Depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise the Cleanup Call. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: November __, 2006	WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

a)	the Mortgage Loan identifying number;

b)	the Mortgage Rate in effect as of the Cut-off Date;

c)	the Servicing Fee Rate;

d)	the Net Mortgage Rate in effect as of the Cut-off Date;

e)	the original months to maturity;

f)	the original principal balance;

g)	the Cut-off Date Principal Balance;

h)	the original term;

i)	the remaining term;

j)	the property type;

k)	the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

l)	with respect to each MOM Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

m)	the Servicer;

n)	whether the Mortgage Loan is a Covered Mortgage Loan; and

o)	the PMI Insurer Fee Rate, if applicable.

EXHIBIT C

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated November 9, 2006, between Nomura Credit & Capital, Inc., a Delaware corporation (the “Seller”) and Nomura Home Equity Loan, Inc., a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified) and the Cap Contract to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of asset-backed certificates designated as Nomura Home Equity Loan, Inc. Home Equity Loan Trust Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Certificates”). The Certificates will consist of eleven (11) classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement for Series 2006-AF1, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller as sponsor, the Purchaser as depositor, GMAC Mortgage, LLC, as a servicer (“GMACM”), Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class A-1, Class A-2, Class A-3 and Class A-4, Class M-1, Class M-2 and Class M-3 Certificates to Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (together, the “Underwriters”), pursuant to the Underwriting Agreement by and among the Purchaser, the Seller and the Underwriters, dated October 1, 2006, and the Terms Agreement among the Purchaser and the Underwriters, dated November 8, 2006 (collectively, the “Underwriting Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. Pursuant to the custodial agreement, dated as of November 9, 2006 (the “Custodial Agreement”), among the Trustee, Wells Fargo Bank, N.A., in its capacity as a Servicer, GMACM and Wells Fargo Bank, N.A. in its capacity as custodian (the “Custodian”), the Trustee intends to have the Custodian take possession of the Mortgage and Mortgage Notes, along with certain other documents specified in the Custodial Agreement, as the custodian for the Trustee, in accordance with the terms and conditions thereof.

The parties hereto agree as follows:

SECTION 1.   Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on November 9, 2006 (the “Closing Date”), certain conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on October 1, 2006 (the “Cut-off Date”) of approximately $372,272,550 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

SECTION 2.   Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that describes such Mortgage Loans and sets forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3.   Consideration.

(a)  In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 10, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $____________* and (ii) a 100% interest in the Class X, Class P, Class R and Class R-X Certificates (collectively the “Private Certificates”) which shall be registered in the name of Nomura Securities International, Inc.

(b)  The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c)  Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4.   Transfer of the Mortgage Loans.

(a)  Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b) Delivery of Mortgage Loan Documents. Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”) the items of each Mortgage File as defined in section 2.01 of the Pooling and Servicing Agreement; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Seller to such effect), the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 2, the Seller may deliver lost note affidavits and indemnities of the Seller; provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Seller to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date, or, in lieu of such assignments, shall provide an Opinion of Counsel pursuant to Section 6 hereof to the effect that the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan. Upon the request of the Purchaser, the Seller will assist the Purchaser in effecting the assignment referred to above.

(c) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within thirty (30) days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d) Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven (7) days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(e) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

SECTION 5.   Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Seller and/or the Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Seller agrees to provide to the Purchaser, the Underwriters and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, the Underwriters and to such investors or prospective investors (which may be at the offices of the Seller and/or the Seller’s custodians) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, the Underwriters and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, the Underwriters and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, will review items in the Mortgage Files as set forth on Exhibit 1 and will deliver to the Seller a certification in the form attached as Exhibit 1 to the Custodial Agreement.

(c)  Pursuant to the Pooling and Servicing Agreement, the Trustee or the Custodian, on behalf of the Trustee, will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Seller a final certification substantially in the form of Exhibit C-2 to the Custodial Agreement. If the Custodian is unable to deliver a final certification with respect to the items listed in Exhibit 2 due to any document that is missing, has not been executed or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), pursuant to Section 6 of the Custodial Agreement, the Custodian will notify the Trustee of such Material Defect and the Trustee shall notify the Seller of such Material Defect. The Seller shall correct or cure any such Material Defect within ninety (90) days from the date of notice from the Trustee of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within ninety (90) days of the date of the notice referred to in this sentence, provide the Trustee with a Substitute Mortgage Loan (if within two (2) years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price therefor; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original security instrument or intervening assignments thereof or a certified copy thereof because the originals of such documents, or such certified copy, have not been returned by the applicable jurisdiction, then the Seller shall not be required to repurchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Seller within thirty (30) days of its receipt of the original recorded document.

(d)  At the time of any substitution, the Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Seller and cause the Custodian, on behalf of the Trustee, to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Custodian, on behalf of the Trustee, relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Deleted Mortgage Loan.

SECTION 6. Recordation of Assignments of Mortgage.

(a) The Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Seller need not cause to be recorded any assignment for which (a) the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than twenty-five percent (25%) of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement or (v) with respect to any assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

(b) While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Custodian, on behalf of the Trustee, a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

SECTION 7. Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the Seller’s business as presently conducted or on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

(iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the organizational documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property, and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to, any governmental authority or court is required under federal laws or the laws of the State of New York for the execution, delivery and performance by the Seller of, and compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

(v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

(vi) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(vii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(viii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

(ix) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit it from entering into this Agreement, (B) seeking to prevent the sale of any of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

(x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with.

(xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date).

(xii) There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

(xiii) The information set forth in the applicable part of the Mortgage Loan Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects as of the date or dates on which such information is furnished and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws and is permissible and enforceable in accordance with its terms under the applicable state law (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally; (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof).

(xiv) The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act.

SECTION 8.  Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

(i) Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(ii) No fraud has taken place on the part of the Mortgagor or any other party involved in the origination or servicing of the Mortgage Loan;

(iii) No Monthly Payment required to be made under any Mortgage Loan has been, or will be, contractually delinquent by one month or more on, or at any time preceding, the date such Mortgage Loan is purchased by the Seller;

(iv) Neither the Seller nor the related originator of the Mortgage Loan has advanced any Monthly Payment required under the terms of the Mortgage Note;

(v) There are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(vi) The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) which assumption agreement has been delivered to the Trustee;

(vii) The Mortgaged Property is insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (x) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement-cost basis and (y) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, as well as its successors and assigns, as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Each Mortgage Loan and the related Prepayment Charge, if any, complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, anti-predatory lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)  The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable perfected first lien on the Mortgaged Property including all improvements on the Mortgaged Property, subject only to (a) the lien of the current real property taxes and (b) covenants, conditions and restrictions, rights of way and easements;

(xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(xii) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(xiii) Each Mortgage Loan is covered by a valid and binding American Land Title Association lender's title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which title insurance policy is generally acceptable to Fannie Mae and Freddie Mac. No claims have been filed under such lender's title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender's title insurance policy;

(xiv) There is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xv) There are no mechanics' or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xvi) Each Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (subject to adjustment in the case of adjustable rate Mortgage Loans), with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term from commencement of amortization to not more than thirty (30) years. No Mortgage Loan is a balloon loan. No Mortgage Loan permits negative amortization;

(xvii) The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry among like mortgage loan servicers servicing mortgage loans similar to the Mortgage Loans in the same jurisdiction as the Mortgaged Property;

(xviii) At the time of origination of the Mortgage Loan there was no proceeding pending for the total or partial condemnation of the Mortgaged Property and, as of the date such Mortgage Loan was purchased by the Purchaser, to the best of the Purchaser’s knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xix) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as a provision rendering the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure;

(xx) The Mortgage Note is not and has not been secured by any collateral except the lien of the related Mortgage referred to in subsection (x) above;

(xxi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to such trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxii) The Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xxiii) The Mortgaged Property is free of material damage and is in good repair, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Mortgage Loan Schedule;

(xxiv) All of the improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the Mortgaged Property's boundary lines and no improvements on adjoining properties encroach upon the Mortgaged Property, excepting therefrom: (a) any encroachment insured against in the lender's title insurance policy identified in clause (xi) above, (b) any encroachment generally acceptable to mortgage loan originators doing business in the same jurisdiction as the Mortgaged Property, and (c) any encroachment which does not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(xxv) All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xxvi) To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xxvii) No Mortgagor has notified the Seller of any relief requested or allowed under the Servicemember’s Civil Relief Act;

(xxviii)  All parties which have held an interest in the Mortgage Loan are (or during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the state wherein the Mortgaged Property is located, (2) organized under the laws of such state, (3) qualified to do business in such state, (4) a federal savings and loan association or national bank, (5) not doing business in such state, or (6) exempt from the applicable licensing requirements of such state;

(xxix) The Mortgage File contains an appraisal of the related Mortgaged Property which was made prior to the approval of the Mortgage Loan by a qualified appraiser duly appointed by the related originator and which was made in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice;

(xxx) Except as may otherwise be limited by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxi) The Mortgage Loan does not contain any provision which would constitute a “buydown” provision and pursuant to which Monthly Payments are paid or partially paid with funds deposited in a separate account established by the related originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a “graduated payment mortgage loan” and the Mortgage loan does not have a shared appreciation or other contingent interest feature;

(xxxii) To the best of the Seller's knowledge there is no action or proceeding directly involving the Mortgaged Property presently pending in which compliance with any environmental law, rule or regulation is at issue and the Seller has received no notice of any condition at the Mortgaged Property which is reasonably likely to give rise to an action or proceeding in which compliance with any environmental law, rule or regulation is at issue;

(xxxiii) Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G-2(a);

(xxxiv) Each Mortgage Loan is directly secured by a first lien on, and consists of a single parcel of, real property with a detached one- to four-family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (PUD). No residence or dwelling is a leasehold, mobile home or a manufactured dwelling unless it is an Acceptable Manufactured Dwelling. An “Acceptable Manufactured Dwelling” is a manufactured dwelling, which is permanently affixed to a foundation and treated as “real estate” under applicable law. No Mortgaged Property is used for commercial purposes. Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(xxxv) The first scheduled Monthly Payment under the terms of each Mortgage Note was received by the Servicer by the 30th day following the related due date;

(xxxvi) To the best of the Seller’s knowledge, the servicer for each Mortgage Loan has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner;

(xxxvii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 (HOEPA) or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any other federal, state or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxxviii) No Mortgage Loan was selected from the mortgage loans in the Seller’s portfolio in a manner so as to affect adversely the interests of the Purchaser;

(xxxix)  Each Mortgage File contains a full appraisal on form 1004 or 2055 with an interior inspection (or the equivalent form for two-to-four-family and investor properties), or on a similar alternate form which includes substantially similar information to that required by such forms, as applicable;

(xl) Each Mortgage Loan is and will be a mortgage loan arising out of the originator’s practice in accordance with the originator’s underwriting guidelines;

(xli)  As of the Closing Date, the Seller has no knowledge of any fact that should lead it to expect that the Mortgage Loan will not be paid in full when due;

(xlii)  No loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Version 5.7 Glossary Revised, Appendix E;

(xliii)  No Mortgage Loan originated on or after October 1, 2002 through and including March 6, 2003 is governed by the Georgia Fair Lending Act;

(xliv)  The prepayment penalties included in the transaction are enforceable and were originated in compliance with all applicable federal, state and local laws;

(xlv)  The information set forth in the Prepayment Penalty Schedule is complete, true and correct in all material respects as of the date or dates on which such information was furnished, and each prepayment penalty is permissible and enforceable in accordance with its terms upon the mortgagor’s full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights; (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under such applicable law; and

(xlvi)  Each mortgage loan and prepayment penalty associated with the mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws.

SECTION 9. Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a)  The representations and warranties contained in Section 8 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation or warranty was inaccurate as of the date such representation or warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in the Mortgage File, or that any material document was not transferred by the Seller to the Purchaser (as listed on an exception report attached to the initial certification prepared by the Custodian, on behalf of the Trustee), or of a breach of any of the representations and warranties contained in Section 8 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice thereof to the Seller. Within 365 days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or within 120 days of any such breach of a representation or warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within 365 days of its discovery or receipt of notice of any such missing or materially defective documentation or within 120 days of any such breach of a representation or warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute for such defective Mortgage Loan one or more Replacement Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 9(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b)  If the representation made by the Seller in Section 7(xiii) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Servicer for deposit into the Collection Account, prior to the next succeeding Servicer Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Mortgage Loan Schedule to be due from the Mortgagor under the circumstances less any amount collected and remitted to the Servicer for deposit into the Collection Account.

(c)  It is understood and agreed that the obligations of the Seller set forth in this Section 9 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 9(b)) constitute the sole remedies of the Purchaser against the Seller in the event of a missing document or for a breach of the representations and warranties contained in Section 8.

SECTION 10.  Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 11.  Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a) An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriters may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriters;

(c) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

SECTION 12.  Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 11(b) and 11(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee and its counsel, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. The Seller shall pay all costs and expenses related to recording the Assignments of Mortgage. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 13.  Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 3 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if, on the Closing Date, each of the conditions set forth in Section 10 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 13 shall be deemed to have been released.

SECTION 14.   Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-1024, Attention: Legal Department (NHEL 2006-AF1), or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to the Seller at Two World Financial Center, Building B, 21st Floor, New York, New York 10281, fax: (212) 667-9680, Attention: Brett Marvin, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 15.   Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 16.  Agreement of Parties. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 17.  Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 18.            GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 19.  Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 20.  Intent of the Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (ii) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (iv) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4 hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

[Signature Page to Follow]

* Please contact Nomura Credit & Capital, Inc. for pricing information.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

NOMURA CREDIT & CAPITAL, INC.

By: /s/ Timothy P.F. Crowley
Name: Timothy P.F. Crowley
Title: Vice President

NOMURA HOME EQUITY LOAN, INC.

By: /s/ John P. Graham
Name: John P. Graham
Title: Managing Director

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement.

(a)  the original Mortgage Note (including all riders thereto) bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee, endorsed in blank, via original signature, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

(b)  the original Assignment of Mortgage executed in blank;

(c)  the original of any guarantee executed in connection with the Mortgage Note, if any;

(d)  the original Mortgage (including all riders thereto) with evidence of recording thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon; or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(e)  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(f)  the originals of any intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage, the escrow agent, the seller or the Servicer stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Servicer; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)  if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

(h)  the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same; and

(i)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

EXHIBIT 2

FORM OF LOST NOTE AFFIDAVIT

Loan #: _________________________
Borrower: _______________________

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of Nomura Credit & Capital, Inc. (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller’s address is:                  _________________________
_________________________
_________________________

2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by __________________, a _________________ pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of November 9, 2006;

4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. Nomura Credit & Capital, Inc. represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By: ______________________________
Name:
Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT D

TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

___________________________ being duly sworn, deposes, represents and warrants as follows:

1.
I am a _____________________ of _______________________________ (the “Investor”) a corporation duly organized and existing under the laws of _________________________, the record owner of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1 Asset-Backed Certificates, Class [R] [R-X] Certificates (the “Residual Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued.

2.
The Investor (i) is and will be a “Permitted Transferee” as of ____________________. ____ and (ii) is acquiring the Residual Certificates for its own account or for the account of another Investor from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.
The Investor is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Residual Certificates after July 31, 1988; (ii) that such tax would be levied on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Residual Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

4.
The Investor is aware of the tax imposed on a “pass-through entity” holding the Residual Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.
The Investor is aware that the Securities Administrator will not register the transfer of any Residual Certificate unless the transferee, or the transferee’s agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Investor expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.
The Investor consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by an Investor that is a Permitted Transferee.

7.	The Investor’s taxpayer identification number is ________________.

8.
The Investor has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 6.02(d) of the Pooling and Servicing Agreement under which the Residual Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(d), which authorize the Securities Administrator to deliver payments to a person other than the Investor and negotiate a mandatory sale by the Securities Administrator in the event that the Investor holds such Certificate in violation of Section 6.02(d)); and that the Investor expressly agrees to be bound by and to comply with such restrictions and provisions.

9.	The Investor is not acquiring and will not transfer the Residual Certificates in order to impede the assessment or collection of any tax.

10.
The Investor anticipates that it will, so long as it holds the Residual Certificates, have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Residual Certificates that the Investor intends to pay taxes associated with holding such Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

11.	The Investor has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

12.	The Investor has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.
The Investor is not acquiring the Residual Certificates with the intent to transfer the Residual Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding.

14.
The Investor will, in connection with any transfer that it makes of the Residual Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement under which the Residual Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.
The Investor will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding; and (iii) is not a “Permitted Transferee”.

16.
The Investor is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.
The Investor in the Residual Certificates hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class X and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class X and the Class P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assignee of the undersigned in any Residual Certificates. In connection with any transfer of any Residual Certificates, the Investor shall obtain an agreement substantially similar to this clause from any subsequent owner.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______________ day of __________, ____.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

_________________________, being duly sworn, deposes, represents and warrants as follows:

1. I am a ____________________ of _________________________ (the “Investor”), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

2. The Investor is not transferring the Residual Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3. The Investor has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4. The Investor understands that the Purchaser has delivered to the Securities Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit D. The Investor does not know or believe that any representation contained therein is false.

5. At the time of transfer, the Investor has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Investor has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Investor understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Investor may continue to be liable for United States income taxes associated therewith) unless the Investor has conducted such an investigation.

6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., Nomura Credit & Capital, Inc., Wells Fargo Bank, N.A. and HSBC Bank USA, National Association.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

[INVESTOR]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______ day of _____________, ____.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

______________, 2006

Nomura Home Equity Loan, Inc.
2 World Financial Center, Building B
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1

Re:	Nomura Home Equity Loan, Inc. Asset-Backed Certificates, Series 2006-AF1, Class [X][P][R][R-X]

Ladies and Gentlemen:

In connection with the sale by Nomura (the “Sponsor”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2006-AF1, Class [X][P][R][R-X] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Sponsor hereby certifies, represents and warrants to, a covenants with, the Depositor, the Securities Administrator and the Trustee that:

Neither the Sponsor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with any person in any manner with respect to any Certificate any interest in any Certificate or any other similar security, (d) has made, with respect to any Certificate, any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action that (as to any of (a) through (e) above) would constitute a distribution of any Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law or that would require registration or qualification pursuant thereto. The Sponsor will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Sponsor has not and will not sell or otherwise transfer any of the Certificates except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

___________________________________________
(Sponsor)

By:
Name:
Title:

EXHIBIT F

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________, 2006

Nomura Home Equity Loan, Inc.
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1

Re:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Asset-Backed Certificates, Series 2006-AF1

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from ____________ (the “Sponsor”) $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2006-AF1, Class [X][P][R][R-X] (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

1.
The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”), or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be re-sold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.
The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.
The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Act.

4.
The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Sponsor and as is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Sponsor to the satisfaction of the Purchaser.

5.
The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with any person in any manner with respect to any Certificate any interest in any Certificate or any other similar security, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

___________________________________________
(Purchaser)

By:
Name:
Title:

EXHIBIT G

FORM OF RULE 144A INVESTMENT LETTER

[Date]

Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Home Equity Loan, Inc.
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Asset-Backed Certificates, Series 2006-AF1 (the “Certificates”), including the Class [X][P][R][R-X] Certificates (the “Private Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Private Certificates, we confirm that:

(i)
we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Private Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional “accredited investor” so long as we are required to obtain a representation letter regarding compliance with the Act;

(iv)	we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;
(v)
we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or unless an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “Blue Sky” laws and, if the Securities Administrator or HSBC Bank USA, National Association, as trustee (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Private Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of a Class X, Class P, Class R or Class R-X Certificate, are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

(ix)
we understand that each of the Class [X][P][R][R-X] Certificates bears, and will continue to bear, legends substantially to the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of October 1, 2006, between Nomura Home Equity Loan, Inc., as depositor, Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:_________________________________________________________
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:_________________________________________________________
Attorney-in-fact]

EXHIBIT H

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail: cts.sec.notifications@wellsfargo.com

Nomura Home Equity Loan, Inc.
2 World Financial Center, Building B
New York, New York 10281
Attn: Corporate Trust Services - Nomura Home Equity Loan, Inc., Home Equity Loan Trust,  Asset-Backed Certificates, Series 2006-AF1 - SEC REPORT PROCESSING

RE: **Additional Form [10-K][10-D][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of October 1, 2006, among the Purchaser as depositor, Nomura Credit & Capital, Inc., as sponsor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, the Undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-K][10-D][8-K].

Description of Additional Form [10-K][10-D][8-K]Disclosure:

List of Any Attachments hereto to be included in the Additional Form [10-K][10-D][8-K] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number: [   ]; email address: [   ].

[NAME OF PARTY]
as [role]

By: ___________________________________
Name:
Title:

EXHIBIT I

DTC LETTER OF REPRESENTATIONS

[provided upon request]

EXHIBIT J

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

NONE

EXHIBIT K

APPENDIX E - Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as “Covered” are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id.§ 16a-3-207) and;
High APR Consumer Loan (id.§ 16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT L

RELEVANT SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Assessments of Compliance and Attestation Reports Servicing Criteria1

Reg. AB Item 1122(d) Servicing Criteria	Depositor	Sponsor	Servicer	Trustee	Custodian	Wells Fargo[1] Wells Fargo in its capacity as Paying Agent, Master Servicer and Securities Administrator.
(1) General Servicing Considerations
(i) monitoring performance or other triggers and events of default			X			X
(ii) monitoring performance of vendors of activities outsourced			X			X
(iii) maintenance of back-up servicer for pool assets
(iv) fidelity bond and E&O policies in effect			X			X
(2) Cash Collection and Administration
(i) timing of deposits to custodial account			X			X
(ii) wire transfers to investors by authorized personnel			X			X
(iii) advances or guarantees made, reviewed and approved as required			X			X
(iv) accounts maintained as required			X			X
(v) accounts at federally insured depository institutions			X			X
(vi) unissued checks safeguarded			X
(vii) monthly reconciliations of accounts			X			X
(3) Investor Remittances and Reporting
(i) investor reports			X			X
(ii) remittances			X			X
(iii) proper posting of distributions			X			X
(iv) reconciliation of remittances and payment statements			X			X
(4) Pool Asset Administration
(i) maintenance of pool collateral			X		X
(ii) safeguarding of pool assets/documents			X		X
(iii) additions, removals and substitutions of pool assets	X	X	X			X
(iv) posting and allocation of pool asset payments to pool assets			X
(v) reconciliation of servicer records			X
(vi) modifications or other changes to terms of pool assets			X
(vii) loss mitigation and recovery actions			X
(viii)records regarding collection efforts			X
(ix) adjustments to variable interest rates on pool assets			X
(x) matters relating to funds held in trust for obligors			X
(xi) payments made on behalf of obligors (such as for taxes or insurance)			X
(xii) late payment penalties with respect to payments made on behalf of obligors			X
(xiii)records with respect to payments made on behalf of obligors			X
(xiv) recognition and recording of delinquencies, charge-offs and uncollectible accounts			X			X
(xv) maintenance of external credit enhancement or other support	X	X				X

1 The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Re: __________ (the “Trust”)

Asset-Backed Certificates, Series 2006-AF1

I, [identify the certifying individual], certify to Nomura Home Equity Loan, Inc. (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”), and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement (the “Agreement”), dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., Nomura Credit & Capital, Inc., Wells Fargo Bank, N.A. and HSBC Bank USA, National Association

Date:

[Signature]

[Title]

EXHIBIT N

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.12. An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: (a) items marked “5.07 statement” are required to be included in the periodic Distribution Date statement under Section 5.07, provided by the Securities Administrator based on information received from the Master Servicer; and (b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3: Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator Trustee Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Securities Administrator/Trustee
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT O

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of November 9, 2006 (the “Closing Date”), among Nomura Credit & Capital, Inc., having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignor”), Nomura Home Equity Loan, Inc., having an address at 2 World Financial Center, Building B, 21st Floor, New York, New York 10281 (the “Assignee”) and Wells Fargo Bank, N.A., having an address at 1 Home Campus, Des Moines, Iowa 50328-0001 (the “Servicer” or the “Company”).

In consideration of the mutual promises contained herein, the parties hereto agree that the residential mortgage loans identified on the schedule annexed hereto as Attachment 1 (the “Assigned Loans”), which are now serviced by the Servicer on behalf of the Assignor and its successors and assigns pursuant to the Seller’s Warranties and Servicing Agreement (WFHM 2006-W32), dated as of May 1, 2006, between the Assignor and the Servicer (the “Servicing Agreement”) and attached hereto as Attachment 2, shall be sold by the Assignor to the Assignee pursuant to the Mortgage Loan Purchase Agreement, dated as of November 9, 2006 (the “MLPA”), between the Assignor and the Assignee and subject to the terms of this AAR Agreement. The Assignee intends to transfer all right, title and interest in and to the Assigned Loans and the Servicing Agreement to HSBC Bank USA, National Association, as trustee (the “Trustee”) for the holders of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Certificateholders”) pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006 (the “Pooling and Servicing Agreement”) among the Assignor, as sponsor, the Assignee, as depositor, the Trustee and Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1.  Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Servicing Agreement as it relates to the Assigned Loans. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under the Servicing Agreement, as it relates to any mortgage loans other than the Assigned Loans. The Assignor reserves the right to enforce the representations and warranties, indemnification and other remedies contained in Sections 3.01, 3.02 and 3.03 of the Servicing Agreement against the Servicer for any events or circumstances occurring prior to the Closing Date. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee the representations and warranties contained in Sections 3.01 and 3.02 of the Servicing Agreement or the right to enforce the representations and warranties against the Company, including, without limitation, the rights set forth in Section 3.03 of the Servicing Agreement.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to Assignee and Servicer as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests and rights under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee under the MLPA, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests and rights under the Servicing Agreement as they relate to the Assigned Loans to the extent set forth herein, free and clear of any and all liens, claims and encumbrances;

(c)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to sell, transfer and assign the Assigned Loans;

(d)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Servicer, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

3.  Assignee warrants and represents to, and covenants with, Assignor and Servicer as of the Closing Date:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the Servicer, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)  Assignee agrees to be bound by all of the terms, covenants and conditions of the Servicing Agreement, as modified by this AAR Agreement, with respect to the Assigned Loans.

4.  The Servicer warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the Closing Date and the provisions of which, except as set forth herein, have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  The Servicer is duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement, as modified by this AAR Agreement;

(c)  The Servicer has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Servicer’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject. The execution, delivery and performance by the Servicer of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Servicer. This AAR Agreement has been duly executed and delivered by the Servicer, and, upon the due, authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as enforceability may be limited by insolvency, liquidation, conservatorship or other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks, and by general principals of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Servicer in connection with the execution, delivery or performance by the Servicer of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)  The Servicer shall service the Assigned Loans in accordance with the terms and provisions of the Servicing Agreement, as modified by this AAR Agreement. The Servicer shall establish a Custodial Account and an Escrow Account under the Servicing Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor, and shall remit collections received on the Assigned Loans to the appropriate account as required by the Servicing Agreement. The Custodial Account and the Escrow Account each shall be entitled “Wells Fargo Bank, N.A., as Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1” and shall be established and maintained with a Qualified Depository. Any funds held in the Custodial Account are and shall remain uninvested.

Recognition of Assignee.

5.  From and after the date hereof, Servicer shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Internal Revenue Code of 1986 (the “Code”) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Servicer and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Servicer nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Master Servicer and Trustee.

6.  The Servicer hereby acknowledges that the Trustee, acting pursuant to the terms of the Pooling and Servicing Agreement, has the right to enforce all obligations of the Servicer, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to indemnification, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an Event of Default thereunder and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer under the Servicing Agreement. In addition, any notice required to be given by the “Purchaser” pursuant to Section 10.01 of the Servicing Agreement shall be given by the Master Servicer or the Trustee. The Servicer further acknowledges that pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer is required to monitor the performance of the Servicer under the Servicing Agreement, except with respect to Section 4.23 of the Servicing Agreement. The Master Servicer shall have the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement, the right to examine the books and records of the Servicer under the Servicing Agreement and the right to indemnification under the Servicing Agreement. In addition, if the Servicer shall fail to remit any payment pursuant to the Servicing Agreement, the Master Servicer shall notify the Trustee and the Servicer of such failure as set forth in Section 10.01 of the Servicing Agreement. The Servicer hereby agrees to make all remittances required under the Servicing Agreement to the Master Servicer for the benefit of the Certificateholders in accordance with the following wire instructions:

Wells Fargo Bank, N.A.
ABA: 121000248
Acct #: 3970771416
Acct Name: [SAS Clearing]
For Further Credit to: NHEL 2006-AF1 Account #50963400

7.  Pursuant to Section 9.01(a) of the Servicing Agreement, the Servicer hereby makes the representations and warranties set forth in Section 3.01 of the Servicing Agreement as of the Closing Date.

8.  In the event that the Assignor substitutes any Qualified Substitute Mortgage Loans for any Deleted Mortgage Loans in the manner set forth in the Pooling and Servicing Agreement, the Servicer shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate purchase price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, (x) the scheduled principal balance thereof as of the date of substitution, together with one month’s interest on such scheduled principal balance at the applicable Mortgage Interest Rate (minus the Administration Fee Rate (as defined below)), plus (y) all outstanding Monthly Advances and Servicing Advances (including nonrecoverable Monthly Advances and nonrecoverable Servicing Advances) related thereto; provided, however, if the Servicer repurchases the Deleted Mortgage Loan, the amounts set forth in clause (y) shall not be included in the calculation of the Substitution Shortfall Amount. On the date of such substitution, the Assignor will deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Servicer shall certify in writing or electronic mail to the Trustee that it has received such Substitution Shortfall Amount from the Assignor. The Servicer shall remit such Substitution Shortfall Amount to the Securities Administrator on the next succeeding Remittance Date. As used in this Section, the “Administration Fee Rate” means the sum of the rates used to calculate the fees payable to the Servicer, the Master Servicer and the credit risk manager under the Pooling and Servicing Agreement.

Modification of the Servicing Agreement

9.  The Servicer and Assignor hereby amend the Servicing Agreement with respect to the Assigned Loans as follows:

(a)  The following definitions are added to Article I of the Servicing Agreement in proper alphabetical order:

“Authorized Servicer Representative”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the closing date of any securitization transaction, as such list may from time to time be amended.

“Covered Mortgage Loan”: Each Mortgage Loan covered by the PMI Policy, as identified on Schedule 2 of the Pooling and Servicing Agreement.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 2006.

“PMI Insurer”: PMI Mortgage Insurance Company, an Arizona corporation, or its successor in interest.

“Securities Administrator”: Wells Fargo Bank, N.A. or any successor thereto.

“Trust”: Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1.

“Trustee”: HSBC Bank USA, National Association, a national banking association, or its successor in interest, or any successor trustee.

(b)  The definition of Business Day in Article I of the Servicing Agreement is modified by replacing clause (ii) with the following:

“(ii) a day on which banking and savings and loan institutions in the states where the parties are located and the State in which any Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.”

(c)  The definition of “Depositor” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Depositor”: Nomura Home Equity Loan, Inc.

(d)  The definition of “Master Servicer” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Master Servicer”: Wells Fargo Bank, N.A., or any successor thereto.

(e)  The definition of “Officer’s Certificate” in Article I of this Agreement is modified by adding “(i)” at the beginning thereof and the following after the word “Agreement”:

“, or (ii) if provided for in this Agreement, signed by an Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.”

(f)  The definition of “Opinion of Counsel” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Company, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of independent counsel; provided, however, that any Opinion of Counsel provided by the Company pursuant to clause (b) above may be provided by internal counsel; provided that the delivery of such Opinion of Counsel shall not release the Company from any of its obligations hereunder and the Company shall be responsible for such contemplated actions or inaction, as the case may be, to the extent it conflicts with the terms of this Agreement.

(g)  The definition of “PMI Policy” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“PMI Policy”: The primary mortgage insurance policy (policy reference number: # _____________) with respect to the related PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

(h)  The definition of “Rating Agency” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Rating Agencies”: Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee.

(i)  The definition of “Qualified Depository” in Article I of the Servicing Agreement is hereby amended by deleting the words “Group or” following the words “Standard & Poor’s Ratings” and replacing it with “Services and”.

(j)  The following language is added to the end of the definition of “REMIC Provisions” in Article I of the Servicing Agreement:

“as well as provisions of applicable state laws”

(k)  The definition of “Servicer” in Article I of the Servicing Agreement is modified by replacing such definition with the following:

“Servicer”: As defined in Section 9.01(d)(iii).

(l)  The definition of “Servicing Advances” in Article I of the Servicing Agreement is hereby amended by adding the following language after the phrase “including reasonable attorney's fees and disbursements”: “but excluding any fees associated with the registration of any Mortgage Loan on the MERS System as required under Section 4.01”.

(m)  The definition of “Servicing Advances” in Article I of the Servicing Agreement is further amended by adding the following language at the end thereof: “and (f) payment of taxes.”

(n)  Section 4.05 of the Servicing Agreement is modified by deleting the word “and” at the end of clause (viii), deleting the “.” at the end of clause (ix) and adding “;” and adding the following clauses: “(x) to reimburse itself for expenses incurred and reimbursable to it pursuant to the fees paid to MERS under Section 4.01; and (xi) to reimburse itself for any Monthly Advance or Servicing Advance previously made by it which the Company has determined to be a nonrecoverable Monthly Advance or a nonrecoverable Servicing Advance, as evidenced by the delivery to the Master Servicer of a certificate signed by two officers of the Company”.

(o)  Section 4.15 of the Servicing Agreement is modified by adding the following new paragraph at the end thereof:

“Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a Covered Mortgage Loan or take any other action with respect to a Covered Mortgage Loan that could result in denial of coverage under the PMI Policy. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee and the Securities Administrator, all claims which may be made under the PMI Policy with respect to the Covered Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such Covered Mortgage Loan shall be deposited by the Servicer into the Escrow Account in accordance with Section 4.08.”

(p)  Section 4.16 of the Servicing Agreement is modified by deleting the “.” from the first sentence in the second paragraph and adding the following: “in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.”

(q)  Section 4.16 of the Servicing Agreement is further modified by deleting the first sentence from the third paragraph and replacing it with the following: “The Company, shall either sell any REO Property by the close of the third calendar year following the calendar year in which the Trust acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Company had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates issued by the Trust are outstanding.”

(r)  Section 4.17 of the Servicing Agreement is modified by deleting the words “on or before the Remittance Date” from the first sentence therein.

(s)  The second paragraph of Section 5.01 of the Servicing Agreement is modified by deleting from the first sentence therein the words “second (2nd) Business Day following the” and by deleting the phrase “second (2nd)” from the second sentence therein.

(t)  Section 5.02 of the Servicing Agreement is deleted in its entirety and replaced with the following:

“No later than the tenth (10th) calendar day (or if such tenth (10th) day is not a Business Day, the first Business Day immediately preceding such tenth (10th) day) of each month, Company shall furnish to the Master Servicer a computer tape or data file containing the data specified in Exhibit I, which data shall reflect information from the Due Period immediately preceding the Remittance Date and such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to allocate remittances made pursuant to this Agreement and provide appropriate statements with respect to such remittances.”

(u)  Section 5.03 of the Servicing Agreement is modified by deleting the words “that if requested by a Rating Agency” from the first sentence of clause (ii) therein.

(v)  The first paragraph of Section 6.02 of the Servicing Agreement is modified by deleting the words “and may request the release of any Mortgage Loan Documents” and adding the words “and may request that the Purchaser or its designee release the related Mortgage Loan Documents” in the last line of such paragraph.

(w)  Section 6.04 of the Servicing Agreement is modified by deleting the words “the Purchaser, any Master Servicer and any Depositor” and “the Purchaser, such Master Servicer and such Depositor” and replacing such with “the Master Servicer”.

(x)  Section 6.05 of the Servicing Agreement is deleted in its entirety and replaced with “Reserved”.

(y)  Section 6.06 of the Servicing Agreement is modified by deleting the words “the Purchaser, any Master Servicer and any Depositor” and “the Purchaser, such Master Servicer and such Depositor” and replacing such with “the Master Servicer,”.

(z)  Section 6.07 of the Servicing Agreement is modified by adding the language “, Master Servicer,” after the phrase “(or such designee)” in clause (iii) therein.

(aa)  Section 6.09 of the Servicing Agreement is modified by adding the following paragraph immediately following the first paragraph of Section 6.09:

“The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(bb)  Section 8.01 of the Servicing Agreement is deleted in its entirety and replaced with the following:

“The Company shall indemnify the Purchaser and Master Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or Master Servicer may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser and Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with prior written consent of the Purchaser or Master Servicer, respectively) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or Master Servicer in respect of such claim. The Company shall follow any written instructions received from the Purchaser or Master Servicer in connection with such claim. The Purchaser or Master Servicer promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.”

(cc)  Section 9.01(d) of the Servicing Agreement is modified by deleting phrase “(i), (ii), (iii) and (vii)” in the first paragraph thereof in its entirety and replacing it with the phrase “(i), (ii), (iii), (vii) and (viii)”.

(dd)  Section 9.01(d)(vi)(A) of the Servicing Agreement is modified by deleting the phrase “The Company shall be deemed to represent” in the first line thereof in its entirety and replacing it with the phrase “The Company hereby represents”.

(ee)  Section 9.01(d)(viii) of the Servicing Agreement is modified by adding the following language at the end thereof: “as may reasonably requested by the Purchaser, any Master Servicer, or any Depositor.”

(ff)  Section 9.01(e)(iv) of the Servicing Agreement is modified by adding the following language at the end thereof: “or Sections 4.25, 6.04, 6.06, 6.07, 9.01(d) or (f) or 12.14.”

(gg)  Section 9.01 of the Servicing Agreement is modified by deleting the phrase “Section 9.01(d)” in the first sentence of the third paragraph thereof in its entirety and replacing it with the phrase “Sections 4.25, 6.04, 6.06, 6.07, 9.01(d), (e) and (f) and 12.14.”

(hh)  Section 10.01 of the Servicing Agreement is modified by adding the language “(not including Sections 6.04 or 6.06 of this Agreement)” after the phrase “set forth in this Agreement” in clause (ii) therein, and by replacing “thirty (30)” with “fourteen (14)” in clause (x) therein.

(ii)  Section 11.02 of the Servicing Agreement is hereby deleted in its entirety.

(jj)  Exhibit I of the Servicing Agreement is modified to include the information set forth on Attachment 3 hereto or in such other format mutually agreed upon by the Company and the Master Servicer.

(kk)  Exhibit I of the Servicing Agreement is further modified by deleting the phrase “Form of Remittance Advice” in its entirety and replacing it with the phrase “Form of Remittance Report”.

(ll)  Exhibit K of the Servicing Agreement is hereby deleted in its entirety and replaced with Attachment 4 hereto.

Miscellaneous

10.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing or electronic mail and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)      In the case of Assignor,

Nomura Credit & Capital, Inc.
2 World Financial Center
Building B, 18th Floor
New York, New York 10281
Attn: Legal Assistant

(b)      In the case of Assignee,

Nomura Home Equity Loan, Inc.
2 World Financial Center
Building B, 18th Floor
New York, New York 10281
Attention: Legal Assistant

(c)      In the case of Master Servicer,

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - NHEL 2006-AF1
Telecopier: (410) 715-2380

(d)      In the case of Servicer,

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown, MAC X2302-033

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel MAC X2401-06T

11.  Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

12.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

18.  For purposes of this AAR Agreement, the Trustee and the Master Servicer shall be considered third party beneficiaries to this Agreement entitled to all the rights and benefits accruing to the Trustee and the Master Servicer, as applicable, herein as if it were a direct party to this AAR Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

NOMURA CREDIT & CAPITAL, INC.
Assignor

By: /s/ Timothy P.F. Crowley
Name: Timothy P.F. Crowley
Title: Vice President

NOMURA HOME EQUITY LOAN, INC.
Assignee

By: /s/ John P. Graham
Name: John P. Graham
Title: Managing Director

WELLS FARGO BANK, N.A.
Servicer

By: /s/ Bradley A. Davis
Name: Bradley A. Davis
Title: Vice President

ACKNOWLEDGED AND AGREED TO:
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee for the holders of the Nomura Home Equity Loan, Inc.,
Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates,
Series 2006-AF1

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

ACKNOWLEDGED AND AGREED TO:
WELLS FARGO BANK, N.A.
Master Servicer

By: /s/ Carla S. Walker
Name: Carla S. Walker
Title: Vice President

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

SELLER’S WARRANTIES AND SERVICING AGREEMENT

NOMURA CREDIT & CAPITAL, INC.
Purchaser

and

WELLS FARGO BANK, N.A.
Company

__________________________________

SELLER'S WARRANTIES AND SERVICING AGREEMENT

Dated as of May 1, 2006
__________________________________

Fixed Rate Mortgage Loans

WFHM Series 2006-W32

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V
PAYMENTS TO PURCHASER

ARTICLE VI
GENERAL SERVICING PROCEDURES

ARTICLE VII
COMPANY TO COOPERATE

ARTICLE VIII
THE COMPANY

ARTICLE IX
SECURITIZATION TRANSACTIONS, WHOLE LOAN SALES AND AGENCY SALES

ARTICLE X
DEFAULT

ARTICLE XI
TERMINATION

ARTICLE XII
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A   Mortgage Loan Schedule
Exhibit B    Data File Elements
Exhibit C    Contents of Each Mortgage Loan File
Exhibit D   Custodial Agreement
Exhibit E    Form of Opinion of Counsel
Exhibit F    Form of Officer’s Certificate
Exhibit G                             Form of Custodial Account Certification
Exhibit H   Form of Escrow Account Certification
Exhibit I     Form of Remittance Report
Exhibit J    Servicing Criteria
Exhibit K   Sarbanes Certification
Exhibit L    Form of Assignment, Assumption and Recognition Agreement

This is a Seller's Warranties and Servicing Agreement for fixed rate, residential first lien mortgage loans, dated and effective as of May 1, 2006, and is executed between Nomura Credit & Capital, Inc., as purchaser (the "Purchaser") and Wells Fargo Bank, N.A., as seller and servicer (the "Company").

W I T N E S S E T H

WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans (as defined below) which have an aggregate unpaid scheduled principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency/Agencies: Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

Agency Sale: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement: This Seller's Warranties and Servicing Agreement and all exhibits thereto, amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, including assignment of the MIN Number which will appear either on the Mortgage or the Assignment of Mortgage to MERS.

Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, as assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, as assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Balloon Loan: A Mortgage Loan for which the Monthly Payments will not fully amortize the loan by the end of the term, at which time the balance of the principal is due in a lump sum.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Closing Date: May 19, 2006.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV: As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan, plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Information: As defined in Section 9.01(e)(i)(A).

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Covered Loan: A Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6d, Appendix E, revised January 1, 2006 (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002).

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: May 1, 2006.

Data File: The electronic data file prepared by the Company and delivered to the Purchaser including the data fields set forth on Exhibit B, with respect to each Mortgage Loans.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day immediately preceding the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second (2) day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Lien: With respect to each Mortgaged Property, the lien on the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

First Lien Mortgage Loan: A Mortgage Loan secured by a First Lien on the Mortgage Property.

First Remittance Date: June 19, 2006.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

High Cost Loan: A Mortgage Loan that is (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that are first lien purchase money Mortgage Loans originated between November 26, 2003, and July 7, 2004), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as “High Cost” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6d, Appendix E, revised January 1, 2006.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest thereon.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Insured Depository Institution: Insured Depository Institution shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any First Lien Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, on or before the Closing Date, without reimbursement.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number used to identify mortgage loans registered under MERS.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payment of (i) interest or (ii) principal and interest, as applicable, on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to as items 1 through 10 and 17 in Exhibit C annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents referred to in Exhibit C as items 1 through 10 and 17.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the full street address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, Cooperative Loan, manufactured dwelling, planned unit development or condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate; (6) the current Monthly Payment; (7) the original term to maturity; (8) the scheduled maturity date; (9) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (10) the Loan-to-Value Ratio; (11) a code indicating the mortgage guaranty insurance company; (12) the Servicing Fee Rate; (13) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan; (14) the date of origination; (15) the last payment date on which a payment was applied; (16) the PMI policy insurer’s name; (17) the documentation level (full, alternative, limited); (18) loan purpose; (19) a code indicating whether the Mortgaged Property is owner-occupied or investor property; (20) the Gross Margin; (21) the Index; and (22) the next Adjustment Date.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

Mortgagor: The obligor on a Mortgage Note.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and certified by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

PMI Policy: A policy of primary mortgage guaranty insurance evidenced by an electronic form and certificate number issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans. The premiums of a PMI Policy may be paid by the Mortgagor or by the Company from its own funds, without reimbursement. If the premiums are paid by the Company, the PMI Policy is an LPMI Policy.

Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Penalty: The prepayment charge or penalty interest required to be paid by a Mortgagor as the result of a Principal Prepayment in full of the related Mortgage Loan, not otherwise due thereon in respect of principal or interest, which is intended to be a disincentive to prepayment, as provided in the related Mortgage Note or Mortgage.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: The calendar month preceding the month in which the related Remittance Date occurs.

Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchaser: Nomura Credit & Capital, Inc., or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Group or Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than two percent (2%) greater, than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan and (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

Rating Agency: Each of Fitch, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Dominion Bond Rating Service, Inc., or any successor thereto.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Sale or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

Second Lien: With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 9.01(e)(iii).

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property, (d) compliance with the obligations under Section 4.08 (excluding the Company’s obligation to pay the premiums on LPMI Policies) and (e) force placing flood insurance in accordance with Section 4.10.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.375% per annum per Mortgage Loan.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Superior Lien: With respect to any Second Lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property that creates a lien on the Mortgaged Property that is senior to such Second Lien Mortgage Loan.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Underwriting Guidelines: The underwriting guidelines of the Company, a copy of which has been delivered by the Company to the Purchaser.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction or Agency Transfer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans, in the case of the Servicing File, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02 Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and records of periodic inspections as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae or Freddie Mac Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Such notification of a transfer shall include a final loan schedule which shall be received by the Company no fewer than five (5) Business Days before the last Business Day of the month. If such notification is not received as specified above, the Company’s duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03 Custodial Agreement; Delivery of Documents.

The Company has delivered to the Custodian those Mortgage Loan Documents contained in the Mortgage File as identified in Exhibit C to this Agreement with respect to each Mortgage Loan.

The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for recording the initial Assignments of Mortgage. The Purchaser will be responsible for the fees and expenses of its Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. In the event that any document described above has not been delivered to the Custodian by the date set forth in (iv) above or by the extended date as may be agreed to by both parties, then the Company shall, at Purchaser’s request, repurchase the related Mortgage Loan for which such documents have not been delivered.

In the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the Company immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

Section 2.04 Examination of Mortgage Files.

Prior to the Closing Date, the Company shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Company's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser at any time before or after the Closing Date or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time after the Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief or remedy as provided under this Agreement.

Prior to Company’s receipt of the Purchase Price, the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the Company pursuant to the Custodial Agreement and act only in accordance with Company’s instructions. Upon the Company’s receipt of the Purchase Price, the Company shall provide notification to the Custodian to release ownership of the Mortgage Loan Documents to the Purchaser. Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser. Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser. All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the Closing Date, shall be maintained by the Custodian for the benefit of the Company and shall be returned to the Company within two (2) Business Days after the Closing Date.

Section 2.05 Representations, Warranties and Agreements of Company.

The Company agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02 of this Agreement, as of the Closing Date. The Company, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the Closing Date:

(a)
neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans; and

(b)	the Company has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

Section 2.06 Representation, Warranties and Agreement of Purchaser.

The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date.

(a)	the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

(b)	the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other Person;

(c)
the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

(d)	the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Company; and

(e)
neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans.

Section 2.07 Closing.

The closing for the purchase and sale of the Mortgage Loans, shall take place on the Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in Person, at such place as the parties shall agree.

The closing shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Company under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement;

(b)
the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c)	the Company shall have delivered to the Custodian under this Agreement all documents required pursuant to this Agreement; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Company.

Section 2.08 Closing Documents.

With respect to the Mortgage Loans, the closing documents shall consist of fully executed originals of the following documents:

(a)	this Agreement, dated as of the Cut-off Date, in two counterparts;

(b)	the Custodial Agreement, in three counterparts, in the form attached as Exhibit D to this Agreement;

(c)	the Mortgage Loan Schedule, one copy to be attached to each counterpart of this Agreement;

(d)	a receipt and certification, as required under the Custodial Agreement;

(e)	an Opinion of Counsel of the Company, in the form of Exhibit E hereto;

(f)	an Officer’s Certificate of the Company, in the form of Exhibit F hereto; and

(g)	the Commitment Letter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	Selection Process.

The Mortgage Loans were selected from among the outstanding adjustable rate and fixed rate one- to four-family mortgage loans in the Company's mortgage banking portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(k)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(l)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(m)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(n)           Fair Consideration.

The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

(o)	MERS.

The Company is a member of MERS in good standing.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

(a)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the Data File delivered to the Purchaser is true and correct;

(b)	Payments Current.

All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been thirty (30) days delinquent more than one (1) time within twelve (12) months prior to the Closing Date;

(c)	No Outstanding Charges.

There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

(e)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(g)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

With respect to each Cooperative Loan, the Mortgage Note, the Mortgage, the Pledge Agreement, and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage, the Pledge Agreement, the Proprietary Lease, the Stock Power, Recognition Agreement and the Assignment of Proprietary Lease had legal capacity to enter into the Mortgage Loan and to execute and deliver such documents, and such documents have been duly and properly executed by such parties;

(h) No Fraud.

No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or the Mortgagor, or to the best of the Company’s knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(i)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the Mortgage Loan have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Each Mortgage File contains evidence of such compliance as required by applicable law or regulation;

(j)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements, or the Underwriting Guidelines, regarding such dwellings, and no residence or dwelling is a mobile home, log home, manufactured dwelling or Cooperative Loan. As of the respective appraisal date for each Mortgaged Property, any Mortgaged Property being used for commercial purposes conforms to the Underwriting Guidelines and, to the best of the Company’s knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes outside of the Underwriting Guidelines;

(k)          Valid First Lien.

Each First Lien Mortgage Loan is a valid, subsisting and enforceable First Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)	the lien of current real property taxes and assessments not yet due and payable;

(2)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)
other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with each First Lien Mortgage Loan establishes and creates a valid, subsisting and enforceable First Lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

With respect to each Cooperative Loan, each Pledge Agreement creates a valid, enforceable and subsisting first security interest in the Cooperative Shares and Proprietary Lease, subject only to (i) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

(l)           Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)	Consolidation of Future Advances.

Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or second lien priority for each Mortgage Loan identified on the Mortgage Loan Schedule as being a Second Lien Mortgage Loan) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the Cut-off Date;

(n)          Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(o)          Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(p)          LTV, PMI Policy.

No Mortgage Loan has an LTV or CLTV greater than 100%. If the LTV of the Mortgage Loan was greater than 80% at the time of origination, a portion of the unpaid principal balance of the Mortgage Loan is and will be insured as to payment defaults by a PMI Policy. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreases to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. At its origination, no Mortgage Loan secured by a second lien on the Mortgaged Property had a combined LTV greater than 100%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(q)         Title Insurance.

The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien (or second priority if such Mortgage Loan is a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02 and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy includes no exceptions regarding ingress, egress or encroachments that impact the value or the marketability of the Mortgaged Property. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(r)           No Defaults.

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(s)          No Mechanics' Liens.

There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

(t)           Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Paragraph (q) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, principal payments commenced no more than sixty (60) days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears each month. With respect to each Balloon Loan, the Mortgage Loan is payable in equal monthly installments of principal and interest based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final lump sum payment substantially greater than the preceding Monthly Payment is required which is sufficient to amortize the remaining principal balance of the Balloon Loan. No Balloon Loan has an original stated maturity of less than seven (7) years. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Note for such Mortgage Loan. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Adjustable Rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(v)          Customary Provisions.

The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(w)         Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law and to the best of the Company's knowledge, the Mortgaged Property is lawfully occupied as of the Closing Date;

(x)           No Additional Collateral.

The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (k) above;

(y)         Deeds of Trust.

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(z)          Acceptable Investment.

The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)        Transfer of Mortgage Loans.

If the Mortgage Loan is not a MERS Mortgage Loan, the Assignment of Mortgage upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(bb)        Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc)         Servicing Practices; Escrow Deposits.

The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal, proper and in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(dd)        No Condemnation.

There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(ee)        The Appraisal.

The Mortgage File contains an appraisal of the related Mortgaged Property which generally conforms to the requirements of Fannie Mae and Freddie Mac which was conducted by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ff)         Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property, or (b) the greater of (i) either (1) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, or and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any co-insurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(hh)	No Graduated Payments or Contingent Interests.

The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ii)	No Construction Loans.

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj)	Underwriting.

Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(kk)	Buydown Mortgage Loans.

No Mortgage Loan is a Buydown Mortgage Loan;

(ll)	Delivery of Mortgage Files.

The Mortgage Loan Documents for the Mortgage Loans have been or will be delivered to the Custodian. The Company is in possession of a complete Mortgage File in compliance with Exhibit C, except for such documents the originals of which have been delivered to the Custodian;

(mm)	No Violation of Environmental Laws.

There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn)	No Bankruptcy.

No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the Closing Date, the Company has not received notice that any Mortgagor is a debtor in state or federal bankruptcy or insolvency proceeding;

(oo)	The Mortgagor.

The Mortgagor is one or more natural persons and/or an Illinois land trust or under a “living trust” and such “living trust” is in compliance with Fannie Mae. In the event the Mortgagor is a trustee, the borrower is a natural person;

(pp)	Leasehold Estates.

With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect and conforms to the Underwriting Guidelines;

(qq)	Cooperative Loans.

No Mortgage Loan is a Cooperative Loan;

(rr)	MERS Mortgage Loans.

With respect to each MERS Mortgage Loan, a MIN has been assigned to the Mortgage Loan, the MIN appears on the Mortgage or related Assignment of Mortgage to MERS, the Mortgage or the related Assignment of Mortgage to MERS has been duly and properly recorded on MERS, and the transfer to the Purchaser has been properly reflected in the MERS System pursuant to the Purchaser’s registration instructions.

(ss)	Texas Refinance Mortgage Loans.

Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

(tt)	Homeownership and Equity Protection Act.

No Mortgage Loan is a Covered Loan or a High Cost Loan;

(uu)        Prepayment Penalties.

With respect to Mortgage Loans with Prepayment Penalties: (i) all information on the related Mortgage Loan Schedule, Data File and Underwriting Guidelines regarding Prepayment Penalties is complete and accurate in all material respects (ii) except for balloon mortgage loans originated in certain states specified in the Underwriting Guidelines with restrictions on collection of Prepayment Penalties, each prepayment Penalty is permissible and enforceable in accordance with the terms under applicable law, (iii) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Penalty in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (iv) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a Prepayment Penalty, (v) the Prepayment Penalty is disclosed to the Mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law (vi) for Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment penalty period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period, and (vii) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Penalty in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Mortgage Loan payments. Prepayment Penalties on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Penalties do not provide for a waiver or release (i.e., “holidays”) during the term of the Prepayment Penalty. ;

(vv)	Simple Interest Loans.

No Mortgage Loan is a simple interest Mortgage Loan;

(ww)	Calculation of Interest.

Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xx)	Anti Money Laundering Laws.

The Company has complied with all applicable anti money laundering laws and regulations, (collectively, the “Anti Money Laundering Laws”); and the Company has established an anti money laundering compliance program as required by the Anti Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti Money Laundering Laws;

(yy)	Due on Sale.

The Mortgage contains an enforceable provision, to the extent allowable under applicable laws governing the application of due-on-sale provision, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(zz)	Tax Service Contract; Flood Certification Contract.

Each Mortgage Loan shall have a tax service contract and, if applicable, a flood insurance contract which shall have a term of the life of the Mortgage Loan. Each such tax service and flood insurance contract shall be fully transferable without penalty, premium or cost to the Purchaser or its designee unless, with respect to tax service contracts, the Company is terminated pursuant to Section 11.02 hereof;

(aaa)	Credit Reporting.

The Company, in its capacity as servicer for each Mortgage Loan, has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its Mortgagors credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

(bbb)	Single Premium Credit Life Insurance.

No mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(ccc)       Arbitration.

With respect to each Mortgage Loan, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction; and

(ddd)      Valid Second Lien.

With respect to any Second Lien Mortgage Loan, such Mortgage is a valid, subsisting and enforceable Second Lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of such Mortgage is subject only to:

(i)	the lien of current real property taxes and assessments not yet due and payable;

(ii)	superior position mortgage lien(s) acceptable in accordance with the Underwriting Guidelines;

(iii)
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions in accordance with Accepted Servicing Practices and (i) referred to or otherwise considered in the appraisal and (ii) which do not adversely affect the Appraised Value; and

(iv)
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting, and enforceable Second Lien and second lien security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. With respect to each Second Lien Mortgage Loan: (a) the First Lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such First Lien Mortgage Loan or the related Mortgage Note, (c) if the related First Lien Mortgage Loan provides for negative amortization, the LTV was calculated at the maximum principal balance of such First Lien that could result upon application of such negative amortization feature, (d) either no consent for the Second Lien Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File and (e) to the best of Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or acceleration under the related First Lien Mortgage Loan.

(eee)          Georgia Properties.

No Mortgage Loan on or after March 7, 2003 is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

(fff)	Higher Cost Products.

No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(ggg)	Methodology.

The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan; and

(hhh)	Points and Fees.

All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

Section 3.03 Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within sixty (60) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price.

Notwithstanding the above paragraphs, within sixty (60) days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses (tt), (uu), (aaa), (bbb) or (ccc) of Section 3.02, the Company shall repurchase such Mortgage Loan at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within one hundred twenty (120) days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the Remittance Date immediately following the Principal Prepayment Period in which such Repurchase Price is received, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loan. If the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the beneficial holder with respect to such Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or a Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Company shall be responsible for any and all acts of a Subservicer and a Subcontractor, and the Company’s utilization of a Subservicer or a Subcontractor shall in no way relieve the liability of the Company under this Agreement.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, the Company shall not make any future advances, other than Servicing Advances, with respect to a Mortgage Loan. The Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal or interest) or change the final maturity date on such Mortgage Loan, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent. In the event that no default exists or is imminent, the Company shall request written consent from the Purchaser to permit such a modification and the Purchaser shall provide written consent or notify the Company of its objection to such modification within three (3) Business Days of its receipt of the Company's request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file and such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

Section 4.02 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall first notify the Purchaser in writing of the Company's intention to do so and shall provide such information regarding the Mortgage Loan as the Purchaser may reasonably request. The Company shall follow any written directions of the Purchaser with respect to the servicing of such Mortgage Loan, as long as such directions do not violate applicable law. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Company shall proceed, in the best interest of the Purchaser, with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Company shall proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Company does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans - P & I." The Custodial Account shall be established with a Qualified Depository. On the Closing Date, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account in the form of Exhibit G. The Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

The Company shall deposit in the Custodial Account within two (2) Business Days of Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)
all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Penalties paid by the Mortgagor or other amounts paid by the Company pursuant to Section 4.23 of this Agreement);

(ii)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)	all Liquidation Proceeds;

(iv)
all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

(vii)
any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)	with respect to each Principal Prepayment, the Prepayment Interest Shortfall (to be paid by the Company out of its funds);

(ix)	any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16; and

(xi)
with respect to each Buydown Mortgage Loan an amount from the Escrow Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Notes for Buydown Mortgage Loans.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05 Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)                to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)              to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this sub clause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)              to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this sub clause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iv)             to pay itself interest on funds deposited in the Custodial Account;

(v)               to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

(vi)             to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)            to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(viii)           to remove funds inadvertently placed in the Custodial Account by the Company; and

(ix)              to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Bank, N.A., in trust for the Purchaser and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. On the Closing Date, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account in the form of Exhibit H. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of Company’s receipt, and retain therein:

(i)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(iii)	all payments on account of Buydown Funds; and

(iv)	all Servicing Advances for Mortgagors whose Escrow Payments are sufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)
to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 and Section 4.10 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)	for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)	for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)	to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)	to remove funds inadvertently placed in the Escrow Account by the Company;

(viii)	to transfer payments on account of Buydown Funds to the Custodial Account; and

(ix)	to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09 Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time; provided, that the Company shall provide notice to the Purchaser.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any co-insurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with the applicable law and pursuant to the Fannie Mae Seller/Servicer Guide, that the Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance meeting the requirements of the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that they must obtain such flood insurance coverage and if the Mortgagor fails to provide proof of such coverage within forty-five (45) days of such notice, the Company shall force place the required flood insurance on the Mortgagor's behalf. If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgagor’s behalf.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11 Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to such Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.13 Inspections.

If any Mortgage Loan is more than sixty (60) days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a record of each such inspection and, upon request, shall provide the Purchaser with such information.

Section 4.14 Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

(iii) the Company shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Maintenance of PMI Policy; Claims.

Except as set forth on the Data File, with respect to each Mortgage Loan with an LTV in excess of 80% at the time of origination, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring a portion of the unpaid principal balance of the Mortgage Loan as to payment defaults. If the Mortgage Loan is insured by a PMI Policy for which the Mortgagor pays all premiums, the coverage will remain in place until (i) the LTV decreased to 78% or (ii) the PMI Policy is otherwise terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or, upon the written request of the Purchaser, the name of the Purchaser's nominee, who shall have all rights of the Purchaser herein with respect to such REO Property. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one (1) year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Company shall have deposited into the Escrow Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). With respect to each Buydown Mortgage Loan, the Company will distribute to the Purchaser on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Escrow Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Company shall be required to withdraw from the Escrow Account any Buydown Funds remaining in the Escrow Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Escrow Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Escrow Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.21 Confidentiality/Protection of Customer Information.

The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Each party agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of Customer Information and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including maintaining security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 (the “Interagency Guidelines”). For purposes of this Section, the term “Customer Information” shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.22 Fair Credit Reporting Act

The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 4.23. Prepayment Penalties.

To the extent consistent with the terms of this Agreement, the Company may waive (or permit a subservicer to waive) a Prepayment Penalty only under the following circumstances: (i) such waiver relates to a default or a reasonably forseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds, taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor’s default in making its Monthly Payments. The Company shall not waive any Prepayment Penalty unless it is waived in accordance with this Section 4.23.

The Company shall pay the amount of any Prepayment Penalty (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (1) the representation in Section 3.02(uu) is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns, or (2) the Company waives any Prepayment Penalty other than as permitted under this Section 4.23. The Company shall pay the amount of such Prepayment Penalty, for the benefit of the Purchaser or any assignee of the Purchaser, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

Section 4.24 Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.25 Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.25. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

(a) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.25 and with Sections 6.04, 6.06, 9.01(d)(iii), 9.01(d)(v), 9.01(d)(vi), 9.01(d)(vii), 9.01(d)(viii) and 9.01(e) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(d)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06 and 9.01(e) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01 Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, and minus (e) any amounts attributable to Buydown Funds being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second (2nd) Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second (2nd) Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02 Statements to Purchaser.

Not later than the tenth (10th) Business Day of each month, the Company shall furnish to the Purchaser a monthly remittance advice, including the information set forth in Exhibit I, in a mutually agreeable electronic format, as to the period ending on the last day of the month preceding such Remittance Date.

Section 5.03 Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination. The Company shall not have an obligation to make such Monthly Advances as to any Mortgage Loan with respect to shortfalls relating to the Servicemembers Civil Relief Act or similar state and local laws.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

If the Company satisfies or releases the lien of Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to the terms of this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Prepayment Interest Shortfall for such Remittance Date relating to the Mortgage Loans.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statement as to Compliance.

On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement and any Reconstitution Agreement in all material respect throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and status thereof.

Section 6.05 Annual Independent Public Accountants' Servicing Report.

Except with respect to any Mortgage Loans that are the subject of a Securitization Transaction, on or before March 1, of each calendar year, commencing in 2007, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06 Report on Assessment of Compliance and Attestation.

With respect to any Mortgage Loans that are the subject of a Securitization Transaction, on or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i)
deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit J hereto (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB);

(ii)
deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 4.25(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Depositor, or if Wells Fargo Bank, N.A. is the Master Servicer, to the Master Servicer an assessment of compliance and accountants’ attestation as and when provided in this Section 6.06; and

(iv)
deliver, and cause each Subservicer and each Subcontractor described in clause (iii) to deliver to the Purchaser, any Master Servicer and any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit K.

The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser, any Master Servicer nor any Depositor will request delivery of a certification under clause (iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria specified substantially in the form of Exhibit J hereto delivered to the Purchaser at the time of any Securitization Transaction or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 4.25.

Section 6.07 Remedies.

(i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article IX, Sections 4.25, 6.04 or 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(d)(vi)(A), or in a writing furnished pursuant to Section 9.01(d)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(d)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and, if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Sections 6.04 or 6.06, including (except as provided below) any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this Section 6.07(ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser), any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08 Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

Section 6.09 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01 Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02 Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two (2) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Company, upon request, also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000 and (ii) which is a Fannie Mae/Freddie Mac-approved seller/servicer in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03 Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04 Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (other than pursuant to Section 4.01) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

SECURITIZATION TRANSACTIONS, WHOLE LOAN SALES AND AGENCY SALES

Section 9.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon the Securitization Transactions, Whole Loan Sales or Agency Sales.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Agency Sales, Whole Loan Transfers or Securitization Transactions, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred may cease to be serviced by the Company pursuant to this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate with the Purchaser in connection with each Agency Sale, Whole Loan Transfer or Securitization Transaction in accordance with this Section 9.01. In connection therewith:

(a)
the Company shall make all representations and warranties made herein with respect to the Mortgage Loans as of the Closing Date and all representations and warranties made herein with respect to the Company itself as of the closing date of each Agency Sale, Whole Loan Transfer or Securitization Transaction;

(b)
the Company shall execute an Assignment, Assumptions and Recognition Agreement or at the option of the Purchaser, negotiate in good faith and execute any seller/servicer agreements to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

(c)
the Company shall provide such additional representations, warranties, covenants or opinions of counsel as are reasonably believed necessary by the trustee, any rating agency or the Purchaser, as the case may be, in connection with such Whole Loan Transfers, Agency Sales or Securitization Transactions. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and Company’s counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate;

(d)
in connection with any Securitization Transaction, the Company shall (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (d), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (d).

(i)
If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship (of a type described in Item 1119 of Regulation AB) between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(ii)
If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)
If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)
a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(iv)
For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(d)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) (A) The Company shall be deemed to represent to the Purchaser, any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser under this Section 9.01(d) that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B) If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under this Section 9.01(d), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subserservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge thereof, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(viii)
The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

(e)
The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, affiliates and agents of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under Sections 4.25, 6.04, 6.06, 9.01(c) and (d) by or on behalf of the Company, or provided under Sections 4.25, 6.04, 6.06, 9.01(c) and (d) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Company of its obligations under this Section 9.01(e), including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.25, 6.04, 6.06, 9.01(c) and (d), including any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Company of a representation or warranty set forth in Section 9.01(d)(vi)(A) or in a writing furnished pursuant to Section 9.01(d)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(d)(vi)(B) to the extent made as of a date subsequent to such closing date; or

(iv)	the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Section 9.01(e).

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(e), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(f)
The Purchaser and a credit-worthy parent of the Purchaser, reasonably acceptable to the Company shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)
any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any freewriting prospectuses, any ABS informational and computational material, any offering circular, any computational material, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or

(ii)
the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Purchaser and the Company acknowledge and agree that the purpose of Section 9.01(d) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers, Agency Sales or Securitization Transactions. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

All Mortgage Loans (i) not sold or transferred pursuant to Whole Loan Transfers, Agency Sales or Securitization Transactions or (ii) that are subject to a Securitization Transaction for which the related trust is terminated for any reason, shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01 Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)
any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)
failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii)	failure by the Company to maintain its license to do business and service residential mortgage loans in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)
the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

(vii)	the Company ceases to meet the qualifications of a Fannie Mae/Freddie Mac servicer; or

(viii)
the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04; or

(ix)
the Company, if it is an Insured Depository Institution, shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or enter into a memorandum of understanding, consent agreement or any similar agreement with the Appropriate Federal Banking Agency, any of which would have, or is purportedly the result of, any condition which would have a material adverse effect on the Company’s ability to service the Mortgage Loans as provided in this Agreement; or

(x)
failure by the Company to duly perform, within the required time period, its obligations under Section 6.04 or 6.06 of this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by any party to this Agreement or by any Master Servicer responsible for master servicing the Mortgage Loans pursuant to a Securitization Transaction; or

(xi)	an Event of Default as set forth in Section 6.07.

If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02 Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01 Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing. The representations and warranties contained herein shall survive the termination of this Agreement.

Section 11.02 Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to 2.00% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date, plus all costs and expenses incurred by the Company in managing the transfer of the servicing, paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which the servicing rights are terminated pursuant to this Section 11.02.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Successor to Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement arising from and after such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03 and 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsection (h) with respect to the sale of the Mortgage Loans and subsections (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02 Amendment.

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03 Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05 Notices.

All demands, notices and communications hereunder shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such demand, notice or communication, addressed as follows:

(i) if to the Company:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: John B. Brown, MAC X2401-042
Facsimile: (515) 213-7121

if to the Company with respect to all other issues:

Wells Fargo Bank, N.A.
7430 New Technology Way
Frederick, Maryland 21703
Attention: Structured Finance Manager, MAC X3906-012
Facsimile: (301) 846-8152

in each instance, with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention: General Counsel, MAC X2401-06T
Facsimile: (515) 213-5192

or such other address as may hereafter be furnished to the Purchaser in writing  by the Company;

(ii) if to Purchaser:

Nomura Credit & Capital, Inc.
2 World Financial Center
Building B, 21st Floor
New York, NY 10281
Attention: Dante LaRocca, Managing Director
Phone: 212-667-9804

with a copy to:

Nomura Credit & Capital, Inc.
2 World Financial Center
Building B, 18th Floor
Attention: NCCI Legal
Facsimile: (212) 667-1024

Section 12.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08 Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns. The parties agree that this Agreement and signature pages thereof may be transmitted between them by facsimile and that faxed signatures may constitute original signatures and that a faxed signature page containing the signature (faxed or original) is binding on the parties.

Section 12.09 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10 Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit L hereto, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11 Solicitation of Mortgagor.

Neither party shall, after the Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section.

Section 12.12 Further Agreements.

The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.13 Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 12.14 Third Party Beneficiary.

For purposes of Sections 4.25, 6.04, 6.06 and 9.01(d) and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CREDIT & CAPTIAL, INC. WELLS FARGO BANK, N.A.

Purchaser      Company

By: _________________________________    By: ________________________________

Name: _______________________________    Name: ______________________________

Title: ________________________________    Title: _______________________________

STATE OF ________________	)
) ss:
COUNTY OF ______________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _________, known to me to be __________ of Wells Fargo Bank, N.A., the national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

___________________________________
Notary Public

My Commission expires _________________

STATE OF ________________	)
) ss:
COUNTY OF ______________	)

On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________, known to me to be the ______________________________ of ______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

___________________________________
Notary Public

My Commission expires _________________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

DATA FILE ELEMENTS

(1)	the Company’s Mortgage Loan identifying number;

(2)	the street address of the Mortgaged Property including the city, state, county and zip code;

(3)	a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

(4)          the Mortgage Interest Rate as of the Cut-off Date;

(5)          the current Monthly Payment;

(6)          loan term, number of months;

(7)          the stated maturity date;

(8)	the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(9)	the Loan-to-Value Ratio;

(10)	a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

(11)	a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

(12)	the Servicing Fee Rate;

(13)	a code indicating the mortgage insurance provider and percent of coverage, if applicable;

(14)	a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

(15)        a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

(16)	the Mortgagor's first and last name;

(17)	a code indicating whether the Mortgaged Property is owner-occupied;

(18)	the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(19)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(20)	the actual next Due Date of the Mortgage Loan;

(21)	the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

(22)	the original principal amount of the Mortgage Loan;

(23)	a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

(24)	the Mortgage Interest Rate at origination;

(25)	the amount on which the first Monthly Payment was due on the Mortgage Loan;

(26)
a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2’s and current pay stub or 2 years 1040’s for self employed borrowers), alternative or reduced);

(27)	a code indicating if the Mortgage Loan is subject to a PMI Policy;

(28)	the Appraised Value of the Mortgage Property;

(29)	the sale price of the Mortgaged Property, if applicable;

(30)         the Mortgagor’s Underwriting FICO Score;

(31)         term of Prepayment Penalty in years;

(32)         a code indicating the product type;

(33)         a code indicating the credit grade of the Mortgage Loan;

(34)	the unpaid balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of all payments of principal;

(35)        the Note date of the Mortgage Loan;

(36)	the mortgage insurance certificate number and percentage of coverage, if applicable;

(37)        the Mortgagor’s and Co-Mortgagor’s (if any) date of birth;

(38)	if the Mortgage Loan is a MERS Mortgage Loan, the MIN Number for each MERS Mortgage Loan;

(39)        employer name;

(40)        subsidy program code;

(41)        servicer name;

(42)        the combined Loan-to-Value Ratio;

(43)        the total Loan-to-Value Ratio;

(44)        whether the Mortgage Loan is convertible (Y or N);

(45)        a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

(46)        a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

(47)        a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

(48)        a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

(49)	a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y or N);

(50)        effective LTV percentage for Pledged Asset Mortgage Loans;

(51)        citizenship type code;

(52)	a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

(53)        the name of the client for which the Mortgage Loan was originated;

(54)        the program code;

(55)        the loan sub doc code;

(56)	a code indicating amortization type (1 or 2);

(57)	interest only note payment;

(58)	first full amortization payment date;

(59)	interest only term, number of months;

(60)	remaining interest only term, number of months;

(61)	a code indicating whether the Mortgage Loan is a 2nd lien (Y or N);

(62)	a code indicating borrower VOA or lender VOA (L or B);

(63)	combined current loan balance;

The Company shall provide the following
For the Home Mortgage Disclosure Act (HMDA):

(64)        the Mortgagor’s and co-Mortgagor’s (if applicable) ethnicity;

(65)        the Mortgagor’s and co-Mortgagor’s (if applicable) race;

(66)        lien status;

(67)        for cash-out refinance loans, the cash purpose;

(68)        the Mortgagor’s and co-Mortgagor’s (if applicable) gender;

(69)        the Mortgagor’s and co-Mortgagor’s (if applicable) social security numbers;

(70)        the number of units for the property;

(71)        the year in which the property was built;

(72)        the qualifying monthly income of the Mortgagor;

(73)        the number of bedrooms contained in the property;

(74)        a code indicating first time buyer (Y or N);

(75)        the total rental income, if any;

The Company shall provide the following
for the adjustable rate Mortgage Loans (if applicable):

(76)        the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(77)        the Periodic Interest Rate Cap;

(78)        the Index;

(79)        the next interest rate and payment Adjustment Date;

(80)	the Mortgage Interest Rate adjustment cap and all subsequent interest rate Adjustment Dates;

(81)        the Gross Margin; and

(82)        the lifetime interest rate cap.

EXHIBIT C

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

1.
The original Mortgage Note, with all applicable addenda and riders, bearing all intervening endorsements, endorsed "Pay to the order of   without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly known as [previous name]").

2.	The original of any guarantee executed in connection with the Mortgage Note.

3.
The original Mortgage, with all applicable addenda and riders, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

Further, with respect to MERS Mortgage Loans, (a) the Mortgage names MERS as the Mortgagee and (b) the requirements set forth in the Electronic Tracking Agreement have been satisfied, with a conformed recorded copy to follow as soon as the same is received by the Company.

4.	The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

6.
Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.	The electronic form of PMI Policy as identified by certificate number.

8.
The original mortgagee title insurance policy or, if such policy has not been issued, (a) a written commitment or binder for such policy issued by a title insurer or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy.

9.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10.	For each Cooperative Loan, the original or a seller certified true copy of the following:

The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative Loan to the Purchaser;

Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the Company;

Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

Cooperative Shares with a Stock Certificate in blank attached;

Original Proprietary Lease;

Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such Cooperative Loan; and

Originals of any assumption, consolidation or modification agreements relating to any of the items specified above.

With respect to each Mortgage Loan, the Servicing File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company’s agent(s):

11.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

12.	Residential loan application.

13.	Mortgage Loan closing statement.

14.	Verification of employment and income, unless originated under the Company's Limited Documentation program, Fannie Mae Timesaver Plus.

15.	Verification of acceptable evidence of source and amount of down payment.

16.	Credit report on the Mortgagor.

17.	Residential appraisal report.

18.	Photograph of the Mortgaged Property.

19.	Survey of the Mortgage property, if required by the title company or applicable law.

20.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

21.	All required disclosure statements.

22.	If available, termite report, structural engineer's report, water potability and septic certification.

23.	Sales contract, if applicable.

24.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

25.	Amortization schedule, if available.

26.          Original or copy of power of attorney, if applicable.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT D

CUSTODIAL AGREEMENT

EXHIBIT E

FORM OF OPINION OF COUNSEL

@
@
@
@

Re:         Wells Fargo Bank, N.A.
Mortgage Loan Series @

Dear Sir/Madam:

I am @ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Company”), with respect to certain matters in connection with the sale by the Company of the mortgage loans designated as Mortgage Loan Series @ (the “Mortgage Loans”) pursuant to that certain Seller’s Warranties and Servicing Agreement by and between the Company and @ (the “Purchaser”), dated as of @, 20__, (the “Agreement”), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

I have examined the following documents:

1.            the Agreement;

2.            the form of endorsement of the Mortgage Notes; and

3.         such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.	The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

2.
The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.
Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Agreements, each dated as of @, 20__, by and between the Company and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.
Each of the Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

5.
The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Agreement and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

9.
For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreement.

10.
The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

@

EXHIBIT F

COMPANY’S OFFICER’S CERTIFICATE

  I, ________________________, hereby certify that I am the duly elected ______________ of Wells Fargo Bank, N.A., a national banking association (the “Company”), and further certify, on behalf of the Company as follows:

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Association of the Company which are in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof.

3.
The execution and delivery by the Company of the Seller’s Warranties and Servicing Agreement, dated as of _____________, 20__, (the “Sale and Servicing Agreement”) and the Mortgage Loan Purchase Agreement dated as of _____, 20__, (the “Purchaser Agreement” and together with the Sale and Servicing Agreement, the “Agreements”) are in the ordinary course of business of the Company.

4.
A true and correct copy of the resolution of the Mortgage Banking Committee of the Board of Directors of the Company authorizing the Company to enter into the Agreements is attached hereto as Exhibit C.

5.
Each person who, as an officer or representative of the Company, signed (a) the Agreements, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company, and the signatures of such persons appearing on such documents are their genuine signatures.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
To the best of my knowledge, neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements, conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Company that would materially and adversely affect the Company's ability to perform its obligations under the Agreements. No proceedings for merger, consolidation, liquidation, dissolution, conservatorship or receivership of the Company are pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.

9.	The Company is duly authorized to engage in the transactions described and contemplated by the Agreements.

10.	Capitalized terms used but not defined herein shall have the meanings assigned in the Seller’s Warranties and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed by name and affixed the seal of the Company.

Dated: ______________________________                By: ________________________________

Name:_______________________________

[Seal]                         Title:________________________________

I, __________, __________ of Wells Fargo Bank, N.A., hereby certify that ___________ is the duly elected, qualified and acting ___________ of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ______________________________                By: ________________________________

Name:_______________________________

        Title:________________________________

EXHIBIT G

FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS

CUSTODIAL ACCOUNT CERTIFICATION

_______________________, 20___

Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller's Warranties and Servicing Agreement, dated as of _______________, 20___,.

Title of Account: Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans - P & I

Address of office or branch
of the Company at which
Account is maintained:                 _______________________________________

_______________________________________

_______________________________________

_______________________________________

WELLS FARGO BANK, N.A.
Company

By: _____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT H

FORMS OF ESCROW ACCOUNT CERTIFICATIONS

ESCROW ACCOUNT CERTIFICATION

______________________, 20___

Wells Fargo Bank, N.A. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller's Warranties and Servicing Agreement, dated as of _______________, 20___,.

Title of Account: Wells Fargo Bank, N.A. in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I

Address of office or branch
of the Company at which
Account is maintained:                _______________________________________

_______________________________________

_______________________________________

_______________________________________

WELLS FARGO BANK, N.A.
Company

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT I

FORM OF REMITTANCE ADVICE

EXHIBIT J

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company][Name of Subservicer] shall address, as a minimum, the criteria identified below as “Applicable Servicing Criteria”

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT K

SARBANES CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer] (the “Servicer”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5)  The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subservicer ad Subcontractor pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:______________________________
Name:____________________________
Title:_____________________________

EXHIBIT L

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

____________, 20__

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________, 20__ between _________________, a _________________ corporation having an office at _________________ ("Assignor") and _________________, having an office at _________________ ("Assignee") and Wells Fargo Bank, N.A. (the "Company"), having an office at 1 Home Campus, Des Moines, IA 50328-0001:

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. With respect to the Mortgage Loans listed on Exhibit A hereto, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties and Servicing Agreement"), dated as of March 1, 2006, by and between Nomura Credit & Capital, Inc. (the "Purchaser"), and the Company, and the Mortgage Loans delivered thereunder by the Company to the Assignor.

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3. That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

_______________________

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

_______________________
For the account of
A/C#:
ABA#:
ATTN: Investors Accounting
Taxpayer ID#:

4. Accuracy of the Servicing Agreement.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of the Seller’s Warranties and Servicing Agreement and all amendments and modifications, if any, (ii) the Seller’s Warranties and Servicing Agreement has not been amended or modified in any respect, except as set forth in this Agreement, (iii) no notice of termination has been given to the Company under the Sellers’ Warranties and Servicing Agreement, and (iv) through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Seller’s Warranties and Servicing Agreement.

5. Recognition of Assignee.

From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Seller’s Warranties and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Seller’s Warranties and Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

_________________________________  __________________________________
Assignor           Assignee

By: ______________________________  By: _______________________________

Name: ____________________________  Name: _____________________________

Its: ______________________________   Its: _______________________________

Tax Payer Identification No.:    Tax Payer Identification No.:
________________________________      _________________________________

WELLS FARGO BANK, N.A.
Company

By: ____________________________________

Name: __________________________________

Its: _____________________________________

ATTACHMENT 3

STANDARD FILE LAYOUT- SCHEDULED/SCHEDULED

Exhibit 1: Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit : Standard File Layout - Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_BPO_VAL	The current "as is" value of the property based on a brokers price opinion.
REPAIRED_BPO_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion.
CURR_APP_VAL	The current "as is" value of the property based on an appraisal.	11	No commas(,) or dollar signs ($)
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	The date the claim was filed with the Pool Insurance Company.	10	MM/DD/YYYY
POOL_CLAIM_AMT	The amount of the claim filed with the Pool Insurance Company.	11	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	The date the claim was settled and the check was issued by the Pool Insurer.	10	MM/DD/YYYY
POOL_CLAIM_AMT_PAID	The amount paid on the claim by the Pool Insurance Company.	11	No commas(,) or dollar signs ($)
FORECLOSURE_FLAG	Y or N		Text
BANKRUPTCY_FLAG	Y or N		Text
NOD_DATE			MM/DD/YYYY
MI_CLAIM_DATE	Date Mortgage Insurance is filed		MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
LIST_DATE			MM/DD/YYYY
VACANCY/OCCUPANCY_STATUS	The Occupancy status of the defaulted loan's collateral		Text
ACTUAL_REO_START_DATE			MM/DD/YYYY
SALES_PRICE			Number
UPB_LIQUIDATION	Outstanding Principal Balance of the loan upon Liquidation		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number
LIQUIDATION_PROCEEDS			Number
PREPAYMENT_CHARGES_COLLECTED	The amount of Prepayment Charges received		Number
PREPAYMENT_CALCULATION	The formula behind the prepayment charge		Text
PAYOFF_DATE	The date on which the loan was paid off		MM/DD/YYYY

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 3: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.            Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.       Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

Credits:

14-21.     Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _____________________
Phone: ______________________            Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._________________________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ _______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ATTACHMENT 4

BACK-UP CERTIFICATION

Re: __________ (the “Trust”)

Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1

I, [identify the certifying individual], certify to Nomura Home Equity Loan, Inc. (the “Depositor”), HSBC Bank USA, National Association (the “Trustee”) and Wells Fargo Bank, N.A. (the “Master Servicer”), and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Seller’s Warranties and Servicing Agreement, dated as of May 1, 2006, between Wells Fargo Bank, N.A. and Nomura Credit & Capital, Inc., as modified by the Assignment, Assumption and Recognition Agreement, dated as of November 9, 2006, among Nomura Credit & Capital, Inc., Nomura Home Equity Loan, Inc. and Wells Fargo Bank, N.A. (together, the “Servicing Agreement”).

Date:

[Signature]

[Title]

EXHIBIT P

CAP CONTRACT

Nomura Global Financial Products Inc. 2 World Financial Center Building B, 22nd Floor New York, New York 10281-1198

Telephone:
Confirmations	(212) 667-9522	Direct Fax	(212) 667-1047

Date:	Thursday, The 9th of November 2006

To:
HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1

From:	Nomura Global Financial Products Inc.

Attention:	Cap Documentation

Re : Cap Transaction (Class A-4 Certificates)
Execution Copy

Dear Sir or Madam:

The purpose of this facsimile message/letter agreement is to confirm the terms and conditions of the Transaction entered into between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee (the “Trustee”) on behalf of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Counterparty”) on the Trade Date specified below (the “Cap Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Cap Transaction relates to the Class A-4 Certificates issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage LLC, as Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). Terms capitalized but not defined herein shall have the respective meanings set forth in the Indenture.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of the 9th of November 2006 as amended and supplemented from time to time (the “Agreement”), between NGFP and Counterparty. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Cap Transaction to which this Confirmation relates are as follows:

Notional Amount:
With respect to any Calculation Period, the lesser of (a) the Calculation Amount set forth in Schedule I (Amortization Schedule) for such Calculation Period and (b) the Certificate Principal Balance of the Class A-4 Certificates immediately preceding the distribution date which occurs in the same month as the Floating Rate Payer Period End Date for such Calculation Period (in each case determined without regard to adjustment for business days)

Trade Date:	The 9th of November 2006

Effective Date:	The 9th of November 2006

Termination Date:	The 25th of October 2014, subject to adjustment in accordance with the Modified Following Business Day Convention

Business Days:	London and New York, unless indicated otherwise

FIXED AMOUNTS:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	No later than the 9th of November 2006, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amount:	USD 400,000.00

FLOATING AMOUNTS:

Floating Rate Payer:	NGFP

Cap Rate:	With respect to each Calculation Period, the Cap Rate set forth for such period on Schedule I (Amortization Schedule) below

Floating Rate Payer Payment Dates:
The 25th of each month, commencing on the 25th of November 2006 to and including the 25th of September 2014, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date (provided that for the avoidance of doubt each of the dates referred to in this clause shall be subject to the defined term “Early Payment”).

Floating Rate Payer Period End Dates:
The 25th of each month, commencing on the 25th of November 2006 to and including the 25th of September 2014, all subject to adjustment in accordance with the Modified Following Business Day Convention and the Termination Date

Early Payment:	Two Business Days

Floating Rate for initial Calculation Period:	To be determined

Floating Rate Option:
USD-LIBOR-BBA; provided, however, that if the Floating Rate Option on the Reset Date of any Calculation Period is greater than 10.15 per cent per annum, then the Floating Rate Option for such Calculation Period shall be deemed to be 10.15 percent per annum

Floating Amount:	To be determined in accordance with the following formula: The greater of (i) (Floating Rate Option - Cap Rate) x Notional Amount x Floating Rate Payer Day Count Fraction, and (ii) zero

Designated Maturity:	1 month, except for the initial Calculation Period, which shall be the Linear Interpolation of 2 weeks and 1 month

Floating Rate Payer Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Calculation Agent:	NGFP
2. Additional Provisions:

Monthly Information:
No later than each Reset Date, NGFP shall deliver to Counterparty, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to Counterparty on the next Floating Rate Payer Payment Date at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust - Elena Zheng
Fax: (212) 525-1300

With a copy to:
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NHEL 2006-AF1
Fax: (410) 715-2380

3. Account Details

Payments to NGFP (USD):

Our Account Details:
Agent Bank:           Bank of America, New York
Swift Code:             BOFAUS3N
Account No:          6550-3-61610
Beneficiary:            Nomura Global Financial Products Inc. (NGFPUS33)

Payments to Counterparty (USD):

Your Account Details:
Agent Bank:  Wells Fargo Bank, National Association
ABA #:                       121000248
For Credit To:            SAS Clearing
Account No:             3970771416
FCC to:                       NHEL 06-AF1, Net WAC Reserve Fund Account # 50963401
Beneficiary:               Wells Fargo Bank, National Association

4. Offices:

(a)	The Office of Counterparty for the Cap Transaction is New York, New York.
(b)	The Office of NGFP for the Cap Transaction is New York, New York.

5. Credit Support Documents: As set out in the applicable ISDA Master Agreement

6. Each party hereto represents that entering into this Transaction is authorised and does not violate any laws of its jurisdiction or organisation or residence or the terms of any agreement to which it is a party. Each party hereto represents that (i) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party has provided or provides it with market information or its views, (ii) it understands the risks of this Transaction and any; legal, regulatory, tax accounting and economic consequences resulting therefrom; and (iii) it has determined based upon its own judgement and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into this Transaction is appropriate for such party in light of its financial capabilities and objectives. NGFP represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not in its individual capacity or personally, but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Counterparty are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on HSBC, in its individual capacity or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Counterparty (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement.

The obligations of NGFP under this Agreement are subject to the Guarantee of NSC as set forth in Exhibits to the Agreement.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing a copy of this Confirmation and returning it to us by email or facsimile transmission on NDPIConfirmations@us.nomura.com or (212) 667-1047, respectively to Nomura Global Financial Products Inc., Attention: Documentation, together with your account details.

Yours faithfully,

Nomura Global Financial Products Inc.

By: /s/ Ed Takvor     By: /s/ Thomas M. Salatte
Name: Ed Takvor      Name: Thomas M. Salatte
Title: Director           Title: General Counsel, Secretary and Director

Confirmed and accepted as of the date first written:

HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

Schedule I (Amortization Schedule)

Between Nomura Global Financial Products Inc. (“NGFP”) and HSBC Bank USA, National Association, not in its individual capacity, but solely as Trustee on behalf of Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates (“Counterparty”), pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., Nomura Credit & Capital, Inc., GMAC Mortgage LLC, Wells Fargo Bank, National Association, and HSBC Bank USA, National Association .

Calculation Period	Cap Rate %	USD Calculation Amount
Commencing on the Effective Date	13.64496	104,843,000
Commencing on the 25th of November 2006	7.11404	104,843,000
Commencing on the 25th of December 2006	6.87333	104,843,000
Commencing on the 25th of January 2007	6.87339	104,843,000
Commencing on the 25th of February 2007	7.64739	104,843,000
Commencing on the 25th of March 2007	6.87352	104,843,000
Commencing on the 25th of April 2007	7.11438	104,843,000
Commencing on the 25th of May 2007	6.87367	104,843,000
Commencing on the 25th of June 2007	7.11455	104,843,000
Commencing on the 25th of July 2007	6.87383	104,843,000
Commencing on the 25th of August 2007	6.87389	104,843,000
Commencing on the 25th of September 2007	7.11476	104,843,000
Commencing on the 25th of October 2007	6.87403	104,843,000
Commencing on the 25th of November 2007	7.1149	104,843,000
Commencing on the 25th of December 2007	6.87416	104,843,000
Commencing on the 25th of January 2008	6.87423	104,843,000
Commencing on the 25th of February 2008	7.37253	104,843,000
Commencing on the 25th of March 2008	6.87437	104,843,000
Commencing on the 25th of April 2008	0	0
Commencing on the 25th of May 2008	0	0
Commencing on the 25th of June 2008	0	0
Commencing on the 25th of July 2008	0	0
Commencing on the 25th of August 2008	0	0
Commencing on the 25th of September 2008	0	0
Commencing on the 25th of October 2008	0	0
Commencing on the 25th of November 2008	0	0
Commencing on the 25th of December 2008	0	0
Commencing on the 25th of January 2009	6.87509	4,143,146
Commencing on the 25th of February 2009	7.64929	9,474,582
Commencing on the 25th of March 2009	6.87524	14,598,993
Commencing on the 25th of April 2009	7.11616	19,524,405
Commencing on the 25th of May 2009	6.8754	24,258,530
Commencing on the 25th of June 2009	7.11632	28,808,784
Commencing on the 25th of July 2009	6.87555	33,182,295
Commencing on the 25th of August 2009	6.87563	37,385,916
Commencing on the 25th of September 2009	7.11656	41,426,233
Commencing on the 25th of October 2009	6.87579	45,309,579
Commencing on the 25th of November 2009	7.11673	45,309,579
Commencing on the 25th of December 2009	6.87595	45,309,579
Commencing on the 25th of January 2010	6.87603	45,309,579
Commencing on the 25th of February 2010	7.65033	45,309,579
Commencing on the 25th of March 2010	6.87619	45,309,579
Commencing on the 25th of April 2010	7.11715	45,309,579
Commencing on the 25th of May 2010	6.87635	46,433,169
Commencing on the 25th of June 2010	7.11732	48,709,726
Commencing on the 25th of July 2010	6.87652	49,756,806
Commencing on the 25th of August 2010	6.87661	49,342,903
Commencing on the 25th of September 2010	7.11758	48,907,903
Commencing on the 25th of October 2010	6.87678	48,453,522
Commencing on the 25th of November 2010	7.11776	47,981,366
Commencing on the 25th of December 2010	6.87695	47,493,005
Commencing on the 25th of January 2011	6.87704	46,989,902
Commencing on the 25th of February 2011	7.65146	46,473,447
Commencing on the 25th of March 2011	6.87721	45,944,953
Commencing on the 25th of April 2011	7.11821	45,405,666
Commencing on the 25th of May 2011	6.87739	44,856,698
Commencing on the 25th of June 2011	7.1184	44,299,143
Commencing on the 25th of July 2011	6.87758	43,733,746
Commencing on the 25th of August 2011	6.87767	43,161,854
Commencing on the 25th of September 2011	7.11869	42,584,458
Commencing on the 25th of October 2011	6.87786	71,698,121
Commencing on the 25th of November 2011	7.11889	69,952,404
Commencing on the 25th of December 2011	6.87805	68,248,868
Commencing on the 25th of January 2012	6.87815	66,586,500
Commencing on the 25th of February 2012	7.37675	64,964,311
Commencing on the 25th of March 2012	6.87835	63,381,334
Commencing on the 25th of April 2012	7.1194	61,836,626
Commencing on the 25th of May 2012	6.87855	60,329,269
Commencing on the 25th of June 2012	7.11961	58,858,363
Commencing on the 25th of July 2012	6.87875	57,423,033
Commencing on the 25th of August 2012	6.87886	56,022,422
Commencing on the 25th of September 2012	7.11992	54,655,696
Commencing on the 25th of October 2012	6.87906	53,322,040
Commencing on the 25th of November 2012	7.12014	52,020,658
Commencing on the 25th of December 2012	6.87927	50,750,773
Commencing on the 25th of January 2013	6.87938	49,511,628
Commencing on the 25th of February 2013	7.65408	48,302,484
Commencing on the 25th of March 2013	6.8796	47,122,617
Commencing on the 25th of April 2013	7.12069	45,971,324
Commencing on the 25th of May 2013	6.87981	44,847,916
Commencing on the 25th of June 2013	7.12092	43,751,723
Commencing on the 25th of July 2013	6.88003	42,682,089
Commencing on the 25th of August 2013	6.88015	41,638,374
Commencing on the 25th of September 2013	7.12127	40,619,955
Commencing on the 25th of October 2013	6.88037	39,626,222
Commencing on the 25th of November 2013	7.1215	38,656,581
Commencing on the 25th of December 2013	6.8806	37,710,451
Commencing on the 25th of January 2014	6.88072	36,787,265
Commencing on the 25th of February 2014	7.65557	35,886,472
Commencing on the 25th of March 2014	6.88095	35,007,531
Commencing on the 25th of April 2014	7.12211	34,149,916
Commencing on the 25th of May 2014	6.88119	33,313,112
Commencing on the 25th of June 2014	7.12236	32,496,619
Commencing on the 25th of July 2014	6.88143	31,699,946
Commencing on the 25th of August 2014	6.88156	30,922,615
Commencing on the 25th of September 2014	7.12273	30,164,160

For the avoidance of doubt, the dates in the above Amortization Schedule are subject to adjustment in accordance with the Modified Following Business Day Convention.

ISDA®
International Swaps and Derivatives Association, Inc.

SCHEDULE
to the
Master Agreement

dated as of November 9, 2006,

between Nomura Global Financial Products Inc. ("NGFP") and HSBC Bank USA, National Association, not individually, but solely as Trustee on behalf of Nomura Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 ("Counterparty")

Part 1. Termination Provisions

(a) "Specified Entity" means in relation to NGFP for the purpose of:

Section 5(a)(v), None,
Section 5(a)(vi), None,
Section 5(a)(vii), None,
Section 5(b)(iv), None,

and in relation to Counterparty for the purpose of:

Section 5(a)(v), None,
Section 5(a)(vi), None,
Section 5(a)(vii), None,
Section 5(b)(iv), None.

(b)  "Specified Transaction" with respect to NGFP and Counterparty, “Specified Transaction” will not be applicable.

(c)  The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to NGFP and Counterparty.

(d)  The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will be inapplicable to NGFP and Counterparty.

(e)  The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to NGFP and Counterparty.

(f)  The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to NGFP and Counterparty.

(g)  The “Bankruptcy” provision of Section 5(a)(vii)(2) of the Agreement will be inapplicable to Counterparty.

(h) The "Cross Default" provisions of Section 5(a)(vi) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(j) The "Automatic Early Termination" provisions of Section 6(a) of this Agreement will not apply to NGFP and will not apply to Counterparty.

(k) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)  Market Quotation will apply.
(ii)  The Second Method will apply.

(l) "Termination Currency" means U.S. Dollars.

(m) Additional Termination Event will not apply, except as provided herein.

Part 2. Tax Representations

(a) Payer Tax Representation. For the purpose of Section 3(e) of this Agreement, NGFP and Counterparty will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by the other party under this Agreement. In making this representation, the party may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, NGFP and Counterparty make the representations specified below, if any:

(i) NGFP represents that it is a corporation organized under the laws of the state of Delaware, and

(ii) Counterparty represents that the beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an "Exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.
.

Part 3. Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

(a) Tax forms

Counterparty	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to NGFP.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by NGFP; and (iii) promptly upon learning that any Form W-9 (or any successor thereto) previously provided by Counterparty has become obsolete or incorrect.
N/A
NGFP	IRS Form W-9 (or any successors thereto); each completed in a manner reasonably satisfactory to Counterparty.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any Form previously provided by NGFP has become obsolete or incorrect.
N/A

(b) Other documents

NGFP

A copy of the financial statements of NSC containing the consolidated financial statements certified by independent certified public accountants and prepared in accordance with accounting principles that are generally accepted in Japan.
		As soon as practicable after execution of this Agreement and thereafter on request.	No
NGFP

Evidence of (i) the authority of NGFP and its Credit Support Provider, as applicable, to enter into this Agreement and supplemental Confirmations and the Credit Support Document specified in Part 4, Section (f) of this Schedule, as the case may be, and (ii) the authority and signature specimens of persons authorised to sign on behalf of NGFP and its Credit Support Provider, as applicable, reasonably satisfactory to the other party.
		As soon as practicable after execution of this Agreement or execution of a Confirmation of a Transaction, as applicable	Yes
Counterparty

Evidence of (i) the authority of Counterparty to enter into this Agreement and supplemental Confirmations and (ii) the authority and signature specimens of persons authorised to sign on behalf of Counterparty reasonably satisfactory to the other party.
		Upon execution of this Agreement.	Yes
NGFP	A duly executed copy of the Credit Support Document specified in Part 4, Section (f) of this Schedule to be delivered by NGFP.	As soon as practicable after execution of this Agreement.	No

Part 4. Miscellaneous

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to NGFP:

Address:  2 World Financial Center, Bldg B, 21st Floor
New York, New York 10281-1198
Attention:  General Counsel
Telex No: 222371  Answerback: NOMRA UR
Phone No: (212) 667-2357 Facsimile No: (212) 667-1047

Address for notices or communications to Counterparty:

Address:   HSBC Bank USA, National Association
   452 Fifth Avenue
   New York, NY 10018
Attention: NHEL 2006 AF1, Corporate Trust - Elena Zheng
Phone No: (212) 525-1501
Facsimile No: (212) 525-1300

With a copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager, NHEL 2006-AF1
Fax: (410) 715-2380
Phone No: (410) 884-2000

(b) Process Agent. For the purpose of Section 13(c) of this Agreement,

NGFP appoints as its Process Agent: None.

Counterparty appoints as its Process Agent: None.

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

NGFP is not a Multibranch Party; and

Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent shall be NGFP.

(f)    Credit Support Document. Details of any Credit Support Document:

(i) in the case of NGFP, a Guarantee executed by Nomura Securities Co., Ltd. (“NSC”) substantially in the form attached hereto as Exhibit A (the “Guarantee”), and,

(ii) in the case of Counterparty, None.

(g) Credit Support Provider. "Credit Support Provider" shall mean, in respect of NGFP, NSC and, in respect of Counterparty, None.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply, unless otherwise stated in any Confirmation for a Transaction.

(j) "Affiliate", with respect to NGFP, shall have the meaning specified in Section 14 of this Agreement, and with respect to Counterparty shall mean: None.

Part 5. Other Provisions

1. Set-Off

Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

2. Consent to Recording

Each party (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction between the parties and (b) agrees to obtain any necessary consent of, and give notice of such recording to, its personnel.

3. Additional Representations and Agreements

Each party represents to the other party (which representations shall be deemed repeated by each party on each date on which a Transaction is entered into and shall be representations for all purposes of this Agreement including, without limitation, Sections 3, 4, and 5(a)(iv) hereof):

(i)  No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person nor in any other capacity, fiduciary or otherwise;

(ii) (a) Non-Reliance. In the case of NGFP, it is acting for its own account and in the case of the Counterparty, it is acting as Trustee on behalf of the Trust. In the case of NGFP, it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and in the case of the Counterparty, it has entered into this Transaction pursuant to the terms of the Pooling and Servicing Agreement and at the direction of the Issuer. Its not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction,

(b)  Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction, and

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction;

(iii) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended;

(iv) FDICIA. In the case of NGFP, it intends that this Agreement be treated as, and warrants that the Agreement is, a "netting contract" for purposes of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (the "Act").

4. Waiver of Jury Trial

Each party hereby irrevocably waives its right to jury trial with respect to any obligation arising under, or in connection with, this Agreement.

5. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction in respect of any Transaction shall, as to such Transaction, be ineffective to the extent of such prohibition or unenforceability but without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction or in respect of any other Transaction, unless such severance shall substantially impair the benefits of the remaining portions of this Agreement to, or changes the reciprocal obligations of, either of the parties. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

6. Fully-paid Party Protected

Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless NGFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) NGFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to NGFP as the Affected Party or Section 5(b)(iii) of the Agreement with respect to NGFP as the Burdened Party. For purposes of each Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

7. Proceedings

NGFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, any applicable preference period) following indefeasible payment in full of the Certificates (as defined in that Pooling and Servicing Agreement, dated as of October 1, 2006, among Nomura Home Equity Loan, Inc., a Delaware corporation, as depositor, Nomura Credit & Capital, Inc., a Delaware corporation, as Sponsor, GMAC Mortgage LLC, as Servicer, Wells Fargo Bank, National Association, a national banking association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”)).

9.	Limitation of Liability

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by HSBC Bank USA, National Association (“HSBC”), not individually or personally but solely as the Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement (b) the representations, undertakings and agreements herein made on the part of the Trust created pursuant to the Pooling and Servicing Agreement are made and intended not as personal representations, undertakings and agreements by HSBC but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on HSBC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall HSBC be personally liable for the payment of any indebtedness or expenses of the Trust (including, but not limited to the Fixed Rate Payment) or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

10. Additional Termination Events

(i) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 11 below) NGFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 11(iii) below, then an Additional Termination Event shall have occurred with respect to NGFP and NGFP shall be the sole Affected Party with respect to such Additional Termination Event.

(ii) An Additional Termination Event shall occur upon unrescindable notice by the Master Servicer that it will purchase all Mortgage Loans in accordance with Section 10.01 of the Pooling and Servicing Agreement. With respect to such Additional Termination Event, Counterparty shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, only Counterparty may designate an Early Termination Date in respect of this Additional Termination Event.

11. Compliance with Regulation AB

(i) NGFP agrees and acknowledges that Nomura Asset Acceptance Corporation (“NAAC”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding NGFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between NGFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, NAAC requests from NGFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by NAAC, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, NGFP, at its own expense, shall (a) (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in Microsoft Word® or Microsoft Excel® format or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to NGFP or any entity that consolidates NGFP within five days of the release of any such updated Swap Financial Disclosure;, (b) secure another entity to replace NGFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (and which satisfies the [Rating Agency Condition]) and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (c) obtain a guaranty of NGFP’s obligations under this Agreement from an affiliate of NGFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the rating agencies then providing a rating of the Certificates and receive from each such rating agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates.

(iv) NGFP agrees that, in the event that NGFP provides Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to NAAC in accordance with Part 11(iii)(c), it will indemnify and hold harmless NAAC, its respective directors or officers and any person controlling NAAC, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) NAAC shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of NAAC’s rights explicitly specified herein.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

NOMURA GLOBAL FINANCIAL PRODUCTS INC. By:/s/ Thomas M. Salatte Name: Thomas M. Salatte Title: General Counsel, Secretary and Director
HSBC BANK USA, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL, BUT SOLELY AS TRUSTEE ON BEHALF OF NOMURA HOME EQUITY LOAN, INC., HOME EQUITY LOAN TRUST, SERIES 2006-AF1, ASSET-BACKED CERTIFICATES, SERIES 2006-AF1

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

By:/s/ Rich Lunder Name: Rich Lunder Title: Chief Operating Officer

NON-NEGOTIABLE
[Letterhead of]
NOMURA SECURITIES CO., LTD.
GUARANTEE

WHEREAS Nomura Global Financial Products Inc. (“NGFP) a Delaware corporation is a party to an ISDA Master Agreement dated as of [_______________________], as modified, supplemented and amended in writing from time to time, including by all Confirmations evidencing Transactions entered into thereunder (collectively, the "Agreement"), with [__________________________] (the "Counterparty"); and

WHEREAS, Nomura Securities Co., Ltd. (“Nomura”) guarantees NGFP in the terms set out in this document,

WHEREAS, NGFP and the Counterparty have entered or plan to enter into one or more Transactions under the Agreement, each evidenced by a Confirmation; and

WHEREAS, NGFP may incur monetary, delivery and other obligations to the Counterparty under the Agreement;

NOW, THEREFORE, in order to induce the Counterparty to enter into, and in consideration of the Counterparty having entered into, the Agreement, Nomura undertakes as follows:

1. GUARANTEE

(A) Guarantee: Nomura hereby unconditionally and irrevocably guarantees the due and punctual payment or delivery of all monetary and delivery obligations of NGFP owing to the Counterparty under the Agreement (collectively, the "Obligations") promptly upon written demand made by the Counterparty to Nomura.

(B) Indemnity: Nomura agrees as a primary obligation to indemnify the Counterparty from time to time on demand from and against any loss incurred by the Counterparty as a result of the Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to the Counterparty, and the amount of such loss shall be the amount which the Counterparty would have otherwise been entitled to recover from NGFP. Nomura further agrees that any sums of money that are due under this Guarantee and which may not be recoverable from Nomura as a result of legal limitation on or disability or incapacity of Nomura or any other fact or circumstance, whether or not known to Nomura, shall be recoverable from Nomura on an indemnity basis, and Nomura shall for purposes of this Guarantee be deemed to be a principal debtor.

(C) Guarantor's Obligations: Nomura waives diligence, presentment, demand of payment from and protest to NGFP with respect to the Obligations and also waives notice of dishonor. The obligations of Nomura under this Guarantee shall not be discharged or impaired or otherwise affected by (i) the failure or delay of the Counterparty to assert any claim or demand or to enforce any right or remedy against NGFP, or any other indulgence or concession granted by the Counterparty to NGFP or (ii) any other act, event or omission that, but for this provision, would or might operate to discharge, impair or otherwise affect any of the obligations of Nomura herein contained or any of the rights, powers or remedies conferred upon the Counterparty by law.

(D) Guarantor as Principal Debtor: Nomura further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection. Nomura waives any right to require that any resort be had by the Counterparty to any security held by or on behalf of the Counterparty for payment of the Obligations, or the Counterparty make demand, proceed or take any other steps against NGFP or any other person before claiming under the Guarantee, or, in the event that NGFP becomes subject to any bankruptcy, winding-up, administration, reorganization or similar proceeding, that the Counterparty file any claim relating to the Obligations.

(E) Waiver of Defenses: The obligations of Nomura under this Guarantee shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligations, or any other defense that constitutes a legal or equitable discharge or defense of a guarantor or surety in its capacity as such; provided that nothing herein shall limit the ability of Nomura to assert any right of set-off, deduction or counterclaim that NGFP or any Affiliate of NGFP is expressly entitled to assert under the Agreement.

(F) Guarantor's Obligations Continuing: The Guarantee is to be a continuing guarantee and accordingly shall remain in operation until such time as Counterparty receives from Nomura written notice of termination of this Guarantee and until all Obligations owing in respect of all Transactions entered into prior to such termination have been paid or satisfied. Nomura further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations or interest thereon is avoided, reduced, rescinded or must otherwise be restored or returned by the Counterparty upon the bankruptcy, insolvency, dissolution or reorganization of NGFP, and the Counterparty shall be entitled to recover the amount of any such payment from Nomura subsequently as if such settlement or discharge had not occurred.

(G) Guarantor's Right of Subrogation: Nomura shall be subrogated to all rights of the Counterparty against NGFP in respect of any amounts paid by or deliveries made by Nomura under this Guarantee; provided that Nomura shall not be entitled to receive any payments or deliveries arising out of, or based upon, such right of subrogation or any right of indemnity or other right until the payment of all moneys payable or delivery of all deliverables under this Guarantee have been made. If upon the bankruptcy, winding-up, administration, reorganization or similar proceeding of NGFP, any payment or distribution of assets of NGFP of any kind or character, whether in cash, property or securities, shall be received by Nomura before payment in full of all moneys payable or delivery of all deliverables under this Guarantee shall have been made to the Counterparty, Nomura will promptly following receipt thereof pay or deliver such payment or distribution to the Counterparty for application to any Obligations owing to the Counterparty, whether matured or un-matured.

2. NOTICES AND COMMUNICATION

Each notice or communication under this Guarantee shall be made and be effective as provided in Section 12 of the Agreement as though references in that Section to the Agreement were to this Guarantee and references to the Counterparty or NGFP were to the Counterparty or Nomura, respectively, provided that the address and telex number for Nomura shall be:

General Manager
Controller’s Department,
Nomura Securities Co., Ltd.
9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo, 103-8011 Japan

Telex: J22392   Answerback: NOMURASH

3. SUCCESSORS AND ASSIGNS

(A) This Guarantee shall be binding on Nomura and its successors and permitted assigns and shall benefit the Counterparty and the Counterparty’s successors and permitted assigns. Any reference to Nomura and Counterparty shall be construed accordingly.

(B) Nomura may not transfer all or part of its obligations under this Guarantee without the prior written consent of the Counterparty.

4. GROSS UP

All sums payable by Nomura hereunder shall be made in freely transferable, cleared and immediately available funds without any set-off, deduction or withholding unless such set-off, deduction or withholding is required by an applicable law, judicial or administrative decision, or practice of any relevant governmental authority, or by any combination thereof. If Nomura is so required to set-off, deduct or withhold then Nomura shall pay to the Counterparty, in addition to the payment to which the Counterparty is otherwise entitled hereunder, such additional amount as is necessary to ensure that the net amount actually received by the Counterparty (free and clear of any such set-off, deduction or withholding) will equal the full amount which the Counterparty would have received had no such set-off, deduction or withholding been required; provided, however, that Nomura will not be required to pay any additional amounts (i) in connection with any deduction or withholding in respect of which had NGFP made the payment in respect of which such deduction or withholding is or would have been required to have been made, NGFP would not have been required pursuant to Section 2(d)(i)(4) of the Agreement to pay additional amounts to the Counterparty, or (ii) to the extent that such additional amount would not be required to be paid but for the failure by the Counterparty to furnish any form, document or certificate that may be required or reasonably requested by Nomura in order to allow Nomura to make a payment under this Guarantee, or to allow Nomura to make a payment under or in respect of the Agreement or any Transaction on behalf of NGFP, without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form, document or certificate would not materially prejudice the legal or commercial position of the Counterparty).

5. REPRESENTATIONS

Nomura represents to the Counterparty that (i) Nomura has the corporate power to execute, deliver and perform this Guarantee, (ii) Nomura has taken all necessary action to authorize the execution, delivery and performance of this Guarantee, (iii) the execution, delivery and performance of this Guarantee by Nomura will not violate any provision of law applicable to Nomura, its articles of incorporation or any agreement to which Nomura is a party, (iv) no authorizations of, exemptions by and filings with any governmental or other authority are required to be obtained or made by Nomura with respect to this Guarantee and Nomura will use all reasonable efforts to obtain or make (and to maintain in full force and effect) any that may become necessary after the date of this Guarantee, and (v) this Guarantee constitutes the legal, valid and binding obligation of Nomura, enforceable against Nomura in accordance with its terms.

6. EXPENSES

Nomura will, on five business days’ notice in writing from the Counterparty, indemnify and hold harmless the Counterparty for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by the Counterparty by reason of the enforcement and protection of its rights under this Guarantee, including, but not limited to, cost of collection, provided, however, that Nomura shall not be liable for any expenses of the Counterparty if no payment is due under this Guarantee.

7. GOVERNING LAW

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law doctrine.

8. JURISDICTION

With respect to any suit, action or proceedings relating to this Guarantee ("Proceedings"), each of Nomura and the Counterparty, by its acceptance hereof, irrevocably:

(i)  submits to the jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

(ii)   waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party; and

(iii)   waives its right to jury trial with respect to any obligation arising under, or in connection with, this Guarantee.

Nothing in this Guarantee precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

9. AGENT FOR SERVICE OF PROCESS

Nomura irrevocably appoints Nomura Securities International, Inc., Attention: General Counsel, 2 World Financial Center, Building B, 18th Floor, New York, New York 10281-1198, to receive, for it and on its behalf, service of process in any Proceedings. If for any reason Nomura Securities International Inc., is unable to act as such, Nomura will promptly notify the Counterparty and within 30 days appoint a substitute process agent acceptable to the Counterparty. Nomura irrevocably consents to service of process given in the manner provided for notices in Section 2 hereof. Nothing in this Guarantee will affect the right of the Counterparty to serve process in any other manner permitted by law.

10. GENERAL

(A) Section 8 (Contractual Currency) and Sections 9(a)-(d) and (f)-(g) (Miscellaneous) of the Agreement shall apply to this Guarantee and Nomura as though references in those Sections of the Agreement to the “Agreement” were to this Guarantee.

(B)  Italicized terms used but not defined herein have the respective meanings given to such terms in the Agreement. As used in this Guarantee, the term “business day” means a day on which commercial banks and foreign exchange markets settle payments both in Tokyo and in the financial center for the settlement currency.

IN WITNESS WHEREOF, Nomura has executed this Guarantee as of [____________________________].

NOMURA SECURITIES CO., LTD.

By: ______________________________
Name:
Title:

EXHIBIT X-1

FORM OF SCHEDULE OF DEFAULT LOAN DATA

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure,, 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT X-2

Exhibit: Standard File Layout - Delinquency Reporting

*The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_BPO_VAL	The current "as is" value of th property based on a brokers price opinion.
REPAIRED_BPO_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion.
CURR_APP_VAL	The current "as is" value of the property based on an appraisal.	11	No commas(,) or dollar signs ($)
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	The date the claim was filed with the Pool Insurance Company.	10	MM/DD/YYYY
POOL_CLAIM_AMT	The amount of the claim filed with the Pool Insurance Company.	11	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	The date the claim was settled and the check was issued by the Pool Insurer.	10	MM/DD/YYYY
POOL_CLAIM_AMT_PAID	The amount paid on the claim by the Pool Insurance Company.	11	No commas(,) or dollar signs ($)
FORECLOSURE_FLAG	Y or N		Text
BANKRUPTCY_FLAG	Y or N		Text
NOD_DATE			MM/DD/YYYY
MI_CLAIM_DATE	Date Mortgage Insurance is filed		MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
LIST_DATE			MM/DD/YYYY
VACANCY/OCCUPANCY_STATUS	The Occupancy status of the defaulted loan's collateral		Text
ACTUAL_REO_START_DATE			MM/DD/YYYY
SALES_PRICE			Number
UPB_LIQUIDATION	Outstanding Pricipal Balance of the loan upon Liquidation		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number
LIQUIDATION_PROCEEDS			Number
PREPAYMENT_CHARGES_COLLECTED	The amount of Prepayment Charges received		Number
PREPAYMENT_CALCULATION	The formula behind the prepayment charge		Text
PAYOFF_DATE	The date on which the loan was paid off		MM/DD/YYYY

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT X-3

FORM OF SCHEDULE OF REALIZED LOSSES/GAINS

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.
2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.            Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.      Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

3.  Credits:

14-21.    Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.          The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _____________________
Phone: ______________________            Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._________________________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale   Short Sale  Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes                             No
If “Yes”, provide deficiency or cramdown amount ________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ _______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
Cash for Keys__________________________		________________
HOA/Condo Fees_______________________		________________
______________________________________		________________
______________________________________		________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT Y

INTEREST RATE SWAP AGREEMENT

DATE:             November 9, 2006

TO:                                                       HSBC Bank USA, National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1
ATTENTION:                                      HSBC BANK USA NA
452 Fifth Ave.
New York, NY 10018
FACSIMILE:                                        212-525-1300

FROM:                        Swiss Re Financial Products Corporation
TELEPHONE:                         (212) 407 7322
FACSIMILE:              (917) 322 7201
SUBJECT:                                           Fixed Income Derivatives Confirmation

REFERENCE NUMBER:                   1133214

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Swiss Re Financial Products Corporation (“Party A”) and HSBC Bank USA, National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Supplemental Interest Trust”) (“Party B”) created under the Pooling and Servicing Agreement, dated as of October 1, 2006, among GMAC Mortgage, LLC, as servicer, Nomura Credit & Capital, Inc., as sponsor, Nomura Home Equity Loan, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Wells Fargo Bank, N.A., as securities administrator and HSBC Bank USA, National Association, as trustee (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:                 Interest Rate Swap

Notional Amount:                                               With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:                                              November 3, 2006

Effective Date:                                        September 25, 2007

Termination Date:                                               October 25, 2011, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:                    Party B

Fixed Rate Payer
Period End Dates:                                The 25th calendar day of each month during the Term of this Transaction, commencing October 25, 2007, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:                                   Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Rate:                               5.15%

Fixed Rate Day
Count Fraction:                       30/360

Floating Amounts:

Floating Rate Payer:               Party A

Floating Rate Payer
Period End Dates:                             The 25th calendar day of each month during the Term of this Transaction, commencing October 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:                                    Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:                         USD-LIBOR-BBA

Floating Rate Day
Count Fraction:                       Actual/360

Reset Dates:                            The first day of each Calculation Period.

Compounding:                        Inapplicable

Business Days:                       New York

Business Day Convention:   Following

Calculation Agent:                 Party A

Additional Payment:                           For value, on November 9, 2006, Party A shall pay Party B an upfront payment in the sum of USD 225,000.00.

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a) “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)  “Specified Transaction” will not apply to Party A or Party B for any purpose.

(c)  Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include insurance contracts entered into in the ordinary course of Party A’s Credit Support Provider’s insurance business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)           The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)  Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g) “Termination Currency” means USD.

(h)  Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a) Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A) Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B) Party B makes the following representation(s):

None.

(ii)  Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A) Party A makes the following representation(s):

SRFP represents that it is a corporation organized under the laws of the State of Delaware.

(B) Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A

A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any Form W-9 or other applicable form (or any successor thereto) previously provided by Party A has become obsolete or incorrect.

Party B

Party B will deliver at closing a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party B under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) Before the first scheduled payment; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any Form W-9 or other applicable form (or any successor thereto) previously provided by Party A has become obsolete or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A

Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A

Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A	An opinion of counsel to Party A in form acceptable to Party B	Upon the execution and delivery of this Agreement	No
Party A	A guarantee of Swiss Reinsurance Company substantially in the form of Exhibit A to this Confirmation	Upon the execution and delivery of this Agreement	No
Party A	An opinion of counsel to Party A’s Guarantor substantially in the form of Exhibit B to this Confirmation	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address:                Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: Head of Operations
Facsimile No. (917) 322-7201

(For all purposes)

With a copy to:    Swiss Re Financial Products Corporation
   55 East 52nd Street
New York, New York 10055
Attention: Legal Department
Facsimile No.: (212) 317-5474

Address for notices or communications to Party B:

Address:  HSBC BANK USA NA
452 Fifth Ave.
New York, NY 10018
Fax: 212-525-1300

With a copy to:

Address:     Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention:                Client Manager, NHEL 2006-AF1
Fax:               (410) 715-2380

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f) Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                 The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A: The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B: None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b) Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved]

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Provision of Information Required by Regulation AB. Party A shall fail to comply with the provisions of Part 5(e) upon the occurrence of a Swap Disclosure Event. For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(v)
Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Securities Administrator requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Securities Administrator in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Securities Administrator provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Securities Administrator in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due by Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

The Securities Administrator shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Securities Administrator’s rights specified herein.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)
Compliance with Regulation AB. (i) For purposes of Item 1115 of Subpart 229.1100 - Asset Backed Securities (Regulation AB) (17 C.F.R. ss.ss.229.1100 - 229.1123) (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or Party B makes a determination, acting reasonably and in good faith, that (x) the applicable “significance percentage” with respect to this Agreement has been reached, and (y) it has a reporting obligation under the Exchange Act (a “Swap Disclosure Event”), then Party A shall, within ten (10) calendar days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the Rating Agency Condition): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S-K (17 C.F.R. §229.301), pursuant to Item 1115(b)(1); (B) financial statements meeting the requirements of Regulation S-X (17 C.F.R. §§210.1-01 through 210.12-29, but excluding 17 C.F.R. ss. 210.3-05 and Article 11 of Regulation S-X (17 C.F.R. ss. ss. 210.11-01 through 210.11-03)), pursuant to Item 1115(b)(2); or (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b), together with accountants consents and/or a procedure letter relating thereto; or (2) secure an Approved Replacement that is able to comply with the requirements of Item 1115(b) of Regulation AB to replace Party A as party to this Agreement, on substantially similar terms, the debt rating of which entity (or credit support provider therefor) meets or exceeds the applicable requirements of the applicable Rating Agencies.

(ii) For so long as the aggregate significance percentage is 10% or more, Party A shall provide any updates to the information provided pursuant to clause (i)(1) above to the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of Party’s fiscal quarter for any quarterly update, and in no event more than 90 days after the end of each of Party A’s fiscal year for any annual update).

(iii) All information provided pursuant to clauses (i)(1) and (ii) shall be in a form suitable for conversion to the format required for filing by the Deposition with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) Third Party Beneficiary. The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor’s rights explicitly specified herein.

(f)	Transfers.

(i) Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii), Part 5(d), and Part 5(e), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party or (b) satisfaction of the Rating Agency Condition with respect to S&P.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Agencies has been provided prior written notice of the same and S&P confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates or the Notes.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by HSBC Bank USA, National Association (“HSBC”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) X has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) under no circumstances shall HSBC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that Wells Fargo Bank, National Association, as securities administrator (“Wells”), may act as Party B’s agent pursuant to the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B in respect of this Confirmation, and that Wells shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)
Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. Party B represents to Party A on the date on which Party B enters into this Agreement that it is entering into the Agreement and the Transaction in its capacity as Supplemental Interest Trustee.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)
Notices; Demands. In the event that Party A fails to perform any of its obligations under this Agreement (including, without limitation, its obligations to make any payment or transfer collateral), or breaches any of its representations and warranties hereunder, or in the event that an Event of Default, Termination Event, or Additional Termination Event occurs, Party B shall, no later than the next Business Day following such failure, breach or occurrence, notify the Depositor and give any notice of such failure specified in this Agreement and make any demand specified in this Agreement. In the event that Party A’s obligations are at any time guaranteed by a third party, then to the extent that Party A fails to make any payment or delivery required under terms of this Agreement, Party B shall, no later than the next Business Day following such failure, demand that such guarantor make any and all payments then required to be made by the guarantor pursuant to such guarantee. Party B shall cause any replacement swap provider to provide a copy of the related replacement derivative agreement to the Depositor. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the failure of Party B to comply with the requirements of this paragraph shall not constitute an Event of Default or Termination Event.

(y) [Reserved]

(z) Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue.

“Eligible Replacement” means an entity (A) (i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue, or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor and (B) that has executed an Item 1115 Agreement with Depositor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Rating Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” or a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer neither Party B nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement, (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) the transfer would not give rise to a taxable event or any other adverse Tax consequences to Party B or its interest holders, as determined by Party B in its sole discretion, (f) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (g) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (h) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (i) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P; and (j) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” shall have the meaning assigned thereto in Part 5(d).

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:             JPMorgan Chase Bank
SWIFT:   CHASUS33
Account of:        Swiss Re Financial Products
Account No.:     066-911184
ABA#:    021000021

Payments to Party B:             Wells Fargo Bank, N.A.
ABA#:   121000248
For Credit To:    SAS Clearing
Account No:      3970771416
FCC to:               NHEL 06-AF1, Supplemental Interest Trust,
Account #:        50963402

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

Swiss Re Financial Products Corporation

By: /s/ David Starr
Name: David Starr
Title: Vice President

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

HSBC Bank USA, National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1

By: /s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President

SCHEDULE I

(all such dates subject to No Adjustment with respect to Fixed Rate Payer Period End Dates and adjustment in accordance with the Following Business Day Convention with respect to Floating Rate Payer Period End Dates)

From and including	To but excluding	Notional Amount (USD)
Effective Date	October 25, 2007	104,843,000.00
October 25, 2007	November 25, 2007	104,843,000.00
November 25, 2007	December 25, 2007	104,843,000.00
December 25, 2007	January 25, 2008	104,843,000.00
January 25, 2008	February 25, 2008	104,843,000.00
February 25, 2008	March 25, 2008	104,843,000.00
March 25, 2008	April 25, 2008	104,843,000.00
April 25, 2008	May 25, 2008	104,843,000.00
May 25, 2008	June 25, 2008	104,843,000.00
June 25, 2008	July 25, 2008	104,843,000.00
July 25, 2008	August 25, 2008	104,843,000.00
August 25, 2008	September 25, 2008	104,843,000.00
September 25, 2008	October 25, 2008	104,843,000.00
October 25, 2008	November 25, 2008	104,843,000.00
November 25, 2008	December 25, 2008	104,843,000.00
December 25, 2008	January 25, 2009	104,843,000.00
January 25, 2009	February 25, 2009	100,699,853.66
February 25, 2009	March 25, 2009	95,368,417.99
March 25, 2009	April 25, 2009	90,244,006.65
April 25, 2009	May 25, 2009	85,318,595.31
May 25, 2009	June 25, 2009	80,584,470.20
June 25, 2009	July 25, 2009	76,034,216.07
July 25, 2009	August 25, 2009	71,660,704.74
August 25, 2009	September 25, 2009	67,457,083.90
September 25, 2009	October 25, 2009	63,416,766.53
October 25, 2009	November 25, 2009	59,533,420.58
November 25, 2009	December 25, 2009	59,533,420.58
December 25, 2009	January 25, 2010	59,533,420.58
January 25, 2010	February 25, 2010	59,533,420.58
February 25, 2010	March 25, 2010	59,533,420.58
March 25, 2010	April 25, 2010	59,533,420.58
April 25, 2010	May 25, 2010	59,533,420.58
May 25, 2010	June 25, 2010	58,409,831.24
June 25, 2010	July 25, 2010	56,133,273.89
July 25, 2010	August 25, 2010	53,945,226.87
August 25, 2010	September 25, 2010	51,842,256.00
September 25, 2010	October 25, 2010	49,821,060.10
October 25, 2010	November 25, 2010	47,878,465.86
November 25, 2010	December 25, 2010	46,011,400.99
December 25, 2010	January 25, 2011	44,216,956.77
January 25, 2011	February 25, 2011	42,492,314.54
February 25, 2011	March 25, 2011	40,834,764.84
March 25, 2011	April 25, 2011	39,241,703.20
April 25, 2011	May 25, 2011	37,710,626.09
May 25, 2011	June 25, 2011	36,239,076.90
June 25, 2011	July 25, 2011	34,824,729.88
July 25, 2011	August 25, 2011	33,465,129.27
August 25, 2011	September 25, 2011	32,158,424.97
September 25, 2011	Termination Date	30,902,599.90

Annex A

Paragraph 13 of the Credit Support Annex

Exhibit A

Form of Parental Guarantee

Exhibit B

Form of Parental Guarantee Opinion

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of October 9, 2006 between
Swiss Re Financial Products Corporation (hereinafter referred to as “Party A” or “Pledgor”)
and
HSBC Bank USA, National Association, not in its individual capacity but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1 (the “Supplemental Interest Trust”)
(hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated October 9, 2006, between Party A and Party B, Reference Number 1133214.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items denominated in U.S. Dollars will qualify as “Eligible Collateral”:

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of less than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of at least one year but less than two years	89.9%	100%	99%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of at least two years but less than three years	89.9%	100%	98%
(E) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of at least three years but less than five years	89.9%	100%	97%
(F) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of at least five years but less than seven years	89.9%	100%	95%
(G) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of at least seven years but less than ten years	89.9%	100%	94%
(H) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of ten to twenty years	83.9%	100%	89%
(I) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than twenty years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance and note principal balance of Certificates and Notes rated by S&P ceases to be more than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Trustee or (B) any entity other than the entity then serving as Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Not applicable.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian: Not applicable.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details:    JPMorgan Chase Bank
SWIFT:   CHASUS33
Account of:        Swiss Re Financial Products
Account No.:     066-911184
ABA#:                021000021

Party B account details:     Wells Fargo Bank, N.A.
ABA # :              121000248
For Credit To:     SAS Clearing
Account No.:     3970771416
FCC to:                NHEL 06-AF1, Supplemental Interest Trust Posted Collateral Account, Account #50963403

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)
Notice of Failure to Post Collateral. Upon any failure by Party A to post collateral as required under this Agreement, Party B shall, no later than the next Business Day after the date such collateral was required to be posted, give a written notice of such failure to Party A and to Depositor. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the failure of Party B to comply with the requirements of this paragraph shall not constitute an Event of Default or Termination Event.

(ix) Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DBRS Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from DBRS which are at least equal to the DBRS Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Fitch Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from Fitch which exceed the Fitch Approved Ratings Threshold.

“Local Business Day” means: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, the sum, for each Transaction to which this Annex relates, of an amount equal to the following:

the greater of (a) zero and (b) the sum of (i) the Secured Party’s Transaction Exposure for such Transaction and such Valuation Date and (ii) the least of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date, (y) the product of Moody’s First Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date, and (z) the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 25.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 4%.

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, the sum, for each Transaction to which this Annex relates, of an amount equal to the following:

(1)	if such Transaction is not a Transaction-Specific Hedge,

the greatest of (a) zero, (b) the amount of the next payment due to be paid by Party A under such Transaction, and (c) the sum of (x) the Secured Party’s Transaction Exposure for such Transaction and such Valuation Date and (y) the least of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date, (ii) the product of the Moody’s Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date, and (iii) the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(2)	if such Transaction is a Transaction-Specific Hedge,

the greatest of (a) zero, (b) the amount of the next payment due to be paid by Party A under such Transaction, and (c) the sum of (x) the Secured Party’s Transaction Exposure for such Transaction and such Valuation Date and (y) the least of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date, (ii) the product of the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date, and (iii) the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 60.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 75.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 11%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means 9%.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which an S&P Rating Threshold Event, has occurred and been continuing for at least 30 days, an amount equal to the sum, for each Transaction to which this Annex relates, of the sum of (1) 100.0% of the Secured Party’s Transaction Exposure for such Valuation Date and (2) the product of the Volatility Buffer for such Transaction and the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“S&P Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Swap Provider Trigger Event” means: (A) an Event of Default with respect to which Party A is a Defaulting Party, (B) a Termination Event with respect to which Party A is the sole Affected Party or (C) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
At least “A-2”	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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Table 1

Moody's First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody's Second Trigger FActor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody's Second Trigger Factor for Transaction Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Swiss Re Financial Products Corporation
HSBC Bank USA, National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1

By: /s/ David Starr Name: David Starr Title: Vice President Date: November 9, 2006	By: /s/ Elena Zheng Name: Elena Zheng Title: Assistant Vice President Date: November 9, 2006